UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a 6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Ritchie Bros. Auctioneers Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

RITCHIE BROS. AUCTIONEERS INCORPORATED

TWO WESTBROOK CORPORATE CENTER, SUITE 500, WESTCHESTER, ILLINOIS 60154, UNITED STATES

Dear Fellow Shareholders,

At Ritchie Bros., we have a clear strategic vision — to be the trusted global marketplace for value-added insights, services and transaction solutions for commercial assets and vehicles. As highlighted in our year-end 2022 earnings press release, our phenomenal 2022 performance shows we are executing on this vision. Underscoring the strength of the business and our cash flows, we also increased our quarterly dividend to $0.27 per share and returned $115 million to shareholders.

We achieved these outstanding results by realizing our organic growth objectives, despite the challenging macro environment, and through strategic M&A. Last year, we successfully integrated SmartEquip, which is enabling Ritchie Bros. to facilitate parts and service transactions on behalf of our dealer and OEM partners digitally at scale and eventually at point of sale. We are seeing solid demand for SmartEquip along with other solutions, such as Rouse, RBFS and our Inventory Management System.

Our recently completed acquisition of IAA, Inc. is an exciting opportunity to build on these accomplishments. IAA expands our reach into an attractive, adjacent vertical with a growing, countercyclical business. By capitalizing on IAA’s yard footprint, applying our operating expertise and plugging IAA into our marketplace infrastructure, we create a long runway of compelling growth and shareholder value creation potential.

While it is early days, the IAA integration is off to a strong start. Already, we have:

•	Implemented a 100-day plan to lay the foundation for our successful integration;
•	Identified and prioritized near-term revenue growth and cost synergy opportunities across seven areas of the combined business with more to come;
•	Finalized and communicated the go-forward organizational structure and senior leadership team, who will guide us as one organization globally; and
•	Established go-forward internal communication channels and cadence with a focus on transparency and our driving value of a “one team, all-in” culture.

Employees’ enthusiastic response to these early actions has been inspiring and reinforces our confidence in a successful integration.

We believe that the acquisition of IAA will be a powerful accelerant to our transformation – enabling us to do more, faster and better – and we are committed to realizing the anticipated significant benefits of this transaction. To drive accountability, reward performance and support retention, the Board of Directors is evaluating appropriate changes to the Company’s compensation plans and structure. The Board’s Compensation Committee is actively working with external compensation consultants on this effort. We look forward to sharing more about these new plans in the coming months as they come together.

As part of these efforts, in connection with this year’s Annual Meeting, we are proposing a new share incentive plan. We encourage you to read more about this proposal in the enclosed letter from Lisa Hook, Chair of the Board’s Compensation Committee, and proxy statement.

We recognize that when we grow, we must grow responsibly. We are pleased to report that in 2022, we also continued to make meaningful progress on Environmental, Social, and Governance (ESG) initiatives. Of note, we:

•	Finalized the design and planning for our Yard of the Future sites. These state-of-the-art sites will transform our operations and reduce our environmental footprint, and we are excited to start construction in 2023;
•	Completed our baseline inventory for our Scope 3 greenhouse gas (GHG) emissions. Understanding our value chain emissions will enable us to set reduction targets in future years;

RITCHIE BROS. AUCTIONEERS INCORPORATED

TWO WESTBROOK CORPORATE CENTER, SUITE 500, WESTCHESTER, ILLINOIS 60154, UNITED STATES

•	Rolled out our diversity, equity & inclusion training. This training expands our mindsets around diversity to go beyond race and gender, and helps us create a more diverse, equitable, and inclusive culture; and
•	Launched our #RitchieGives Community Impact Platform to organize, track, and measure our community giving efforts. This platform is a catalyst to support our communities through volunteerism and philanthropy.

Our ESG strategy is integral to our business, allowing us to continue to develop and empower our team and deliver differentiated value to customers, while supporting our communities. We look forward to continuing to share updates about our advancements in this area.

On behalf of the Board of Directors, we thank our shareholders for the engagement over the past year. We take seriously the trust you have placed in us to grow your investment, and we value the support and confidence you have in Ritchie Bros.’ Board and our management team as we enter this exciting new chapter for the Company.

Sincerely,

Erik Olsson Chair of the Board	Ann Fandozzi Chief Executive Officer

RITCHIE BROS. AUCTIONEERS INCORPORATED

TWO WESTBROOK CORPORATE CENTER, SUITE 500, WESTCHESTER, ILLINOIS 60154, UNITED STATES

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

To the Shareholders:

NOTICE IS HEREBY GIVEN that an Annual and Special Meeting (the “Meeting”) of the shareholders of RITCHIE BROS. AUCTIONEERS INCORPORATED (the “Company”) will be held in a virtual-only format on May 8, 2023 at 11:00 a.m. (Pacific Time), for the following purposes:

1.	to receive the financial statements of the Company for the financial year ended December 31, 2022 and the report of the auditors thereon;
2.	to elect the directors of the Company to hold office until their successors are elected at the next annual meeting of the Company;
3.	to appoint the auditors of the Company to hold office until the next annual meeting of the Company and to authorize the Audit Committee of the Board of Directors to fix the remuneration to be paid to the auditors;
4.	to consider and, if deemed advisable, to approve, on an advisory basis, a non-binding advisory resolution accepting the Company’s approach to executive compensation, as more particularly described in the accompanying proxy statement;
5.	to consider and, if deemed advisable, to pass, with or without variation, an ordinary resolution to approve the Company’s Share Incentive Plan, the full text of which resolution is set out in the accompanying proxy statement;
6.	to consider and, if deemed advisable, to pass, with or without variation, an ordinary resolution to approve the Company’s Employee Stock Purchase Plan, the full text of which resolution is set out in the accompanying proxy statement;
7.	to consider and, if deemed advisable, to pass, with or without variation, a special resolution authorizing the Company to amend its articles to change its name to “RB Global, Inc.” or such other name as is acceptable to the Company and applicable regulatory authorities, the full text of which resolution is set out in the accompanying proxy statement; and
8.	to transact such other business as may properly be brought before the Meeting.

The Meeting will be held in a virtual-only format conducted via live audio webcast. Shareholders will not be able to attend the Meeting in person. We have structured our virtual meeting to provide shareholders the same rights as if the Meeting were held in person. Shareholders may listen to the Meeting, submit questions and vote online at: www.virtualshareholdermeeting.com/rba2023 (the “2023 Meeting Website”). To be admitted to vote or ask questions at the Meeting at the 2023 Meeting Website, you must enter the control number found on your proxy card or voting instruction form. You may vote during the Meeting by following the instructions available on the 2023 Meeting Website during the Meeting.

Further information regarding the matters to be considered at the Meeting is set out in the accompanying proxy statement.

RITCHIE BROS. AUCTIONEERS INCORPORATED

TWO WESTBROOK CORPORATE CENTER, SUITE 500, WESTCHESTER, ILLINOIS 60154, UNITED STATES

The directors of the Company have fixed the close of business on April 5, 2023 as the record date for determining shareholders entitled to receive notice of and to vote at the Meeting. Only registered shareholders of the Company as of April 5, 2023 will be entitled to vote online or by proxy at the Meeting or any adjournment or postponement thereof.

It is important that your shares be represented and voted at the Meeting. We urge you to vote your shares either by Internet, phone or mail as promptly as possible so your shares will be represented at the Meeting. Instructions on voting your shares are on the enclosed proxy form. Internet voting facilities for shareholders of record will be available 24 hours a day and will close at 11:00 a.m. (Pacific Time) on May 4, 2023. To be effective, forms of proxy sent by mail must be received by Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, no later than 48 hours (excluding Saturdays, Sundays and holidays) before the time of the Meeting or any adjournment or postponement thereof.

All non-registered shareholders who receive these materials through a broker or other intermediary should complete and return the materials in accordance with the instructions provided to them by such broker or intermediary.

DATED at Vancouver, British Columbia, as of this 7th day of April, 2023.

By Order of the Board of Directors

Ryan Welsh

Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 8, 2023
The Company’s Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2022 are available at investor.ritchiebros.com

PROXY STATEMENT

2023 PROXY STATEMENT	i

ii	2023 PROXY STATEMENT

PROXY STATEMENT FOR ANNUAL AND SPECIAL
MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 8, 2023

The Annual and Special Meeting of Shareholders (the “Meeting”) of Ritchie Bros. Auctioneers Incorporated (the “Company” or “Ritchie Bros.”) will be held in a virtual-only format on May 8, 2023 at 11:00 a.m. (Pacific Time). On or about April 11, 2023, in connection with the solicitation by the Company’s Board of Directors (the “Board”) of proxies for the Meeting, we anticipate that we will begin mailing to each shareholder entitled to vote at the meeting this Proxy Statement, Notice of Annual and Special Meeting of Shareholders, the Company’s 2022 Annual Report and the form of proxy.

If you plan to attend the Meeting and your shares are held in “street name” — in an account with a bank, broker, or other nominee — you should follow the procedures in the materials and request voting instructions provided by or on behalf of such broker, bank or other nominee and arrange to be appointed as a proxy holder.

The Meeting will be held in a virtual-only format conducted via live audio webcast. Shareholders will not be able to attend the Meeting in person. Shareholders may listen to the Meeting, submit questions and vote online at: www.virtualshareholdermeeting.com/rba2023.

You can vote your shares by internet, phone or mail, or if you hold your shares in “street name”, by following the instructions set forth in the voting instruction form provided by or on behalf of your broker, bank or other nominee.

If you need assistance to attend the Meeting, please contact our Corporate Secretary at 9500 Glenlyon Parkway, Burnaby, British Columbia V5J 0C6, Canada or by calling us at 778-331-5500.

On March 20, 2023, the Company completed its acquisition of IAA, Inc. (“IAA”) pursuant to an Agreement and Plan of Merger and Reorganization, dated as of November 7, 2022 and amended as of January 22, 2023 (the “Merger Agreement”), with Ritchie Bros. Holdings Inc., Impala Merger Sub I, LLC, Impala Merger Sub II, LLC, and IAA.  Because the IAA acquisition was completed in 2023, certain information reported in this Proxy Statement, including the Compensation Discussion and Analysis and related tables, relates to relevant periods prior to that date.

Unless the context requires otherwise, references in this Proxy Statement to “we,” “us,” and “our” refer to Ritchie Bros. Auctioneers Incorporated. Dollar amounts are presented in U.S. dollars unless otherwise specified. Except as otherwise stated, the information herein is given as of April 5, 2023.

2023 PROXY STATEMENT	1

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider. For more complete information about these topics, please review our Annual Report on Form 10-K and the entire Proxy Statement.

Annual and Special Meeting of Shareholders
Time and Date:	May 8, 2023 at 11:00 a.m. (Pacific Time)
Location:	Virtual-only format via the Internet by visiting www.virtualshareholdermeeting.com/rba2023
Record Date:	April 5, 2023
Mailing Date:	On or about April 11, 2023
Attending the Meeting:	Virtual Meeting. Virtually via the Internet by visiting www.virtualshareholdermeeting.com/rba2023 and following the instructions. You will need the information included on your proxy card to access the Meeting.

Shareholder Voting Matters
The Board recommends that you vote your shares:
“FOR” the election of each of the nominees named under “Proposal One: Election of Directors” on page 11
“FOR” the appointment of Ernst & Young LLP as auditors of the Company until the next annual meeting and the authorization of the Audit Committee of the Board to fix the remuneration to be paid to the auditors on page 48
“FOR” non-binding advisory approval of our executive compensation on page 50
“FOR” the approval of the 2023 Plan (as defined below) on page 51
“FOR” the approval of the ESPP (as defined below) on page 60
“FOR” the approval of the Name Change (as defined below) on page 64.

General Information
Stock Symbol:	RBA
Exchanges:	New York Stock Exchange (NYSE) and Toronto Stock Exchange (TSX)
Registrar and Transfer Agent:	Computershare
Head Office:	Two Westbrook Corporate Center, Suite 500, Westchester, Illinois 60154, United States
Company Website:	www.ritchiebros.com
Investor Relations Website:	investor.ritchiebros.com
References in this Proxy Statement to the Company’s website are not intended to, and do not, incorporate by reference into this Proxy Statement any materials contained on such website.

2	2023 PROXY STATEMENT

Voting Methods

Have your proxy card available.

Vote by Internet:

www.proxyvote.com

Vote by Phone:

1-800-690-6903

Vote by Mail:

at address provided on proxy card.

Voting Deadline: May 4, 2023 at 11:00 a.m. (Pacific Time) or 48 hours (excluding Saturdays, Sundays and holidays) before any adjournment or postponement of the Meeting

2023 PROXY STATEMENT	3

QUESTIONS AND ANSWERS ABOUT THE MEETING,
PROXY MATERIALS AND VOTING

Why am I receiving this Proxy Statement?

The Company is providing the Notice of Annual and Special Meeting of Shareholders and this Proxy Statement directly to shareholders who are shareholders of record at the close of business on April 5, 2023 and therefore are entitled to vote at the Meeting. This Proxy Statement describes issues on which the Company would like you, as a shareholder, to vote. It provides information on these issues so that you can make an informed decision. You do not need to attend the Meeting to vote your shares.

When you vote by internet, phone or mail, you appoint the proxy holders nominated by management, Erik Olsson, Board Chair, or Ann Fandozzi, Chief Executive Officer (the “CEO”) of the Company, with full power of substitution, to be your representatives at the Meeting. A shareholder has the right to appoint a person or company other than the nominees of management named in the instrument of proxy to represent the shareholder at the Meeting. To exercise this right, a shareholder should insert the name of its nominee in the blank space provided. A person appointed as a proxy holder need not be a shareholder of the Company. As your representative(s), your proxy holder(s) will vote or withhold from voting the shares represented by the proxy at the Meeting (or any adjournments or postponements) in accordance with your instructions on any ballot that may be called. If you specify a choice in the proxy as to how your shares are to be voted with respect to any matter to be acted upon, the shares will be voted accordingly. With proxy voting, your shares will be voted whether or not you attend the Meeting. Even if you plan to attend the Meeting, we recommend that you vote by internet, phone or mail as soon as possible to ensure your vote is recorded in advance of the Meeting.

When you vote by internet, phone or mail, you will confer discretionary authority upon a proxy holder named in the instrument of proxy to vote your shares on any amendments or variations to matters identified in the accompanying Notice of Annual and Special Meeting of Shareholders and any other matter which may properly come before the Meeting in respect of which such proxy has been granted, subject to any limitations imposed by law.

You may attend the Meeting via live audio webcast. The accompanying proxy materials include instructions on how to participate in the Meeting via the live audio webcast and how you may vote your shares online if you attend the Meeting. To submit your questions during the Meeting, please log on to www.virtualshareholdermeeting.com/rba2023. You will need to enter the 16-digit control number received with your proxy card to enter the Meeting. If you have any technical difficulties or any questions regarding the virtual meeting website, please call the support team at the numbers listed on the log-in screen. If there are any technical issues in convening or hosting the meeting, we will promptly post information to our Investor Relations website, https://investor.ritchiebros.com/home/default.aspx, including information on when the meeting will be reconvened.

Why is the Meeting being held in a virtual-only format?

The Meeting is being held in a virtual-only format in order to provide all our shareholders with an equal opportunity to participate, regardless of their geographic location. We are one of many publicly traded companies to be holding a virtual-only annual meeting again this year. We are confident in the technology and believe that it enables shareholders to have an equal opportunity to participate in the Meeting in a safe and easy manner regardless of their geographic location.

Why does my name not appear as a shareholder of record?

Many, if not most, investors own their shares through a broker dealer or other nominee. Broker dealers frequently clear their transactions through other broker dealers, and may hold the actual certificates for shares in the name of securities depositories, such as Cede & Co. (operated by the Depository Trust Company) in the United States or CDS Clearing

4	2023 PROXY STATEMENT

and Depository Services Inc. in Canada. In such a case, only the ultimate certificate holder appears on our records as a shareholder, even though that nominee may not have any economic interest in the shares that you actually own through your broker dealer. You should contact your broker dealer for more information about this process.

If your shares are held in an account with a brokerage firm, bank, dealer, or other similar organization, then you are the non-registered/beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by or on behalf of that organization. The registered holder of the shares is considered the shareholder of record for purposes of voting at the Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares in your account by following the instructions on the voting instruction form that is provided by or on behalf of the intermediary. You are also invited to attend the Meeting. However, since you are not the shareholder of record, you may not attend the Meeting remotely and vote your shares at the Meeting unless you arrange with your broker, bank, or other nominee to be appointed as proxy holder.

Who is making this solicitation and who will pay the related costs?

This solicitation is made on behalf of the management of the Company. No director has given management notice that he or she intends to oppose any action intended to be taken by management at the Meeting. The Company will bear the cost of soliciting proxies. In an effort to have as large a representation at the Meeting as possible, the Company’s directors, officers and employees may solicit proxies by telephone or in person in certain circumstances. These individuals will receive no additional compensation for their services other than their regular salaries. Upon request, the Company will reimburse brokers, dealers, banks, voting trustees and their nominees who are holders of record of common shares of the Company (the “Common Shares”) on the record date for the reasonable expenses incurred for mailing copies of the proxy materials to the beneficial owners of such shares.

The Company also has engaged MacKenzie Partners, Inc. and Laurel Hill Advisory Group as proxy solicitors to assist in the solicitation of proxies for the Meeting. The Company estimates that it will pay these proxy solicitors a fee of approximately $75,000 plus reimbursement for certain out-of-pocket fees and expenses. The Company has agreed to indemnify the proxy solicitors against various liabilities and expenses that relate to or arise out of its solicitation of proxies (subject to certain exceptions).

When is the record date?

The Board has fixed April 5, 2023, as the record date for the Meeting. Only holders of Common Shares and holders of Series A Senior Preferred Shares of the Company (the “Subordinate Voting Shares”) as of the close of business on that date will be entitled to vote at the Meeting or any adjournment or postponement thereof.

How many shares are outstanding and how many votes can be cast by all shareholders?

A total of 181,788,883 Common Shares and 485,000,000 Subordinate Voting Shares were outstanding as of April 5, 2023.

At the Meeting or any adjournment or postponement thereof, each holder of Common Shares as of the record date is entitled to one vote per Common Share held in connection with each matter to be acted upon at the Meeting or any adjournment or postponement thereof.

At the Meeting or any adjournment or postponement thereof, each holder of Subordinate Voting Shares as of the record date is entitled to 0.0139696 vote per Subordinate Voting Share held in connection with each matter to be acted upon at the Meeting or any adjournment or postponement thereof, voting with the holders of the Common Shares on an as-converted basis and as a single class. Subordinate Voting Shares represent, as of the record date, 6,775,252 votes at the Meeting or any adjournment or postponement thereof, which is the number of Common Shares into which the Subordinate Voting Shares could be converted as of the record date. Such number of votes represents approximately 3.6% of the aggregate voting rights attached to the Company’s securities as of the record date.

2023 PROXY STATEMENT	5

Are there any shareholders that hold 10% or more of the shares that may be voted?

To the knowledge of the Company’s directors and executive officers, based on filings with Canadian securities regulators and the U.S. Securities and Exchange Commission (the “SEC”), no person beneficially owns, or controls or directs, directly or indirectly, Common Shares carrying more than 10% of the voting rights attached to the Common Shares of the Company.

To the knowledge of the Company’s directors and executive officers, as of April 5, 2023, various funds and a managed account to which Starboard Value LP serves as the investment manager or manager beneficially own, or control or direct, directly or indirectly, 485,000,000 Subordinate Voting Shares, representing 100% of the voting rights attached to the Subordinate Voting Shares. See “Security Ownership of Certain Beneficial Owners and Management and Related Shareholder Matters” on page 110.

What items of business will be voted on at the Meeting and how does the Board recommend I vote?

Shareholders will be asked to vote on the following:

•	the election of twelve directors for a term of one year each expiring at the next annual meeting of the Company;
•	the appointment of Ernst & Young LLP as the Company’s auditor until the next annual meeting of the Company and the authorization of the Audit Committee of the Board to fix the remuneration to be paid to the auditors;
•	an advisory vote on executive compensation;
•	the approval of the 2023 Plan;
•	the approval of the ESPP;
•	the approval of the Name Change; and
•	any other business that may properly come before the Meeting.

The Board recommends a vote:

FOR each nominee for director;

FOR the appointment of Ernst & Young LLP as the Company’s auditor until the next annual meeting of the Company and the authorization of the Audit Committee of the Board to fix the remuneration to be paid to the auditors;

FOR the advisory vote on executive compensation;

FOR the approval of the 2023 Plan;

FOR the approval of the ESPP; and

FOR the approval of the Name Change.

What are my voting rights if I hold Common Shares?

Each Common Share is entitled to one vote in connection with each matter to be acted upon at the Meeting. No cumulative rights are authorized, and dissenters’ rights are not applicable to any of the matters being voted upon.

What are my rights if I hold Subordinate Voting Shares?

Each Subordinate Voting Share is entitled to 0.0139696 of a vote in connection with each matter to be acted upon at the Meeting, voting with the holders of the Common Shares on an as-converted basis and as a single class. No cumulative rights are authorized, and dissenters’ rights are not applicable to any of the matters being voted upon.

In the event of a take-over bid for the Common Shares, a holder of Subordinate Voting Shares may participate in such take-over bid by exercising the conversion rights attached to such Subordinate Voting Shares. Each outstanding Subordinate Voting Share shall be convertible into Common Shares at the option of the holder, subject to the terms and conditions contained in the articles of the Company. Under certain circumstances prescribed under the articles of the Company, a holder of Subordinate Voting Shares may also have the right to require the Company to redeem all or any portion of such holder’s Subordinate Voting Shares for cash in the event of a take-over bid.

6	2023 PROXY STATEMENT

How do I vote if I am a registered shareholder?

If you are a registered shareholder, you may vote your shares by internet at www.proxyvote.com, by mail, by phone or by attending the Meeting and voting online. To vote by internet, you will need your voting control number, which can be found on your proxy card. To vote by mail, you should promptly complete, sign and return your proxy card. Joint owners wishing to complete a proxy form must each sign the proxy card.

How do I vote if I am a non-registered/beneficial holder?

If you are a non-registered/beneficial holder, you should receive a voting instruction form from a broker dealer or other nominee that you may use to instruct such persons how to vote your shares. If you receive a voting instruction form, you may exercise voting rights in respect of those shares in accordance with the procedures provided by the broker dealer or other nominee, which may include voting by mail, telephonically by calling the telephone number shown on the voting form or via the internet at the website shown on the voting instruction form. If you are a non-registered/beneficial holder, you are not considered to be a shareholder of record, and you will not be permitted to vote your shares at the Meeting unless you have obtained a proxy for those shares from the person or entity of record holding your shares. Should you require additional information regarding the Meeting, please contact our Corporate Secretary at 9500 Glenlyon Parkway, Burnaby, British Columbia V5J 0C6, Canada or by calling us at 778-331-5500.

To participate in the Meeting, you will need the 16-digit control number included in your proxy card. Beneficial shareholders who do not have a control number may be able to gain access to the Meeting by logging into their broker, brokerage firm, bank or other nominee’s website and selecting the shareholder communications mailbox to link through to the Meeting; instructions should also be provided on the voting instruction form provided by your broker, bank or other nominee.

Can shareholders vote at the Meeting?

If you prefer, you may vote online at the Meeting. If you hold your shares through a brokerage account but do not have a physical share certificate, or the shares are registered in someone else’s name, you need to arrange with your stockbroker or the registered owner to be appointed as proxy holder entitling you to vote online at the Meeting.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it likely means that you have multiple accounts with the Company’s transfer agent and/or with stockbrokers. Please vote or arrange for voting of all of the shares.

What if I share an address with another shareholder and we received only one copy of the proxy materials or what if I receive multiple copies?

SEC rules permit companies and intermediaries such as brokers to send one envelope with individual copies of our proxy materials to multiple shareholders who share the same address, unless we receive contrary instructions from a shareholder. This process, which is commonly referred to as “householding”, provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving duplicate copies of these materials and wish to have householding apply, please notify your broker. You may also call 800-542-1061 or write to: Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717, and include your name, the name of your broker or other nominee, and your account number(s). You can also request prompt delivery of a copy of this Proxy Statement and our 2022 Annual Report by written request to our Corporate Secretary at 9500 Glenlyon Parkway, Burnaby, British Columbia V5J 0C6, Canada or by calling us at 778-331-5500.

2023 PROXY STATEMENT	7

May I revoke my proxy or change my vote?

Yes. If you are a registered shareholder, you may revoke your proxy by:

•	signing another proxy with a later date and delivering it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 (according to the instructions on the proxy), not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time for holding the Meeting or any adjournment or postponement thereof;
•	signing and dating a written notice of revocation and delivering it to the registered office of the Company, 9500 Glenlyon Parkway, Burnaby, British Columbia V5J 0C6, Canada, at any time up to and including the last business day preceding the day of the Meeting or any adjournment or postponement thereof;
•	attending the Meeting virtually and registering with the scrutineer of the Meeting as a shareholder present virtually and by signing and delivering a written notice of revocation to the Chair of the Meeting or any adjournment or postponement thereof; or
•	in any other manner provided by law.

If you have followed the process for attending and voting online at the Meeting, voting online at the Meeting will revoke your previous proxy.

In addition, if you are a registered shareholder and have voted using the internet following the instructions as described in this Proxy Statement, you may change your vote by following the procedures described in this Proxy Statement to submit a vote with a later date prior to the voting deadline.

If you are not a registered shareholder and wish to change your proxy nominee or your vote, you should consult your broker or nominee with respect to submitting new voting instructions. Intermediaries may set deadlines for the receipt of revocation notices that are farther in advance of the Meeting than those set out above and, accordingly, any such revocation should be completed well in advance of the deadline prescribed in the form of proxy or voting instruction form to ensure it is given effect at the Meeting.

How are abstentions and broker non-votes counted?

Shares held or represented by proxy by persons present at the Meeting in respect of which the holder or proxy holder does not vote, or abstains from voting, with respect to any proposal are counted for purposes of establishing a quorum. If a quorum is present, abstentions will not be included in vote totals and will not affect the outcome of the vote of any proposal contained in this year’s Proxy Statement. A “broker non-vote” occurs when a broker, bank or other agent has not received voting instructions from the beneficial owner of the shares and the broker, bank or other agent cannot vote the shares because the matter is considered “non-routine” under the rules of the New York Stock Exchange (“NYSE”). If a quorum is present, broker non-votes will not be counted as votes FOR or AGAINST such matter or, in the case of election of a director, as votes FOR or AGAINST with respect to such election, and also will not be counted as shares voting on such matter. Accordingly, abstentions and broker non-votes will have no effect on the voting on a matter that requires the affirmative vote of a majority of the shares voting on the matter.

Under the NYSE rules, brokers or nominees are entitled to vote shares held for a beneficial owner on “routine” matters, such as the appointment of Ernst & Young LLP as our independent auditors, without instructions from the beneficial owner of those shares. However, absent instructions from the beneficial owner of such shares, a nominee is not entitled to vote shares held for a beneficial owner on certain “non-routine” matters. Accordingly, if you hold your shares in street name, it is critical that you arrange to exercise your voting right if you want it to count on all matters to be decided at the Meeting.

How many votes are needed to hold the Meeting and approve the proposals and how does the Board recommend that I vote?

To conduct the Meeting, the Company must have a quorum, which means that two persons must be present, and each entitled to vote and holding or representing by proxy not less than 33% of the votes entitled to be cast at the Meeting. The table below shows the votes needed to approve each of the proposals, as further described in each of the proposals and the Board’s recommendation for voting on each proposal.

8	2023 PROXY STATEMENT

Proposals	Votes Required	Board Recommendation
1. Election of twelve nominees to serve as directors for a term of one year each expiring at the next annual meeting of the Company	The nominees receiving a greater number of “FOR” votes cast at the Meeting than “AGAINST” will be elected. See “Proposal One: Election of Directors — Questions and Answers about the Election of Directors — Might directors be required to resign following the Meeting?” on page 12 for more information.	FOR each nominee
2. Appointment of Ernst & Young LLP as the Company’s auditor until the next annual meeting of the Company and the authorization of the Audit Committee to fix the remuneration of the auditors	Majority of votes cast at the Meeting voting FOR the proposal. For purposes of determining the number of votes cast, only “FOR” or “AGAINST” votes are counted. As such, abstentions are not treated as votes cast and are not counted in the determination of the outcome of the proposal.	FOR
3. Annual Advisory Vote on Executive Compensation	Majority of votes cast at the Meeting voting FOR the proposal. This is an advisory vote and, while not binding on us, our Board and Compensation Committee value the opinions of all of our shareholders and will consider the outcome of this vote when making future decisions on executive compensation.	FOR
4. Approval of the 2023 Plan	Majority of votes cast at the Meeting voting FOR the proposal.	FOR
5. Approval of the ESPP	Majority of votes cast at the Meeting voting FOR the proposal.	FOR
6. Approval of the Name Change	2/3 of votes cast at the Meeting voting FOR	FOR

Will my shares be voted if I do not vote by phone, internet or sign and return my Proxy Card or Voting Instruction Form?

If your shares are registered in your name and you do not vote by phone, internet or sign and return your proxy card, or attend and vote online at the Meeting, your shares will not be voted at the Meeting. If your shares are held through an account with a brokerage firm, bank, dealer or other nominee, your brokerage firm or other nominee may vote your shares on certain “routine” matters as described above.

How are votes counted?

If your instructions as to voting in any instrument of proxy or voting instruction form are certain, your shares will be voted, withheld or abstained from voting in accordance with your instructions. If you do not specify a choice in the proxy card or voting instruction form as to any of the following matters, and one of the proxy holders recommended by management is appointed as proxy holder, your shares will be voted “FOR” the election of each director nominee named in this Proxy Statement and “FOR” each of proposals two through six, as recommended by the Board as further described in each of the proposals.

Voting results will be tabulated and certified by a representative of Broadridge, or such other entity as may be selected by the Company, as the scrutineer of the Meeting.

What happens if additional matters are presented at the Meeting?

Management of the Company is not aware of any amendments to or variations of any of the matters identified in the enclosed Notice of Annual and Special Meeting of Shareholders nor of any other business which may be brought before the Meeting. When you vote by internet, phone or mail, you will confer discretionary authority upon a proxy holder named in the instrument of proxy to vote your shares on any amendments or variations to the

2023 PROXY STATEMENT	9

matters identified in the accompanying Notice of Annual and Special Meeting and on any other matter that may properly be brought before the Meeting in respect of which such proxy has been granted, subject to any limitations imposed by law.

Where can I find the voting results of the Meeting?

The Company will publish the voting results of the Meeting in a Current Report on Form 8-K, which is required to be filed with the SEC at www.sec.gov within four business days after the date of the Meeting and on SEDAR at www.sedar.com.

How can I obtain additional information, including a copy of the Proxy Statement and the 2022 Annual Report on Form 10-K?

The Company will mail, without charge to any registered holder or beneficial owner of Common Shares and/or Subordinate Voting Shares, upon written request, a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including the consolidated financial statements, management’s discussion and analysis of financial condition and results of operations, schedules and list of exhibits, and any particular exhibit specifically requested, any interim financial statements of the Company and the relevant management’s discussion and analysis of financial condition and results of operations that have been filed with securities regulators for any period after the end of the Company’s most recently completed financial year and the Company’s proxy statement in respect of its most recent annual meeting of shareholders. Requests should be sent to our Corporate Secretary at 9500 Glenlyon Parkway, Burnaby, British Columbia V5J 0C6, Canada. The Company may require payment of a reasonable charge for reproduction if a person that is not a registered shareholder or beneficial owner of Common Shares and/or Subordinate Voting Shares makes the request. This Proxy Statement, the Annual Report on Form 10-K and additional information relating to the Company are also available at https://investor.ritchiebros.com, on SEDAR at www.sedar. com and on EDGAR at www.sec.gov. Financial information is provided in the Company’s comparative financial statements and management’s discussion and analysis of financial condition and results of operations for the year ended December 31, 2022 as contained in the Company’s Form 10-K.

10	2023 PROXY STATEMENT

PROPOSAL ONE: ELECTION OF DIRECTORS

Questions and Answers about the Election of Directors

What is the current composition of the Board?

The Company’s current articles require the Board to have at least three and no more than twelve directors and provide that the Board is authorized to determine the actual number of directors within that range. The current Board is composed of the following twelve directors: Erik Olsson, Ann Fandozzi, Brian Bales, William Breslin, Adam DeWitt, Robert G. Elton, Lisa Hook, Timothy O’Day, Sarah Raiss, Michael Sieger, Jeffrey C. Smith and Carol M. Stephenson.

Pursuant to the Merger Agreement, the Board increased its size from ten to twelve directors and appointed each of Brian Bales, William Breslin, Timothy O’Day and Michael Sieger to the Board as of March 20, 2023, each of whom had been designated by IAA and were recommended by the Nominating and Corporate Governance Committee of the Board. Pursuant to a Cooperation Agreement, dated January 22, 2023, among IAA and Ancora Alternatives LLC and certain of its affiliates, IAA had agreed to designate Mr. O’Day as an IAA designee to the Board in connection with the IAA acquisition. Upon the closing of the IAA acquisition, existing directors Mahesh Shah and Chris Zimmerman stepped down from the Board, with the appreciation of the Board for their commitment and valuable contributions to the Company.

In addition, pursuant to the terms of the Securities Purchase Agreement, dated January 22, 2023, with Starboard Value LP, certain of its affiliated funds and Jeffrey C. Smith (the “Securities Purchase Agreement”), Mr. Smith was appointed to the Board as of March 14, 2023. Pursuant to the Merger Agreement and the Securities Purchase Agreement, as applicable, the Company agreed to nominate Messrs. Bales, Breslin, O’Day, Sieger and Smith for election to the Board at the Meeting.

Is the Board divided into classes? How long is the term?

No, the Board is not divided into classes. All directors are elected for one-year terms to hold office until the next annual meeting of shareholders unless he or she sooner ceases to hold office.

Who can nominate individuals for election as directors?

Shareholders may nominate director candidates pursuant to and in accordance with the provisions of the Company’s by-laws, which includes advance notice provisions for nominations of directors by shareholders, and of the Canada Business Corporations Act (the “CBCA”). The advance notice provisions require advance notice to the Company of nominations for persons for election to the Board in circumstances where nominations are made other than pursuant to a shareholder proposal made in accordance with the provisions of the CBCA or a requisition of shareholders made in accordance with the CBCA. Shareholders should note that nominations for directors must be made in compliance with the procedures in the Company’s by-laws, which include requirements to notify the Company in writing in advance of an intention to nominate directors for election to the Board prior to any annual or special meeting of shareholders and sets forth the information that a shareholder must include in such notice. Please see the information under “Shareholder Proposals and Director Nominations” on page 112.

The Company has not received any director nominations in connection with the Meeting.

Who is standing for election this year?

The following twelve individuals are being nominated by or at the direction of the Board, based on the recommendation of the Nominating and Corporate Governance Committee:

•	Erik Olsson
•	Ann Fandozzi

2023 PROXY STATEMENT	11

•	Brian Bales
•	William Breslin
•	Adam DeWitt
•	Robert G. Elton
•	Lisa Hook
•	Timothy O’Day
•	Sarah Raiss
•	Michael Sieger
•	Jeffrey C. Smith
•	Carol M. Stephenson

Each of the nominees, except Ms. Fandozzi, qualifies as independent under applicable NYSE listings standards and Canadian securities laws and regulations. See “Corporate Governance — Independence of the Directors” on page 27 for a summary of how “independence” is determined. Additional information concerning the above nominees, including their ages, positions and offices held with the Company, and terms of office as directors, is set forth below under “Information Concerning the Nominees to the Board of Directors” on page 13.

What if a nominee is unable or unwilling to serve?

If any one or more of the nominees named in this Proxy Statement is unable to serve or for good cause will not serve, then the persons voting the accompanying proxy may in their discretion vote for a substitute. The persons named in the enclosed form of proxy intend to vote for the election of any such substitute nominee. Each of the nominees has agreed to serve, if elected, and the Board is not presently aware of any reason that would prevent any nominee from serving as a director if elected.

How are nominees elected?

In the election of directors, you may vote “FOR” or “AGAINST” each or any of the nominees. Each of the twelve nominees are uncontested. Only nominees receiving a greater number of votes cast remotely or by proxy at the Meeting “FOR” their election than “AGAINST their election will be elected as directors.

Might directors be required to resign following the Meeting?

Yes. Amendments to the CBCA, which came into force on August 31, 2022, establish a majority voting requirement for directors. Specifically, the CBCA now requires that, for elections at which there is only one candidate nominated for each position available on the Board, shareholders vote “for” or “against” individual directors (rather than “for” or “withhold”) and each candidate is elected only if they receive a majority of votes cast in their favour. The CBCA provides that if an incumbent director is not elected in those circumstances, the director may continue in office until the earlier of (i) the 90th day after the day of the election, and (ii) the day on which their successor is appointed or elected.

The Board determined that these new CBCA requirements, which apply to the Company, made the Company’s majority voting policy redundant and it has therefore been repealed.

May additional directors be appointed by the Board between annual general meetings?

Subject to the maximum number of directors permitted under the articles of the Company, the Board has the power to increase the number of directors at any time between annual meetings of shareholders and appoint one or more additional directors, provided that the total number of directors so appointed shall not exceed one-third of the number of directors elected at the previous annual meeting.

12	2023 PROXY STATEMENT

Information Concerning the Nominees to the
Board of Directors

The following section provides information with respect to the nominees to our Board. Directors are to be elected for a one-year term expiring at our next annual meeting unless he or she sooner ceases to hold office (if the director dies or resigns, is removed by resolution of the shareholders or becomes disqualified from being a director under the CBCA).

The Board and the Nominating and Corporate Governance Committee believe that each director nominee brings a strong set of attributes and qualifications and that together these director nominees would create an effective and well-functioning Board that will continue to serve the Company and our shareholders well. Included in each director nominee’s biography below is a summary describing the key attributes and qualifications of the nominees upon which the decisions to nominate were made. Information below regarding shares owned, controlled or directed, Deferred Share Units (“DSUs”) issued under the Company’s Non-Executive Director Deferred Share Unit Plan, and restricted share units (“RSUs”) and performance share units (“PSUs”) granted under the Company’s equity incentive plans is given as of April 5, 2023.

ERIK OLSSON

Key attributes and qualifications

Erik Olsson has been a member of the Board since 2013 and was appointed as Chair of the Board on May 5, 2020. Mr. Olsson’s experience in senior leadership positions, as well as his knowledge of the equipment industry in general, provides important insight to our Board on the Company’s strategic planning and operations. Further, his experience as a member of another public company board provides him with an enhanced perspective on issues applicable to public companies. Mr. Olsson currently serves as Chairman of the Board of Directors of WillScot Mobile Mini, Inc., the world’s leading provider of portable office and storage solutions, where Mr. Olsson previously served as President, Chief Executive Officer and as Director from 2013 until October 2019. Prior to that Mr. Olsson was President, Chief Executive Officer, and a Director of RSC Holdings, Inc., a premier provider of rental equipment in North America, from 2006 until its acquisition by United Rentals, Inc. in April 2012. Prior to that, he served as Chief Financial Officer and Chief Operating Officer of RSC Holdings, Inc. In addition, he held various senior positions in the United States, Brazil, and Sweden in his 13 years with industrial group Atlas Copco AB, a mining equipment maker. Mr. Olsson holds a degree in Business Administration and Economics from the University of Gothenburg.

Other directorships

WillScot Mobile Mini, Inc. (NASDAQ: “WSC” - portable office and storage company) – Chair of the Board

Dometic Group AB, a global industrial provider of solutions for mobile living – Director

Residence:

Scottsdale, AZ, USA

Age: 60

Independent

Director since:

June 1, 2013

Shares owned, controlled
or directed: nil

DSUs held: 28,867

Committees:

None

Voting results 2022:

Votes For: 86,616,756
Percentage: 92.14%

2023 PROXY STATEMENT	13

ANN FANDOZZI

Key attributes and qualifications

Ann Fandozzi joined Ritchie Bros. in 2020 as Chief Executive Officer. Prior to joining Ritchie Bros., Ms. Fandozzi was CEO of ABRA Auto Body and Glass from 2016 to 2019, and previous to that role, from 2012 to 2016, was CEO of vRide, a carpooling platform that works with private and public employers. Prior to these CEO roles, Ms. Fandozzi served in several executive positions for Whirlpool, including eBusiness, Direct-to-Consumer, and Sears/Kenmore. Ms. Fandozzi joined Whirlpool from DaimlerChrysler, where she led the Global Family Vehicle business and is credited with the invention and development of the Stow-N-Go fold flat seats.

Earlier in her career, she gained significant experience in consumer marketing, product development and engineering at Ford Motor Company, McKinsey & Company and Lockheed Martin Corporation. She served on the board of Pinnacle Foods, a publicly-traded packaged food company that was acquired by ConAgra, and is a board member of Ghost Robotics, a robotics start-up. Ms. Fandozzi is also a frequent speaker on technology, transportation, and green/environmental topics.

Ms. Fandozzi holds a Bachelor of Science degree in Computer Engineering from Stevens Institute of Technology, a Master of Science degree in Systems Engineering from University of Pennsylvania and an MBA from The Wharton School of the University of Pennsylvania.

Other directorships

Trimble, Inc. (NASDAQ: TRMB), a publicly traded software, hardware and services technology company – Director

Ghost Robotics (a robotics start-up) – Director

Past directorships

Pinnacle Foods (formerly NYSE: PF), a publicly traded packaged food company acquired by ConAgra.

Residence:

Plymouth Meeting, PA, USA

Age: 51

Not Independent

Director since:

January 6, 2020

Shares owned, controlled or directed: 100,787
Common Shares

PSUs held: 115,487

Committees:

None

Voting results 2022:

Votes for: 93,698,494

Percentage: 99.68%

14	2023 PROXY STATEMENT

BRIAN BALES

Key attributes and qualifications

Mr. Bales was appointed to the Board in 2023. Mr. Bales has significant management experience, including as a leader at a Fortune 300 company. Mr. Bales’ extensive experience in business strategy and transformational growth (including mergers & acquisitions and related integration, risk management & oversight, commercial real estate & infrastructure development, capital markets, capital allocation and investor relations) enables him to provide the Board with additional perspectives on the Company’s operations. Mr. Bales has also had extensive leadership oversight of environmental and sustainability initiatives, including the development and measurement of goals designed to benefit the environment and society while enhancing the foundation and profitability of a business for the long-term.

Mr. Bales is currently the Executive Vice President and Chief Development Officer of Republic Services, a leader in the U.S. environmental services industry. Prior to his current role, Mr. Bales served as the Executive Vice President of Business Development at Republic Services from 2008 to 2015, and as Vice President of Corporate Development from 1998 to 2008. Before joining Republic services, Mr. Bales held roles at Ryder System from 1993 to 1998 and as Chief Financial Officer for EDIFEX & VTA Communications from 1988 to 1993. Mr. Bales began his professional career as an accountant with Price Waterhouse, now PricewaterhouseCoopers, and worked there from 1986 to 1988.

Mr. Bales holds a Bachelor of Science degree in Business Administration from the University of Tennessee and is a Certified Public Accountant.

Past directorships

IAA, Inc., a previously publicly traded auto auction company

Residence:

Scottsdale, AZ, USA

Age: 60

Independent

Director since:
March 20, 2023

Shares owned, controlled or directed: 6,258
Common Shares

DSUs held: nil

Committees:

Integration Committee

Voting results 2022:

N/A

2023 PROXY STATEMENT	15

WILLIAM (BILL) BRESLIN

Key attributes and qualifications

Mr. Breslin was appointed to the Board in 2023. Mr. Breslin’s senior executive leadership and board of directors experience enables him to offer the Board a seasoned corporate governance perspective. Mr. Breslin has significant experience in consulting, claims management, and loss management solutions across the insurance and automotive industries.

Mr. Breslin has served as the Founder and CEO of Wenonah Consulting since 2009. Wenonah Consulting specializes in delivering service, expense and loss management solutions to claims operations across the insurance industry. Additionally, Mr. Breslin also served in senior management roles at various companies between 1974 and 2022, including as President of Buckle TPAs, which provides claim services for Gateway Insurance Company from 2020 to 2022; President of Vericlaim Repair Solutions, a managed repair network of certified local, regional and national contractors, from 2011 to 2017; Executive Vice President and Chief Operating Officer at TriServ Alliance, a claims management organization established by seven Blue Cross Blue Shield companies to service 2.9 million customers in nine states, from 2008 to 2009. Mr. Breslin also led the claims function as Senior Vice President of Claims for USAA from 1999 to 2008; for GE Financial Assurance from 1996 to 1999; and for Prudential Insurance from 1974 to 1996.

Mr. Breslin has been a member of the Board of Directors of Insight Services Group, which provides fraud investigations and Independent Medical evaluations for the industry, since 2014. He has also served on a number of other corporate boards, including West Hill Global, a property manages repair business, from 2018 to 2020; Summit TopCo GP, LLC Classic Collision, an automobile repair services provider, since March 2020; ABRAAuto Body and Glass, a network of auto body repair facilities for the industry, from 2011 to 2019; Pronto Insurance from 2014 to 2018 and Enservio, a contents replacement company for homeowner claims, from 2010 to 2016.

Mr. Breslin holds a Bachelor of Arts in Education from St. Bernard College.

Other directorships

Insight Services Group, an insurance company — Director

Past directorships

IAA, Inc., a previously publicly traded auto auction company

West Hill Global, an online insurance services company

Summit TopCo GP, LLC Classic Collision, an automobile repair company

ABRA Auto Body and Glass, an auto body repair company

Pronto Insurance, an insurance company

Enservio, a software company

Residence:

San Antonio, TX, USA

Age: 73

Independent

Director since:
March 20, 2023

Shares owned, controlled or directed: 6,795
Common Shares

DSUs held: nil

Committees:

Audit Committee

Voting results 2022:

N/A

16	2023 PROXY STATEMENT

ADAM DEWITT

Key attributes and qualifications

Adam DeWitt’s experience in senior executive positions during the past 15 years brings strong leadership and management skills to the Company. Mr. DeWitt is the Chief Executive Officer of Grubhub, Inc. where he has led all functions of the U.S. business since June 2021. Prior to this role, Mr. DeWitt was Grubhub’s President (since 2018) and Chief Financial Officer (since 2011). During his tenure of a decade at the company, Grubhub’s annual revenues have grown from $20 million to more than $2 billion, and he led the company through its initial public offering in 2014. Before joining Grubhub, Mr. DeWitt was the Chief Financial Officer of publicly-traded optionsXpress Holdings, Inc. Mr. DeWitt serves on the board of directors and audit committee of Fathom Digital Manufacturing Corp. (NYSE: FATH), a leading on demand digital manufacturing platform. He is also a member of the board of directors of The Joffrey Ballet, and is the treasurer and member of the board of trustees of the Bernard Zell Anshe Emet Day School.

Mr. DeWitt holds a B.A. in Economics from Dartmouth College.

Other directorships

Fathom Digital Manufacturing Corporation (NYSE: FATH), a publicly traded advanced manufacturing services company – Director

Residence:

Chicago, IL, USA

Age: 50

Independent

Director since:

May 5, 2020

Shares owned, controlled or directed: nil

DSUs held: 5,646

Committees:

Audit Committee

Voting results 2022:

Votes for: 93,155,283

Percentage 99.10%

2023 PROXY STATEMENT	17

ROBERT GEORGE ELTON

Key attributes and qualifications

Robert Elton’s experience in senior executive positions during the course of the past 25 years brings strong leadership and management skills to the Company. Mr. Elton held executive roles at Vancouver City Savings Credit Union from 2013 to 2017, including Chief Financial Officer and Chief Risk Officer. Mr. Elton served as an adjunct professor at the University of British Columbia’s Sauder School of Business.

Mr. Elton was President and Chief Executive Officer of BC Hydro, a government-owned electric utility, from 2003 to 2009. Prior to this he was Executive Vice President Finance and Chief Financial Officer of BC Hydro (2002 — 2003), Powerex (2001 — 2002), a subsidiary of BC Hydro, and Eldorado Gold Corporation (1996 — 2001) (TSX: “ELD”; NYSE: “EGO”; ASX: “EAU”). Mr. Elton spent over 20 years with PriceWaterhouseCoopers and predecessor firms, becoming partner in 1987 before leaving the firm in 1996.

He is a Fellow of the Canadian Chartered Professional Accountants (FCPA.FCA) and has a Master of Arts degree from Cambridge University, U.K. He is a member of CPA’s Advisory Board for Sustainable Business.

Other directorships

Corix Utilities (a private utility infrastructure company) — Director, Chair of the Human Resources Committee

Past directorships

bcIMC (a private investment management company)

Residence:

Vancouver, B.C., Canada

Age: 71

Independent

Director since:

April 30, 2012

Shares owned, controlled or directed: nil

DSUs held: 28,946

Committees:

Audit Committee (Chair)

Integration Committee
(Chair)

Voting results 2022:

Votes For: 91,804,953

Percentage: 97.66%

18	2023 PROXY STATEMENT

LISA HOOK

Key attributes and qualifications

Ms. Hook served as president and chief executive officer of Neustar, Inc., a technology company, from October 2010 until July 2018 and as president and chief operating officer from January 2008 until October 2010. She joined the Neustar board in 2010 and continued to serve in that capacity until July 2019. Prior to Neustar, Ms. Hook served as president and chief executive officer of Sunrocket, Inc., a VoIP provider; held several executive-level posts at America Online, Inc., an online services company; was a partner at Brera Capital Partners, a global private equity investment firm; was managing director of Alpine Capital Group, LLC, an investment banking firm; held several executive positions at Time Warner, Inc., a telecommunications company; was legal advisor to the Chairman of the Federal Communications Commission; and was a senior attorney at Viacom International, Inc., a production and broadcasting company. Ms. Hook serves on the boards of Philip Morris International, a publicly traded leading international tobacco company and is the Chair of the Consumer Relationships and Regulation Committee; and Fidelity National Information Services Inc., a publicly-traded global leader in banking and payment solutions and is the Chair of the Risk and Technology Committee.

Ms. Hook holds a Bachelor of Arts in Public Policy from Duke University and a Juris Doctor degree from Dickinson Law School.

Other directorships

Fidelity National Information Services, Inc. (NYSE: FIS), a publicly traded financial technology company – Director

Philip Morris International (NYSE: PM), a publicly traded tobacco company – Director

Past directorships

Neustar, Inc., an information services and technology company

Unisys, Inc., a global technology solutions company

Ping Identity Holding Corp (NYSE: PING), a publicly traded software company

Residence:

Washington, DC, USA

Age: 64

Independent

Director since:

November 1, 2021

Shares owned, controlled
or directed: nil

DSUs held: 2,630

Committees:

Compensation Committee (Chair)

Integration Committee

Voting results 2022:

Votes for: 93,136,177

Percentage: 99.08%

2023 PROXY STATEMENT	19

TIMOTHY O’DAY

Key attributes and qualifications

Mr. O’Day was appointed to the Board in 2023. Mr. O’Day is a seasoned automotive industry executive and operator and the current President and Chief Executive Officer of Boyd Group Services Inc., one of the largest automotive collision repair and glass repair and replacement companies in the world. Mr. O’Day has worked in the automotive collision business since joining Gerber Collision & Glass in 1998 as Vice President of Operations. After Gerber Collision & Glass was acquired by Boyd in 2004, Mr. O’Day joined Boyd to run their US operations. In his tenure, Mr. O’Day has helped Boyd grow from approximately 50 locations to over 800 locations by the end of 2022. Mr. O’Day started his career in internal audit at a public company.

Other directorships

Boyd Group Services Inc., a publicly traded collision repair company

Past directorships

IAA, Inc., a previously publicly traded auto auction company

Residence:

Chicago, IL, USA

Age: 64

Independent

Director since:
March 20, 2023

Shares owned, controlled
or directed: nil

DSUs held: nil

Committees:

Nominating and Corporate Governance Committee

Voting results 2022:

N/A

20	2023 PROXY STATEMENT

SARAH RAISS

Key attributes and qualifications

Sarah Raiss has been a director for Ritchie Bros. since 2016 and was appointed Chair of the Nominating and Corporate Governance Committee in 2022. Ms. Raiss brings almost 40 years of experience encompassing various board positions and executive and management positions in engineering, operations, strategy, merger and acquisition integration, government relations and community investment, governance, human resources, information technology, marketing and other administrative functions. She has business experience in Canada, the United States and abroad. Ms. Raiss retired in August 2011 as Executive Vice-President of Corporate Services, TransCanada Corporation, one of North America’s leading energy infrastructure companies with operations in natural gas, oil and power industries. Since her retirement, Ms. Raiss’s principal occupation has been serving as a corporate director, and she has served on a number of other corporate boards noted below. Ms. Raiss was named a 2015 National Association of Corporate Directors Directorship 100, recognizing the most influential people in governance, 50 of which are corporate directors. Sarah was named a Fellow of the Institute of Corporate Directors in 2020.

Ms. Raiss has a BS in Applied Mathematics and an MBA, both from the University of Michigan.

Other directorships

The Loblaw Companies, Ltd. (TSX: “L” — a public food retailer) — Director and member of the Corporate Governance Committee and Chair of the Pension Committee

The Commercial Metals Company (NYSE: “CMC” — a public metal manufacturer and recycler) — Lead Director as of 2022, past Chair of the Compensation Committee and past Chair and current member of the Nominations and Governance Committee; member of the Audit Committee

Past directorships

The Vermilion Energy, Inc. (TSX: “VET”; NYSE: “VET”; — a public oil and gas producer) — Director and Chair of the Governance and Human Resource Committee and member of the Health, Safety and Environment Committee

Canadian Oil Sands, Ltd. (TSX: “COS” — a public oil investment company) — (2012 — 2016) Director and Chair of the Corporate Governance and Compensation Committees and member of the Audit Committee

Residence:

Calgary, Alberta, Canada

Age: 65

Independent

Director since:

July 1, 2016

Shares owned, controlled or directed: nil

DSUs held: 16,300

Committees:

Nominating and Corporate Governance Committee (Chair)

Audit Committee

Voting results 2022:

Votes for: 92,059,991

Percentage: 97.94%

2023 PROXY STATEMENT	21

MICHAEL SIEGER

Key attributes and qualifications

Michael Sieger was appointed to the Board in 2023. Mr. Sieger brings to the Board extensive experience and leadership in the automotive insurance industry from over three decades with The Progressive Corporation (NYSE: PGR). Mr. Sieger possesses strong public company executive management experience, as well as significant strategic planning and operational experience.

Mr. Sieger retired from Progressive in January 2022, where he served as its Claims President since 2015. Mr. Sieger also held various other positions at Progressive from 1990 to 2015: including as its General Manager Claims Process from 2007 to 2015, General Manager Northeast Field Claims from 1999 to 2007, General Manager WA and PA from 1996 to 1999, Product Manager MS from 1992 to 1996 and Product Manager Corporate Marketing from 1990 to 1992. Prior to joining Progressive, Mr. Seiger served as a consultant at Frank Lynn & Associates from 1989 to 1990. Mr. Sieger also serves on the board of directors of nonprofit organizations Bellefaire JCB and the Jewish Federation of Cleveland.

Mr. Sieger holds a Bachelor of Science in Electrical Engineering from Case Western Reserve University and an MBA from the University of Chicago Graduate School of Business.

Past directorships

IAA, Inc., a previously publicly traded auto auction company

Residence:

Miami Beach, FL, USA

Age: 61

Independent

Director since:
March 20, 2023

Shares owned, controlled
or directed: 1,950
Common Shares

DSUs held: nil

Committees:

Compensation Committee

Voting results 2022:

N/A

22	2023 PROXY STATEMENT

JEFFREY C. SMITH

Key attributes and qualifications

Mr. Smith was appointed to the Board in 2023. Mr. Smith is a Managing Member, Chief Executive Officer and Chief Investment Officer of Starboard Value LP, a New York-based investment adviser with a focused and fundamental approach to investing primarily in publicly traded U.S. companies, which he founded in April 2011, with a spin-off of the existing Value and Opportunity Fund. From January 1998 to April 2011, Mr. Smith was at Ramius LLC, a subsidiary of the Cowen Group, Inc., where he was a Partner and Managing Director and the Chief Investment Officer of the funds that comprised the Value and Opportunity investment platform. Prior to joining Ramius LLC in January 1998, he served as Vice President of Strategic Development and a director of The Fresh Juice Company, Inc. Mr. Smith began his career in the Mergers and Acquisitions department at Société Générale.

Mr. Smith served as chair of the boards of Papa John’s International, Inc. from February 2019 to March 2023; Starboard Value Acquisition Corp. from November 2019 until it merged with Cyxtera Technologies, Inc. (Nasdaq: CYXT) in July 2021; and Advance Auto Parts, Inc. from May 2016 to May 2020. He served as chair of the board of Darden Restaurants, Inc. from October 2014 to April 2016. Mr. Smith was formerly on the boards of Perrigo Company plc from February 2017 to August 2019; Yahoo! Inc from April 2016 to June 2017; Quantum Corporation from May 2013 to May 2015; Office Depot, Inc. from August 2013 to September 2014; Regis Corporation from October 2011 until October 2013; and Surmodics, Inc. from January 2011 to August 2012. Mr. Smith also previously served as chair of the board of directors of Phoenix Technologies Ltd.; and as a director of Zoran Corporation, Actel Corporation, S1 Corporation, Kensey Nash Corporation, and the Fresh Juice Company, Inc.

Mr. Smith holds a Bachelor of Science in Economics from the Wharton School of Business at the University of Pennsylvania.

Other directorships

Cyxtera Technologies, Inc., a publicly listed data company

Past directorships

Papa John’s International, Inc. a publicly listed pizza company

Starboard Value Acquisition Corp., an investment advising company

Advance Auto Parts, Inc., a publicly listed automotive aftermarket parts company

Darden Restaurants, Inc., a publicly listed multi-brand restaurant operator

Perrigo Company plc, a publicly listed manufacturing company

Yahoo! Inc., a technology company

Quantum Corporation, a publicly listed software solutions company

Office Depot, Inc., a publicly listed office supply holding company

Regis Corporation, a publicly listed hair salon company

Surmodics, Inc., a publicly listed medical device company

Phoenix Technologies Ltd., a software company

Zoran Corporation, a digital technology company

Actel Corporation, a microelectronics manufacturing company

S1 Corporation, a software development company

Kensey Nash Corporation, a medical technology company

The Fresh Juice Company, Inc., a beverage company

Residence:

Boca Raton, FL, USA

Age: 50

Independent

Director since:
March 14, 2023

Shares owned, controlled or directed: See page 110.

DSUs held: nil

Committees:

Integration Committee

Voting results 2022:

N/A

2023 PROXY STATEMENT	23

CAROL M. STEPHENSON

Key attributes and qualifications

Ms. Stephenson served as Dean of the Ivey Business School at Western University from 2003 until her retirement in 2013. Prior to joining the Ivey Business School, she was President and CEO of Lucent Technologies Canada from 1999 to 2003 and a member of the Advisory Board of General Motors of Canada, Limited, a GM subsidiary, from 2005 to 2009. Ms. Stephenson has been a board member of General Motors Corporation (NYSE: GM) since 2009 where she has previously served as Chair of the Compensation Committee, of Maple Leaf Foods, Inc. (TSE: MFI) since 2016 where she currently serves as Chair of the Corporate Governance Committee, and of Mattamy Asset Management since 2020. Ms. Stephenson has previously served on the boards of Ballard Power Systems, Inc. (2012 to 2017), Intact Financial Corporation (2004 to 2021), Manitoba Telecom Services, Inc. (2008 to 2016) and Sears Canada, Inc. (2001 to 2006). Ms. Stephenson is an officer of the Order of Canada.

Ms. Stephenson is a graduate of the University of Toronto. She completed the Executive Program at the Graduate School of Business Administration, University of California and the Advanced Management Program at Harvard University. She holds honorary doctorates from Ryerson Polytechnic University and Western University.

Other directorships

General Motors Corporation (NYSE: GM), a publicly traded automotive manufacturing company (2009 to Present) – Director

Maple Leaf Foods, Inc. (TSE: MFI), a publicly traded consumer packaged meats company (2016 to Present) – Director, Chair of the Corporate Governance Committee

Mattamy Asset Management (Private), an asset manager (2020 to Present) – Director

Residence:

London, Ontario

Age: 72

Independent

Director since:
April 27, 2022

Shares owned, controlled
or directed: nil

DSUs held: 1,495

Committees:

Compensation Committee

Nominating and Corporate Governance Committee

Voting results 2022:

Votes for: 93,623,983

Percentage: 99.60%

None of the Company’s non-executive directors have been granted stock options since their appointment. The Company ceased granting stock options to non-executive directors in 2004, and the Company’s Policy Regarding the Granting of Equity-Based Compensation Awards (the “Stock Option Policy”) precludes any such issuance.

Recommendation of the Board

The Board recommends a vote “FOR” each of the nominees.

24	2023 PROXY STATEMENT

INFORMATION CONCERNING OUR
EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our current executive officers, other than Ms. Fandozzi, whose information may be found under “Proposal One: Election of Directors — Information Concerning the Nominees to the Board of Directors” on page 14.

JIM KESSLER President and Chief Operating Officer Age: 50

Jim Kessler was appointed Chief Operating Officer (COO) effective May 11, 2020 and was promoted to President & Chief Operating Officer in September of 2021. Mr. Kessler has held various leadership positions in his career including those of President, Chief Operating Officer and Chief Financial Officer. He acted as Chief Operating Officer of Abra Auto Body and Glass from 2017 to 2019, where he oversaw operations, procurement and growth initiatives which led to the merger of the first national collision repair provider in the United States. He also held a variety of senior leadership positions at Caliber Collision, vRide and Pep Boys including Chief Operating Officer and Chief Financial Officer of vRide from 2013 to 2016. Most recently, Mr. Kessler served as President of Emerging Business for Caliber Collision from 2019 to 2020 during which he focused on evaluating and scaling businesses that would complement collision repair services.

Mr. Kessler holds an undergraduate degree and MBA from Saint Joseph’s University.

ERIC JACOBS Chief Financial Officer Age: 55

Eric Jacobs joined Ritchie Bros. in June of 2022 as Chief Financial Officer. Mr. Jacobs brings extensive senior executive leadership experience in digital marketplaces to Ritchie Bros. Most recently, Mr. Jacobs served as Chief Financial Officer at Wheels Up Experience Inc., an industry-leading marketplace for private aviation from 2018 to May of 2022. Prior to Wheels Up, Mr. Jacobs served as Senior Vice President, Corporate Development of Cox Automotive, Inc. and Executive Vice President, Chief Financial & Administrative Officer of Dealertrack Technologies, Inc., collectively, the largest marketplace and leading provider of SaaS solutions to the U.S. retail automotive industry. Mr. Jacobs also served as Senior Vice President, General Counsel of Dealertrack and President of Dealertrack Canada. In addition to Dealertrack, the Cox Automotive group includes brands such as Manheim Auctions, Kelley Blue Book and Autotrader. Prior to Dealertrack, Mr. Jacobs was an attorney focusing on corporate mergers & acquisitions and securities law at O’Melveny & Myers LLP and an audit manager at KPMG LLP.

Mr. Jacobs holds a J.D. with honors from Rutgers School of Law-Newark and a B.S. in Business Administration with a major in Accounting from Rider University.

2023 PROXY STATEMENT	25

CARMEN THIEDE Chief Transformation and People Officer Age: 56

Carmen Thiede was appointed as Chief People Officer in August of 2021 and was promoted to Chief Transformation and People Officer in 2022. Prior to that, Ms. Thiede was the Company’s Chief Human Resources Officer, since April of 2020. Ms. Thiede brings significant experience to the Company gained during her impressive career in human resources leadership across diverse industries including automotive, financial and technological services at RBC, Ameriprise Financial Services, Regis Corporation (where she served as Chief Human Resources Officer & SVP, Premium Salon Operations from 2013 to 2017), ABRA Auto Body and Glass (where she served as Chief People Officer from 2017 to 2019), and SnapAV (where she served as Chief Human Resources Officer from 2019 to 2020).

Ms. Thiede has a Bachelor’s Degree in Mathematics and Economics from St. Olaf College and a Master’s Degree in Human Resources and Industrial Relations from the University of Minnesota — Carlson School of Management.

BARON CONCORS Chief Product and Technology Officer Age: 53

Baron Concors was appointed as Chief Information Officer (CIO) effective March 23, 2020 and was promoted to Chief Product and Technology Officer in November of 2022. Mr. Concors held various leadership positions in his career including CIO of Yum Brands from 2012 to 2014 where he was responsible for Taco Bell, KFC and Pizza Hut information technology in over 120 countries, and Chief Information Officer for Pizza Hut from 2008 to 2012. He also served as Chief Digital Officer for Pizza Hut from 2014 to 2017, where he led digital transformation for the global business. In addition, Mr. Concors held a variety of leadership positions at FedEx, Deloitte & Touche LLP, and Ernst & Young LLP. Most recently, Mr. Concors served as CIO at ABRA Auto Body and Glass from 2017 to 2020, a leading national vehicle collision repair company, where he helped transform the customer experience through technology. He was named by Computerworld Magazine as one of the Premier 100 IT Leaders in the world and Forbes Magazine named the Pizza Hut iPhone application the #1 branded mobile application of the year. Mr. Concors serves on the boards of Bibliotheca and Punchh.

Mr. Concors graduated from the University of Texas-Arlington and earned his MBA from the University of Tennessee.

DARREN WATT SVP & General Counsel Age: 51

Darren Watt joined the Company in 2004 as in-house legal counsel. In 2012, Mr. Watt was promoted to Vice President Legal Affairs, and in 2013 was appointed General Counsel and Corporate Secretary, and also assumed the role of VP Corporate Development until the subsequent establishment of a distinct corporate development team in 2015, at which point Mr. Watt resumed his focus on legal matters. Mr. Watt was promoted to Senior Vice President and General Counsel in 2016. Prior to joining the Company Mr. Watt practiced with McCarthy Tétrault LLP from 1998 to 2004 as an Associate lawyer in the area of Corporate Finance & Securities.

Mr. Watt is a member of the Law Society of British Columbia and holds a Law Degree from the University of British Columbia, as well as an Honours Bachelor of Arts degree (International Relations) from the University of Toronto.

26	2023 PROXY STATEMENT

CORPORATE GOVERNANCE

Overview

The Board and the Company believe that excellent corporate governance practices are essential for the effective and prudent operation of the Company and for enhancing shareholder value. The Board’s Nominating and Corporate Governance Committee is responsible for reviewing and, if deemed necessary, recommending changes to the Company’s corporate governance practices.

Structure and members of the board

The Company’s articles require the Board to have at least three and no more than twelve directors and provide that the Board is authorized to determine the actual number of directors within that range. The current Board is comprised of the following twelve directors:

•	Erik Olsson
•	Ann Fandozzi
•	Brian Bales
•	William Breslin
•	Adam DeWitt
•	Robert G. Elton
•	Lisa Hook
•	Timothy O’Day
•	Sarah Raiss
•	Michael Sieger
•	Jeffrey C. Smith
•	Carol M. Stephenson

Independence of the directors

The Board is comprised of a majority of independent directors as defined under the applicable rules of the NYSE and National Instruments 58-101 Disclosure of Corporate Governance Practices (“NI 58-101”) and 52-110 Audit Committees (“NI 52-110”) adopted by the Canadian Securities Administrators. The NYSE listing standards provide that no director qualifies as “independent” unless the Board affirmatively determines that such director has no material relationship with the Company and NI 58-101 and NI 52-110 provide, in effect, that an independent director is a person that has no direct or indirect “material relationship” with the Company (defined to mean a relationship which could in the view of the Board, be reasonably expected to interfere with the exercise of the director’s independent judgment). The NYSE listing standards and NI 52-110 set forth specific categories of relationships that disqualify a director from being independent.

The Board has reviewed the independence of each director and considered whether any director has a material relationship with the Company. The Board’s independence determination was based on information provided by the directors. As a result of this review, the Board affirmatively determined that Erik Olsson, Brian Bales, William Breslin, Adam DeWitt, Robert G. Elton, Lisa Hook, Timothy O’Day, Sarah Raiss, Michael Sieger, Jeffrey C. Smith and Carol Stephenson, representing all 11 of the non-executive directors, are independent within the meaning of the applicable rules of the NYSE and NI 58-101 and NI 52-110. Ms. Fandozzi is not considered independent given her employment as CEO of the Company. There were no undisclosed transactions, relationships or arrangements that required consideration by the Board for purposes of determining director independence in 2022.

Meetings of the board and board member attendance at annual meeting

In the year ended December 31, 2022, the Board held 15 meetings, comprised of regularly scheduled quarterly meetings as well as a number of supplemental meetings. Each of our directors attended at least 75% of the aggregate

2023 PROXY STATEMENT	27

of the total number of meetings of our Board and the total number of meetings of all committees of our Board on which he or she served during the year ended December 31, 2022. Agenda and materials in relation to Board and Board committee meetings are generally circulated to directors for their review in advance of meetings. The following table presents information about attendance by directors at Board and committee meetings for the year ended December 31, 2022. Each of our incumbent directors attended a substantial majority of the meetings of the Board of Directors. All directors are invited to attend Audit Committee meetings, regardless of whether they are members. Ms. Fandozzi routinely attends Audit, Compensation and Nominating and Corporate Governance Committee meetings in an ex-officio capacity. Mr. Olsson attends Audit and Compensation Committee meetings in an ex-officio capacity.

Director	Board Meetings	Audit Committee Meetings	Compensation Committee Meetings	Nominating and Corporate Governance Committee Meetings
Erik Olsson(1)(5)(8)	15	—	—	1
Ann Fandozzi	14	—	—	—
Robert G. Elton(2*)(3)(8)	14	4	6	—
Sarah Raiss(1*)(2)(6)	15	—	3	5
Adam DeWitt(2)(8)	13	4	—	—
Lisa Hook(1)(3*)(4)(7)(8)	13	—	6	4
Carol Stephenson(1)(3)(4)	13	—	3	4
Total Meetings held in 2022	15	4	6	5

*Indicates Director is Chair of the Committee.

(1)Member of the Nominating and Corporate Governance Committee during fiscal year 2022.

(2)Member of the Audit Committee during fiscal year 2022.

(3)Member of the Compensation Committee during fiscal year 2022.

(4)Appointed a director on April 27, 2022.

(5)Member of the Nominating and Corporate Governance Committee until April 2022.

(6)Member of the Compensation Committee until April 2022.

(7)Member of the Compensation Committee beginning in April 2022.

(8)Messrs. Olsson, DeWitt and Elton and Ms. Hook were each part of the Transaction Committee that was formed for efficient process review and oversight of the IAA acquisition. The Transaction Committee held several meetings during 2022 in addition to the meetings noted above.

In addition, the independent directors met immediately before or following each of the regularly-scheduled board meetings, and otherwise held meetings and several information sessions in 2022 without management present. These meetings were chaired by the Board Chair.

Board members are encouraged but not required to attend the annual general meeting of shareholders. All directors serving at such time attended the 2022 Annual and Special Meeting of shareholders.

Independent chair

Erik Olsson is the current Board Chair and is an independent director. Under the description of the position adopted by the Board, the Board Chair is responsible for overseeing the management, development and effective performance of the Board, and taking all reasonable measures to ensure that the Board fully executes its mandate and that directors clearly understand and respect the boundaries between the Board’s and management’s responsibilities. See also “— Board Leadership Structure” on page 36 and “— Director Term Limits and Board Renewal” on page 33.

28	2023 PROXY STATEMENT

Board mandate

The mandate of the Board is to supervise management of the Company and to act in the best interests of the Company and its shareholders. The Board acts in accordance with its formal mandate and:

•	the CBCA;
•	the Company’s articles and by-laws;
•	the Company’s Code of Business Conduct and Ethics;
•	the charters of the Board committees, including the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee;
•	the Company’s Corporate Governance Guidelines; and
•	other applicable laws and Company policies.

The Board or its designated committees approve significant decisions that affect the Company and its subsidiaries before they are implemented. The Board or a designated committee oversees the implementation of such decisions and reviews the results.

The Board meets with the CEO and other executive officers of the Company from time to time to discuss and review internal measures and systems adopted by the management to ensure a culture of integrity throughout the organization.

The Board is involved in the Company’s strategic planning process. The Board is responsible for reviewing and approving strategic initiatives, taking into account the risks and opportunities of the business. Management updates the Board on the Company’s performance in relation to strategic initiatives at least quarterly. Management undertakes an annual strategic planning process, with regular Board involvement in the process and review and approval of the resulting strategic plan. During 2022, there were 15 meetings of the Board. The frequency of meetings and the nature of agenda items change depending upon the state of the Company’s affairs.

The Board is responsible for overseeing the identification of the principal risks of the Company and ensuring that risk management systems are implemented. The principal risks of the Company include those related to the Company’s integration of acquisitions, the Company’s underwritten business, ability to sustain and manage growth, its reputation and industry. The Board ensures that the Company adopts appropriate risk management practices, including a comprehensive enterprise risk management program, and the Board regularly reviews and provides input on the same. See also the discussion under “— Board’s Role in Risk Oversight” on page 36.

The Board is responsible for the selection and performance of the CEO, and the appointment of other executive officers.

The Nominating & Corporate Governance Committee is responsible for developing guidelines and procedures for selection and long-range succession planning for the CEO. See the discussions under “— Executive & Chief Executive Officer Succession Planning” on page 32.

The Board reviews all the Company’s financial communications, including annual and quarterly reports. The Company communicates with its stakeholders through a number of channels including its website. The Board oversees the Company’s disclosure policy, which requires, among other things, the accurate and timely communication of all material information as required by applicable law.

The Audit Committee meets regularly to review reports from management of the Company and discuss specific risk areas with management and the external auditors. The Board, through the Audit Committee, oversees the effectiveness and integrity of the Company’s internal control processes and management information systems. The Audit Committee also directly oversees the activities of the Company’s external auditors. The Company’s Disclosure Committee reports to the Audit Committee on a quarterly basis on the quality of the Company’s internal control processes.

The Nominating and Corporate Governance Committee is responsible for reviewing the governance principles of the Company, recommending any changes to these principles, and monitoring their disclosure. This committee is responsible for the corporate governance disclosure included in the Company’s Proxy Statement. Through industry

2023 PROXY STATEMENT	29

forums and access to professional advisors, the committee keeps abreast of best practices to ensure the Company continues to carry out high standards of corporate governance. The Board has adopted Corporate Governance Guidelines, which are available on our website at investor.ritchiebros.com.

As provided in the Company’s Corporate Governance Guidelines, the Board, with the assistance of the Nominating and Corporate Governance Committee, determines from time to time the number of directors on the Board, within a range specified in the Company’s charter documents. The Board believes that given the size and scope of the Company following the IAA acquisition, the Board should include twelve directors at this time.

The Board believes that the current membership of the Board, and the membership of the Board subsequent to the Meeting, reflects appropriate experience and an appropriate number of unrelated and independent directors, and permits the Board to operate in an efficient manner. As described below, in February 2015 the Board adopted a diversity policy (the “Diversity Policy”), including a target for the number of women on the Board.

Position descriptions

The entire Board is responsible for the overall governance of the Company. Any responsibility that is not delegated to senior management or a Board committee remains with the entire Board. The Board has adopted position descriptions for the CEO and the Board Chair. The charters of the committees of the Board are considered to be position descriptions for the chairs of the committees. The CEO position description was reviewed and revised in connection with the process of hiring Ms. Fandozzi. The CEO has overall responsibility for all Company operations, subject to Board oversight.

The Board reviews and approves the corporate objectives for which the CEO is responsible and such corporate objectives form a key reference point for the review and assessment of the CEO’s performance.

The Board has defined the limits to management’s authority. The Board expects management, among other things, to:

•	set the appropriate “tone at the top” for all employees of the Company;
•	implement effective succession planning strategies and provide for development of senior management;
•	review the Company’s strategies and their implementation in all key areas of the Company’s activities, provide relevant reports to the Board related thereto and integrate the Board’s input into management’s strategic planning for the Company;
•	carry out a comprehensive planning process and monitor the Company’s financial performance against the annual plan approved by the Board; and
•	identify opportunities and risks affecting the Company’s business, develop and provide relevant reports to the Board related thereto and, in consultation with the Board, implement appropriate mitigation strategies.

Orientation and continuing education

All new directors receive a comprehensive information package, which includes a record of historical public information about the Company, a copy of the Company’s Code of Business Conduct and Ethics, the mandate of the Board and the charters of the Board committees, and other relevant corporate and business information and securities filings. In addition, the Company’s orientation for directors involves meeting with the Board Chair, CEO and senior management of the Company for an interactive introductory discussion about the Company, its strategy and operations, and providing the directors with an opportunity to ask questions. New directors are also expected to attend as an observer at least one meeting of each Board committee during their first year. All directors are also encouraged to meet with management informally, visit auction sites and other Company offices and facilities, and attend “town hall” meetings on a periodic basis.

Senior management makes regular presentations to the Board on the main areas of the Company’s business and updates the Board quarterly on the Company’s financial and operating performance. External subject matter experts are also invited to make presentations to the Board on emerging topics of interest on a periodic basis.

30	2023 PROXY STATEMENT

Directors are encouraged to take relevant professional development courses at the Company’s expense, and at times, the Company also recommends appropriate courses and conferences and encourages directors to attend. The Company maintains, at its expense, individual memberships for all directors with the National Association of Corporate Directors and the Institute of Corporate Directors and a number of directors have attended training courses offered to members of these institutions. All directors subscribe to and make regular use of the reference materials provided by these organizations.

Code of business conduct and ethics

The Board has adopted a Code of Business Conduct and Ethics, applicable to all directors, officers and employees, the full text of which can be found on our website at investor.ritchiebros.com. Any shareholder may request a paper copy, free of charge, of the Code of Business Conduct and Ethics by making such request in writing to Ritchie Bros. Auctioneers Incorporated, Attention: Corporate Secretary, 9500 Glenlyon Parkway, Burnaby, British Columbia, V5J 0C6, Canada.

The Board and management review and discuss from time to time the effectiveness of the Code of Business Conduct and Ethics and any areas or systems that may be further improved. The Company performs a Code of Business Conduct and Ethics compliance review on an annual basis, and seeks annual confirmation of understanding of and adherence to the Code from all employees throughout the Company and from directors. The Company, through directors’ and officers’ questionnaires and other systems, gathers and monitors relevant information in relation to potential conflicts of interest that a director or officer may have.

No material change report has been filed that pertains to any conduct of a director or executive officer that constitutes a departure from the Code of Business Conduct and Ethics.

The Company complies with the relevant provisions under the CBCA that deal with conflict of interest in the approval of agreements or transactions, and the Code of Business Conduct and Ethics sets out additional guidelines in relation to conflict of interest situations. Specifically, the Code of Business Conduct and Ethics includes provisions requiring disclosure and avoidance of conflicts of interest where personal interests interfere, or appear to interfere, with the Company’s business responsibilities, including doing business with family members, accepting outside employment, using corporate opportunities for personal benefit, holding interests in outside organizations that impact the Company and regarding the Company not providing corporate loans or extending credit guarantees to or for the personal benefit of directors or officers.

The Company was founded on, and the business continues to be successful largely as a result of, a commitment to ethical conduct and doing what is right. Employees are regularly reminded about their obligations in this regard and senior management demonstrates a culture of integrity and monitors employees by being closely engaged with the active operations of the business.

The Company has implemented procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters or reports of wrongdoing or violations of the Code of Business Conduct and Ethics.

Exemptions or waivers from our Code of Business Conduct and Ethics may only be granted by formal approval of senior management and/or the Audit Committee. The Company will publish any waivers of the Code of Business Conduct and Ethics for an executive officer or director on our website. The Company had no such waivers in 2022. Further, during 2022, the Company had no transactions where the policies and procedures summarized above required review, approval, or ratification, or where such policies and procedures were not followed.

2023 PROXY STATEMENT	31

Shareholder and other interested party communications to the board

In furtherance of its commitment to engaging in constructive and meaningful communication with shareholders, the Company has adopted a formal Shareholder Engagement Policy in order to promote open and sustained dialogue with shareholders and other interested parties in a manner consistent with the Company’s disclosure controls and procedures. The Policy outlines topics which are considered suitable for Board-Shareholder communication, including:

•	Board structure and composition
•	Board performance
•	Chief Executive Officer performance
•	Executive compensation philosophy and structure
•	Executive succession philosophy, process and oversight
•	Corporate governance practices and disclosures
•	Board involvement in strategy development and oversight
•	Risk management oversight

Shareholders and other interested parties may initiate communications with the Board by directing their questions or concerns to the independent directors through the Board Chair c/o the Corporate Secretary, Ritchie Bros. Auctioneers Incorporated, 9500 Glenlyon Parkway, Burnaby, B.C. V5J 0C6 or email to chairman_of_the_board@rbauction.com.

All relevant correspondence, with the exception of solicitations for the purchase or sale of products and services and other similar types of correspondence, will be forwarded to the Board Chair. Purely for administrative purposes, correspondence to the Board Chair may be opened or viewed by the Company’s Corporate Secretary. A copy of the Company’s Shareholder Engagement Policy is available on the Company’s website at investor.ritchiebros.com.

Executive & chief executive officer succession planning

The Board is responsible for ensuring that the Company has an appropriate organizational structure in place, including a CEO and other key executives who have the skills and expertise to ensure the effective management of the Company. The Board is supported in this function by the Nominating and Corporate Governance Committee which is responsible for ensuring that management has a robust process in place for CEO succession planning. Succession planning may incorporate the consideration of recruitment of external candidates as well as internal candidates, depending on the evolving needs of the business.

Under the oversight of the Compensation Committee, management has implemented a talent review process building on the Company’s annual performance management process. This process, in addition to identifying the high-potential and high-performing talent, assists management to review succession plans at key levels and establish development plans for key talent. This process is the basis for enterprise succession planning and will continue to evolve in the coming years with the aim of ensuring that the Company has the appropriate level of executive bench strength necessary to drive growth and ensure long-term profitability. The succession plan for the CEO and other key executive roles is formally reviewed with the full board once a year, and there are further periodic discussions of talent progression throughout the year. In addition to ordinary course CEO succession planning, the Company’s Nominating and Corporate Governance Committee, in consultation with the CEO, also implements a succession plan to address unanticipated emergency situations. The emergency succession plan is reviewed annually.

The Board encourages senior management to participate in professional and personal development activities, courses and programs, and supports management’s commitment to training and developing its employees with a special focus on areas of strategic importance.

32	2023 PROXY STATEMENT

Board evaluations and director assessments

The Board has an annual assessment process for the Board, its committees, and individual directors. The process is administered by the Nominating and Corporate Governance Committee, and the results of each annual assessment are shared with all directors. The process considers Board and committee performance relative to the Board mandate or relevant committee charters, as appropriate, and provides a mechanism for all directors to individually and confidentially assess and provide comments on Board, committee and Board Chair performance, as well as a self-assessment of individual director performance. As part of these evaluations, the directors will provide their assessments of the effectiveness of the Board, the Board Chair, themselves as individual Board members, and the committees on which they serve. The Board also periodically performs a peer-to-peer review as part of its continuing effort to advance and refine its assessment process, with the most recent peer-to-peer review taking place in February 2019. The Board as a whole will review the individual committee assessments, and the Board Chair will review individual members’ self-evaluations and peer reviews with them, along with any other ideas for improvement. The Board may, at its discretion, engage an independent corporate governance expert to gather, organize and/or summarize the individual assessments for discussion with the Board and the committees.

In 2020, the Board engaged Watson, Inc., an independent third party consultant specializing in corporate governance, to conduct a formal evaluation of the Board and its activities, with key objectives of assessing the way the Board functions and carries out its governance responsibilities and identifying opportunities to enhance governance in a way that would have a direct impact on the company’s performance and its ability to meet strategic goals. As part of such process, feedback was gathered from all directors and select members of management via a confidential survey, followed by confidential one-on-one interviews. Watson’s report was delivered to the Board in May 2020, and the Board continues to enhance its practices based on the feedback and recommendations provided.

In 2021, the Board engaged with The Board Institute to conduct its annual board committee evaluations, leveraging the platform to assess and benchmark the effectiveness of such committees, identify key strengths and weaknesses of each committee’s structure, policies and practices and opportunities for enhancement. In 2022, the Board utilized The Board Institute’s Protiviti Board Risk Oversight Meter to assess and benchmark the strength of the Board’s risk oversight processes.

The Board actively changes its evaluation process and focus periodically to ensure maximum value and impact. In 2022, the Board and CEO completed an open ended series of questions around the most critical issues facing the business, the Company’s strategy and board effectiveness, had a thorough discussion and developed specific actions in response.

Director term limits and board renewal

In February of 2022, the Company amended its Corporate Governance Guidelines to eliminate the previously established mandatory retirement age of 72 for directors. In approving this amendment, the Board considered that the prior mandatory retirement age could result in the arbitrary or premature loss of active directors who are able to continue to make valuable contributions to the overall management, risk oversight and strategic vision of the Company. This amendment also serves to increase the pool of qualified director nominees that could be considered by the Board when it is in the best interest of the Company and its shareholders. After considering these factors, the Board concluded that a specific retirement age was not necessary and may be counterproductive, and that the Company and its shareholders are best served by retaining the flexibility in electing or appointing directors without an age restriction. The Company has determined not to adopt any other formal term limit for the members of the Board, but generally views a term of 10 – 15 years as an appropriate guideline to allow for the development of sufficient continuity and experience on the Board, while also ensuring adequate Board renewal. This guideline is set forth in the Company’s Corporate Governance Guidelines.

2023 PROXY STATEMENT	33

With a renewal lens, the Nominating and Corporate Governance Committee reviews the composition of the Board on a regular basis in relation to approved director criteria and skill requirements, experiences and performance of our Board members, to best support our strategy and the long-term success of the Company and shareholder value creation and recommends changes as appropriate to renew the Board.

Representation of women on the board and in the director identification and selection process

The Company has adopted a Diversity Policy and amended the Director Selection Guidelines forming part of the Nominating and Corporate Governance Committee Charter (the “Director Selection Guidelines”) to implement the provisions of such Diversity Policy. The Company values diversity and recognizes the organizational strength, deeper problem-solving ability and opportunity for innovation that diversity brings to the Board. The Company believes diversity is an important element of corporate governance and is good for the business.

Diversity contributes to the achievement of the Company’s corporate objectives. It enables the Company to attract people with the best skills and attributes, and to develop a workforce whose diversity reflects that of the communities in which it operates. The Company’s Diversity Policy and Director Selection Guidelines established, as a measurable objective for improving gender diversity, that at least 25% of the Board be comprised of women. As of April 5, 2023, there are 4 female directors on the Board, representing 33.3% of the Board. In addition to a candidate’s independence, industry knowledge, skills, experience, leadership qualities and other factors, the Nominating and Corporate Governance Committee takes into account the diversity objectives set forth in the Diversity Policy and Director Selection Guidelines in selecting candidates for filling nomination and appointment to the Board.

Representation of women in executive officer appointments

The Company is committed to improving the level of diversity, including the representation of women in executive officer appointments. The Company currently has two female executive officers: Ann Fandozzi, our Chief Executive Officer, and Carmen Thiede, our Chief Transformation and People Officer. As of April 5, 2023, women represent 33.3% of the Company’s executive officers, up from 14.2% in 2016 and up from 0% in 2014.

The Company has not adopted any specific target regarding women in executive positions. The Company believes that it has a balanced and effective approach in its executive selection process and has given emphasis to gender representation in its executive search program. Pursuant to the Company’s Diversity Policy, the Company’s management is responsible for implementing the Diversity Policy, achieving the diversity initiatives established by the Company and reporting to the Board on progress toward and achievement of diversity initiatives. In addition, management has embarked on a process to assess and improve diversity within the organization and will continue to focus on the development of a diversity and inclusion strategy during 2023. Since 2011, the Company has sponsored various leadership development initiatives including the Women’s Go Networking and Mentoring program and the Company’s Women in Leadership program open to all female employees aspiring to leadership roles. In addition, we have sponsored high-potential women to attend external leadership training and the annual Art of Leadership for Women conference.

The Company also recognizes that it is equally important to increase female representation at the mid-management level as these positions are the Company’s pipeline for future executive officer roles. As such, the Company has continued to focus on recognizing high-potential women in our organization and, as a result, female representation at the Company’s mid-management level and above has increased. In order to implement this initiative, the Company has:

•	established a global diversity and inclusion function supported by executive officers to anchor diversity and inclusion in the business strategy and to connect talent strategies;
•	structured a women’s employee resource group to implement Company-wide innovative diversity initiatives relating to women. These initiatives provide networking, training, development and mentoring opportunities for women to realize opportunities for personal and professional growth, and further develop confidence in leadership roles;

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•	provided gender intelligence training to employees at director level and above to identify conscious and unconscious biases, with the aim of enhancing their appreciation of the value of diversity for the Company’s shareholders, customers, employees and the communities we serve;
•	developed a career website and recruiting collateral to include representation of the Company’s diverse workforce which demonstrates our commitment to diversity and inclusiveness. The talent acquisition team was trained on diversity recruiting tactics and the Company ensures female candidates are identified and interviewed during the recruiting process;
•	developed its talent management strategy to ensure diversity and inclusion integration into every aspect of its programs including succession planning, leadership development, learning, and identification and development of high potential talent using 360-degree assessments and coaching; and
•	fosters and supports the Women’s L.I.N.K. Program (Lead.Inspire.Network.Know), a global initiative to support women within the Company and further strengthen our core value of being a diverse and inclusive global organization to drive innovation through diversity of thought, gender, nationality and ethnicity.

The Company’s management believes these initiatives and efforts will ensure a pipeline of diverse candidates and improve representation of women to be considered when making leadership and executive officer appointments. The Company is committed to providing an environment in which all employees are treated with fairness and respect, and have equal access to opportunities for advancement based on skills and aptitude.

Group	Representation of Women in Total Group	Representation of Women as a % of Total Group
Executive Officers	2 of 6	33.3%

Other designated groups

The Diversity Policy requires the Company to establish specific diversity initiatives and targets with the aim of progressing towards achieving such initiatives and targets. The Board recognizes the value that diversity brings to both the boardroom and workplace. As such, the Board proactively monitors the Company’s performance in terms of meeting the standards outlined in the Diversity Policy. This includes an annual review of any diversity initiatives or targets established by the Company, and progress in achieving them.

The Board and the Nominating and Corporate Governance Committee consider diversity in the broadest sense, including individuals from designated groups (as such term is defined in the Employment Equity Act (Canada) (the “Designated Groups”), in selecting potential director candidates and candidates for executive positions. The Board and the Nominating and Corporate Governance Committee consider the representation of the Designated Groups in identifying and nominating director candidates and candidates for executive positions in a variety of ways, including by actively seeking these candidates for inclusion in its list of potential candidates for future vacancies on the Board and appointments to executive positions. The Nominating and Corporate Governance Committee assesses the effectiveness of the diversity policy by periodically reviewing the skills, expertise and background of each of the existing members of our Board.

While the Company has adopted a target for women representation on the Board, the Company, at this time, has not adopted any specific targets for other types of diversity within the Designated Groups for Board positions or executive positions.

The Company believes that it is a combination of the skills, experience and character of an individual that are the most important qualities in assessing the value that such individual can bring to the Board or to their executive position. To the knowledge of the Company, none (0%) of the Company’s directors self-identify as being an Indigenous person or a member of a visible minority, and one of twelve (8.3%) of the Company’s directors identifies as having a disability. To the knowledge of the Company, none (0%) of the Company’s executive officers self-identify as being an Indigenous person or having a disability, and one of six (16.7%) of the Company’s executive officers identifies as being a member of a visible minority.

2023 PROXY STATEMENT	35

We invited employees worldwide to participate in roundtable discussions about bias, racism and how we can make our doors more open to people of color. Employee volunteers representing 5 countries, 3 Canadian provinces and 14 U.S. states formed a Black Lives Matter Employee Resource Group in 2020 as we continued our diversity and inclusion journey by looking critically at our workplace and asking ourselves some difficult questions about diversity, inclusion and racial justice. We hope this is the first of many additional grassroots efforts to support our employees’ diverse needs. We prioritized education, recruitment, development and advancement of diverse team members as our actions.

In 2021, we developed a framework to support additional Employee Resource Groups (“ERGs”) that meet our employees’ diverse needs resulting in the creation of two new groups. The Pride (LGBTQ+) ERG fosters a welcoming and inclusive workplace for lesbian, gay, bisexual, transgender, queer or questioning, and nonbinary (LGBTQ+) employees.

The SERVE (Military) ERG embraces our proud community of military service member and Veteran colleagues, including colleagues who have family members who have served or are serving, by building awareness and providing resources to past or present military service members and their families.

The framework will be used in the future to establish additional ERGs as employee interests emerge.

Corporate governance guidelines

The Board has adopted Corporate Governance Guidelines addressing, among other things, Board and management roles, Board functions and responsibilities, director qualifications, director independence, Board structure and performance evaluations. The guidelines are available on our website at investor.ritchiebros.com.

Board leadership structure

The Board does not have a formal written policy regarding the separation of the roles of CEO and Board Chair; however, the Board believes that separating the Board Chair and CEO positions is the most effective leadership structure for the Company. This structure allows the Board Chair to focus on the effectiveness of the Board while the CEO focuses on executing the Company’s strategy and managing the Company’s operations and performance.

As required under the Corporate Governance Guidelines, the Board holds at least four scheduled meetings each year of the non-executive directors without management present.

Additional executive sessions may be held from time to time as required. Mr. Olsson, as independent Board Chair, presides at executive sessions. The non-executive directors met either immediately before or following each regularly-scheduled meeting of the Board, and otherwise held meetings and several information sessions in 2022 without management present.

Board’s role in risk oversight

The Board oversees the Company’s enterprise risk management program, which focuses on the identification, assessment and mitigation of risks associated with achievement of the Company’s strategic objectives. Principal risks are identified and evaluated relative to their potential impact and likelihood of occurrence, including consideration of mitigating activities.

The Company’s annual risk assessment process is linked to the annual strategic planning process, with periodic updates conducted to identify potential emerging risks, such as those associated with major business decisions, key initiatives and external factors. The Company’s enterprise risk management program is overseen at the senior executive level in conjunction with the Company’s risk management and internal audit group. Reports on principal risks and mitigation strategies are reviewed by the Company’s executive officers, the Audit Committee and the Board.

36	2023 PROXY STATEMENT

Oversight of the Company’s management of principal risks forms part of the mandate of the Board and its committees.

The Board has primary responsibility for oversight of the enterprise risk management program. Each of the Company’s principal risks is the responsibility of either a specific committee or the entire Board, as appropriate. The Board is responsible for overseeing the Company’s activities with respect to the identification, assessment and mitigation of cybersecurity and technology risks. The Audit Committee is responsible for reviewing, including with management and the Company’s independent auditor, if appropriate, the guidelines and policies with respect to risk assessment and risk management, specifically the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. The Compensation Committee is responsible for compensation risk and accordingly, has considered the implications of the risks associated with the Company’s compensation policies and practices to ensure they do not encourage inappropriate risk taking by the Company’s executive officers.

Compensation committee interlocks and insider participation

During 2022, Robert Elton, J. Kim Fennell, Lisa Hook, Sarah Raiss and Carol Stephenson each served on our Compensation Committee. None of these persons has served as an officer or employee of the Company or has had any relationships with the Company requiring disclosure under applicable rules and regulations of the SEC. In addition, none of our executive officers served during 2022 as a director or member of a compensation committee of any entity that has one or more of its executive officers serving as a member of our Board or our Compensation Committee.

2023 PROXY STATEMENT	37

BOARD COMMITTEES

Audit committee and audit committee financial expert

The Audit Committee oversees the Company’s corporate accounting and financial reporting processes and the audits of its financial statements. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The members of our Audit Committee are currently Robert Elton, Adam DeWitt, Sarah Raiss and Bill Breslin. Robert Elton is Chair of the Audit Committee. All committee members qualify as independent directors for audit committee purposes under the applicable NYSE listing standards, SEC rules and NI 52-110. The Board has determined that all current members of the Audit Committee are “financially literate” as interpreted by the Board in its business judgment. The Board has further determined that each of Robert Elton and Adam DeWitt qualifies as an audit committee “financial expert,” as defined in the applicable rules of the SEC. The Audit Committee held four meetings during 2022. Each of our incumbent directors on the Audit Committee attended all meetings of the committee that occurred following the time of their appointment to the committee.

Information regarding the relevant education and experience of the members of the Audit Committee, as required under NI 52-110, is disclosed, under “Proposal One: Election of Directors — Information Concerning the Nominees to the Board of Directors”.

The Audit Committee Charter establishes the Audit Committee and sets out its duties and responsibilities. The Audit Committee reviews and reassesses the adequacy of the Audit Committee Charter on an annual basis and, if appropriate, proposes changes to the Board. The Audit Committee Charter was most recently updated in February 2022. The Audit Committee Charter is available on our website at investor.ritchiebros.com. For further information on our Audit Committee and related matters, including the Report on Audited Financial Statements, see “Proposal Two: Appointment of Ernst & Young LLP” on page 48.

The Audit Committee meets periodically with our independent accountants and management to review the scope and results of the annual audit and to review and discuss our financial statements and related reporting matters prior to the submission of the financial statements to the Board. In addition, the Audit Committee meets with the independent auditors on at least a quarterly basis to review and discuss the annual audit or quarterly review of our financial statements.

Compensation committee

The Board has established a Compensation Committee, the current members of which are Lisa Hook, Carol Stephenson and Michael Sieger. Lisa Hook is Chair of the Compensation Committee. The Board has determined that the committee members qualify as independent directors for compensation committee purposes under the applicable NYSE standards and NI 58-101 and non-employee directors under the SEC rules. The Compensation Committee held six meetings during 2022.

The Compensation Committee reviews and assesses its charter at least annually and, if appropriate, proposes changes to the Board. The charter was most recently updated in February 2022. A copy of the charter is available on our website at investor.ritchiebros.com.

The Compensation Committee, acting pursuant to its charter is responsible for, among other matters:

•	recommending to the Board the Company’s compensation philosophy for the Company’s executive officers, and overseeing the implementation of such compensation policies and programs;
•	reviewing and approving corporate goals and objectives relevant to the CEO’s compensation, evaluating the CEO’s performance in light of those goals and objectives and determining, or recommending to the independent directors of the Board, the CEO’s compensation based on this evaluation at least annually;

38	2023 PROXY STATEMENT

•	reviewing and approving the CEO’s recommendations regarding annual compensation for the Company’s other executive officers;
•	considering the implications of the risks associated with the Company’s compensation policies, practices and programs and reporting to the Board annually regarding such considerations; and
•	reviewing and recommending to the Board for its approval and, where required, submission to the Company’s shareholders, annual and long-term incentive and equity-based compensation plans for the Company’s executive officers and others, relevant changes to such plans, and overseeing the administration of such plans.

The Compensation Committee’s charter allows the Compensation Committee to form and delegate authority to subcommittees and to delegate authority to one or more designated members of the Board or Company officers, provided that any such delegation complies with all applicable laws, regulations and stock exchange rules. See “Compensation Discussion and Analysis” on page 66 for additional discussion regarding the process and procedures of the Compensation Committee with respect to compensation.

Nominating and corporate governance committee

The Board has established a Nominating and Corporate Governance Committee, the current members of which are Sarah Raiss, Carol Stephenson and Tim O’Day. Sarah Raiss is Chair of the Nominating and Corporate Governance Committee. The Board has determined that the committee members each qualify as an independent director for nominating and corporate governance committee purposes under the applicable NYSE standards and NI 58-101. The Nominating and Corporate Governance Committee held five meetings during 2022.

The Nominating and Corporate Governance Committee reviews and assesses its charter at least annually and, if appropriate, proposes changes to the Board. The charter was most recently updated in February 2022. The charter is available on our website at investor.ritchiebros.com.

The Nominating and Corporate Governance Committee, acting pursuant to its charter, serves the following purposes:

•	to address Board succession issues and identify individuals qualified to become members of the Board, consistent with criteria approved by the Board;
•	to select and recommend to the Board director and committee member candidates;
•	to develop, update as necessary and recommend to the Board corporate governance principles and policies applicable to the Company, including the Corporate Governance Guidelines, and to monitor compliance with such principles and policies;
•	to oversee the evaluation of the Board;
•	to facilitate and encourage director orientation and continuing education;
•	to review and recommend to the Board annual Board compensation;
•	to review and recommend for the Board’s approval annual director and officer insurance policies; and
•	oversee succession planning for the CEO.

Annually, the Nominating and Corporate Governance Committee follows a process designed to consider the election of directors, in accordance with the guidelines articulated in its charter and the Company’s Corporate Governance Guidelines, including, if applicable, to seek individuals qualified to become new Board members for recommendation to the Board to fill any vacancies. In assessing the qualification of a candidate, the committee adheres to the director selection guidelines set forth in the committee’s charter, which include, among other things:

•	the candidate’s personal and professional ethics, integrity and values;
•	the candidate’s training, experience and ability at making and overseeing policy in the business, government or education sectors;

2023 PROXY STATEMENT	39

•	the candidate’s willingness and ability to devote the required time and effort to fulfill effectively the duties and responsibilities related to Board and committee membership, the candidate’s willingness and ability to serve on the Board for multiple terms, if nominated and elected; and
•	the candidate’s independence under SEC, Canadian securities laws or applicable stock exchange rules on independence.

The Nominating and Corporate Governance Committee believes that having directors with, among other things, relevant professional experience, industry knowledge, functional skills and expertise, geographic experience and exposure, leadership qualities and public company board and committee experience is beneficial to the Board as a whole. Directors with such backgrounds can provide a useful perspective on significant risks and competitive advantages and an understanding of the challenges the Company faces. The Nominating and Corporate Governance Committee monitors the mix of skills and experience of directors and committee members to assess whether the Board has the appropriate tools to perform its oversight function effectively. With respect to nominating existing directors, the Nominating and Corporate Governance Committee reviews relevant information available to it and assesses their continued ability and willingness to devote the required time and effort to serve as a director, taking into consideration any other engagements they may have, including any other public boards on which they serve. The Nominating and Corporate Governance Committee also assesses each person’s contribution in light of the mix of skills and experience the committee deems appropriate for the Board. The Nominating and Corporate Governance Committee takes into account the diversity objectives set forth in the Diversity Policy and Directors Selection Guidelines discussed below in addition to the relevant skills and experience required by the Board, in selecting candidates for filling Board vacancies and changing its composition.

With respect to considering nominations of new directors, including nominations by shareholders, the Nominating and Corporate Governance Committee identifies candidates based upon the criteria set forth above and in its charter. The Nominating and Corporate Governance Committee reviews selected candidates and makes a recommendation to the Board. The Nominating and Corporate Governance Committee may also seek input from other directors or from senior management when identifying candidates. There are no specific minimum qualifications required for nominees.

The Nominating and Corporate Governance Committee has the responsibility for establishing corporate governance guidelines and overseeing the evaluation and effectiveness of the Board as a whole, as well as the committees of the Board and the contribution of individual directors. The Nominating and Corporate Governance Committee maintains and updates from time to time an inventory of the competencies, capabilities and skills of current nonexecutive Board members. The following matrix is used as a reference tool for the ongoing assessment of Board composition, to ensure that desired skills and attributes are considered as new Board members are being assessed and to identify any gaps in the competencies that are required to successfully advance the overall strategy of the Company.

40	2023 PROXY STATEMENT

	General Business Skill						Functional Experience
Name	Large Organization Experience	CEO Experience	Overseas Experience	Accounting Expertise	Health & Safety, Environment and Social Responsibility	Financial / Investment	Cybersecurity and Risk Oversight	Marketing	Organizational Structure	Sales	Strategic Planning	Commercial Equipment / Automotive Industries	Digital Transformation
Erik Olsson	•	•	•	•	•	•			•	•	•	•
Brian Bales	•			•	•	•	•		•	•	•	•
William Breslin	•	•				•		•	•	•	•
Adam DeWitt	•	•		•		•	•	•	•	•	•		•
Robert Elton	•	•	•	•	•	•	•				•
Lisa Hook	•	•	•			•	•	•	•	•	•		•
Timothy O’Day	•	•	•	•	•	•	•		•	•	•	•
Sarah Raiss	•		•		•	•	•		•		•
Michael Sieger	•					•			•	•	•	•
Jeffrey C. Smith	•	•	•	•	•	•	•	•	•	•	•	•	•

Pursuant to our by-laws, in addition to nomination of directors by or at the direction of the Board, shareholders may nominate director candidates pursuant to and in accordance with the provisions of the Company’s by-laws, which includes advance notice provisions for nominations of directors by shareholders, and of the CBCA. The advance notice provisions in the Company’s by-laws are described under “Shareholder Proposals and Director Nominations” on page 112.

The Nominating and Corporate Governance Committee does not have a formal policy on consideration of recommendations for candidates to the Board from registered shareholders. The Nominating and Corporate Governance Committee believes the evaluation of potential members of the Board is by its nature a case-by-case process, depending on the composition of the Board at the time, the needs and status of the business of the Company, and the experience and qualification of the individual. Accordingly, the Nominating and Corporate Governance Committee would consider any such recommendations on a case-by-case basis in its discretion, and, if accepted for consideration, would evaluate any such properly submitted nominee.

The Nominating and Corporate Governance Committee periodically reviews the Company’s director compensation practices and recommends to the Board the form and amount of compensation and benefits for directors. The Nominating and Corporate Governance Committee from time to time retains independent consultants to provide advice regarding compensation for the directors of the Company. Please refer to the discussion of director compensation under “Non-Executive Director Compensation” on page 44.

Other committees

In addition to the standing committees of the Board described above, the Board may form ad hoc committees from time to time. Recent ad hoc committees include the Transaction Committee of independent directors that was formed for convenience and efficiency to oversee the evaluation of a potential transaction between the Company and IAA, and an Integration Committee that has been formed to monitor the progress of the integration of IAA, in addition to oversight by the entire Board. The Integration Committee includes Robert Elton, Brian Bales, Adam DeWitt, Lisa Hook and Jeffrey Smith. Robert Elton is Chair of the Integration Committee. The Company expects to provide shareholders with regular reports on the integration process.

2023 PROXY STATEMENT	41

OTHER MATTERS

Legal proceedings

We do not currently know of any material legal proceedings against us or any of our subsidiaries involving our directors, nominees for director, officers, affiliates or any owner of record or beneficial owners of more than 5% of our Common Shares or any of their respective associates, or in which any of these persons has a material interest adverse to us or any of our subsidiaries. We do not currently know of any legal proceedings that occurred during the past 10 years that are material to an evaluation of the ability or integrity of any of our executive officers, directors or nominees for director.

Delinquent section 16(a) reports

Section 16(a) of the Exchange Act requires the Company’s directors, certain officers and persons who own 10% or more of our Common Shares to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Based solely upon the Company’s review of SEC filings of such forms and written representations from such persons, the Company believes that during the fiscal year ended December 31, 2022, due to administrative error, Sarah Raiss filed one Form 4 report late relating to a DSU equivalent rights filing.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

No executive officer, director, or employee or former executive officer, director or employee of the Company or any of its subsidiaries, nor any proposed nominee for election as a director of the Company, nor any associate of any director, executive officer or proposed nominee, is, or at any time since January 1, 2022 has been, indebted to the Company or any of its subsidiaries or indebted to another entity where the indebtedness is subject to a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Company or any of its subsidiaries either for a purchase of securities or otherwise, other than “routine indebtedness” as defined in Form 51-102F5 adopted by the Canadian Securities Administrators.

In accordance with its charter, our Audit Committee is responsible for reviewing all related person transactions, including current or proposed transactions in which the Company was or is to be a participant, the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest. The Audit Committee does not currently have a written related party transaction policy but its practice is to consider relevant facts and circumstances in determining whether or not to approve or ratify such a transaction, such as: (i) the nature of the related person’s interest in the transaction; (ii) the terms of the transaction; (iii) the relative importance (or lack thereof) of the transaction to the Company; (iv) the materiality and character of the related person’s interest, including any actual or perceived conflicts of interest; and (v) any other matters the Audit Committee deems appropriate. Based on its consideration of all of the relevant facts and circumstances, the Audit Committee decides whether or not to approve such transactions and approves only those transactions that are deemed to be in the overall best interests of the Company. To identify any related person transaction, the Company requires each director and executive officer to complete a questionnaire each year requiring disclosure of any prior or proposed transaction with the Company in which the director, executive officer or any immediate family member might have an interest.

In addition, pursuant to our Corporate Governance Guidelines, if any actual or potential conflict of interest arises for a director, the director is expected to promptly inform the Board Chair and the CEO. If a significant conflict exists and cannot be resolved, the director is expected to resign. All directors are expected to recuse themselves from any discussion or decision affecting their personal business or interests.

42	2023 PROXY STATEMENT

Other than as disclosed in this Proxy Statement, since January 1, 2022, none of our directors, executive officers, nominees for director or beneficial owners of more than 5% of our Common Shares or any of their immediate family members was indebted to the Company or had a material interest in a transaction with the Company where the amount involved exceeded $120,000, nor are any such transactions currently proposed.

Other than as disclosed in this Proxy Statement, none of the directors or officers of the Company, no director or officer of a body corporate that is itself an insider or a subsidiary of the Company, no person or company who beneficially owns, directly or indirectly, voting securities of the Company or who exercised control or direction over voting securities of the Company or a combination of both carrying more than 10% of the voting rights attached to any class of outstanding voting securities of the Company entitled to vote in connection with any matters being proposed for consideration at the Meeting, no proposed director or nominee for election as a director of the Company and no associate or affiliate of any of the foregoing has or had any material interest, direct or indirect, in any transaction or proposed transaction since January 1, 2022 that has materially affected or would or could materially affect the Company or any of its subsidiaries.

Other than as disclosed in this Proxy Statement, none of the directors or officers of the Company, no proposed nominee for election as a director of the Company, none of the persons who have been directors or officers of the Company at any time since January 1, 2022 and no associate or affiliate of any of the foregoing has any material interest, direct or indirect, in any matter to be acted upon at the Meeting. Other than as disclosed in this Proxy Statement, none of the directors or officers of the Company, no proposed nominee for election as a director of the Company, and none of the persons who have been directors or officers of the Company at any time since January 1, 2022, were appointed or selected pursuant to an arrangement or understanding between he or she and any other person.

There are no family relationships (by blood, marriage, or adoption, not more remote than first cousin) between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

Starboard strategic investment

On January 22, 2023, the Company entered into the Securities Purchase Agreement with certain affiliated funds of Starboard Value LP (collectively, “Starboard”) and, for certain purposes, Starboard Value LP and Jeffrey C. Smith, pursuant to which the Company sold to Starboard in a private placement (i) an aggregate of 485,000,000 Subordinate Voting Shares, which are convertible into our Common Shares, for an aggregate purchase price of $485.0 million, or $1.00 per Subordinate Voting Share, and (ii) an aggregate of 251,163 Common Shares, for an aggregate purchase price of approximately $15.0 million, or $59.722 per Common Share. The Subordinate Voting Shares rank, with respect to rights as to dividends, distributions, redemptions and payments upon the liquidation, dissolution and winding up of the Company, senior to all Common Shares. The closing of the Starboard investment occurred on February 1, 2023. As of the record date for the Meeting, the Subordinate Voting Shares represented 2,775,252 Common Shares on an as-converted basis.

Pursuant to the terms of the Securities Purchase Agreement, Mr. Smith, who serves as Managing Member, Chief Executive Officer and Chief Investment Officer of Starboard Value LP, was appointed to the Board on March 14, 2023, and is being nominated for election at the Meeting. As a condition to Mr. Smith’s appointment, Mr. Smith submitted an irrevocable resignation letter pursuant to which he will resign from the Board automatically and immediately if (A) Starboard fails to beneficially own in the aggregate at least 50.0% of the purchased shares (on an as-converted basis and subject to adjustment for share splits, reclassifications, combinations and similar adjustments) or (B) Starboard or Mr. Smith materially breaches certain provisions of the Securities Purchase Agreement. Starboard has agreed, until the later of (i) the earlier of (x) the date that is 30 days prior to the deadline for the submission of shareholder nominations for our 2024 annual meeting of shareholders pursuant to our organizational documents and (y) the date that is 100 days prior to the first anniversary of the Meeting and (ii) the date that Mr. Smith no longer serves on the Board (the “Standstill Period”), to customary standstill restrictions. Starboard has an option to extend the Standstill Period by one-year periods (the “Continuation Option”), which Continuation Option may be exercised no more than twice, subject to certain limitations. In the event that Starboard

2023 PROXY STATEMENT	43

exercises a Continuation Option, and subject to his consent to serve and the other requirements set forth in the Securities Purchase Agreement, we will take all necessary actions to nominate Mr. Smith for election as a director at our next annual meeting of shareholders.

Holders of the Subordinate Voting Shares will be entitled to vote together with the holders of the Common Shares on an as-converted basis on all matters permitted by applicable law. Starboard has agreed that, during the Standstill Period, it will not vote any shares beneficially owned by it against (including through a “withhold” vote) any of the Company’s nominees for director, including any continuing director, or the Board’s recommendation with respect to any other management proposal or shareholder proposal or nomination presented at an annual or special meeting of shareholders. There are no restrictions, however, on Starboard’s ability to vote shares beneficially owned by it with respect to any extraordinary transaction that may be presented for shareholder approval during the Standstill Period or the election or removal of Mr. Smith. The Securities Purchase Agreement also includes a customary mutual non-disparagement provision, effective during the Standstill Period.

In connection with the Starboard strategic investment, the Company and Starboard entered into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which the Company agreed to grant Starboard certain customary registration rights (under U.S. securities laws) with respect to the purchased shares and certain other securities that may be issued to Starboard in respect thereof, subject to specified limitations.

Summaries of the Securities Purchase Agreement, Registration Rights Agreement and terms of the Subordinate Voting Shares are included in the Company’s Current Reports on Form 8-K filed with the SEC on January 23, 2023 and February 1, 2023.

NON-EXECUTIVE DIRECTOR COMPENSATION

The Nominating and Corporate Governance Committee periodically reviews the Company’s director compensation practices and recommends to the Board the form and amount of compensation and benefits for directors. For 2022, the annual retainer paid to non-executive directors, other than the Board Chair, was $235,000. The annual retainer paid to the Board Chair was $345,000. The Chairs of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee received an additional fee of $20,000, $15,000, and $10,000, respectively.

Non-executive directors filing tax returns in jurisdictions outside of Canada are further entitled to reimbursement by the Company for expenses related to obtaining tax advice in connection with their engagement as a director of the Company, up to a maximum of $5,000 per calendar year.

Effective January 1, 2021, 55% of the annual Board retainers paid to non-executive directors, including the annual fees paid to the Board Chair (but excluding fees for chairmanship of Board committees) are paid in the form of DSUs. Prior to that, since January 1, 2018, 50% of the annual Board retainers paid to non-executive directors, including the annual fees paid to the Board Chair (but excluding fees for chairmanship of Board committees) were paid in the form of DSUs. Executive directors receive no additional compensation for service on the Board. For a discussion of DSUs, see “Non-Executive Director Deferred Share Unit Plan” on page 46.

44	2023 PROXY STATEMENT

Non-executive director compensation table

The table below sets out the compensation of the Company’s non-executive directors for the year ended December 31, 2022.

Non-Executive Director	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Erik Olsson	155,250	198,727	26,784	380,761
Beverley Briscoe(5)	46,021	68,546	3,298,407	3,412,974
Adam DeWitt	105,750	135,366	4,160	245,276
Bob Elton	125,750	135,366	27,574	288,690
J. Kim Fennell(5)	46,021	68,546	838,024	952,591
Lisa Hook	115,917	124,451	1,177	241,545
Sarah Raiss	118,944	135,366	14,867	269,177
Mahesh Shah(6)(7)	71,675	57,289	342	129,306
Amy Guggenheim Shenkan(5)	49,354	68,546	838,024	955,924
Carol Stephenson(6)	71,675	57,289	342	129,306
Chris Zimmerman(7)	105,750	135,366	28,711	269,827
(1)	Represents total fees earned or paid in cash for service on the Board, including annual Board retainer, and the annual fee paid to the Board Chair and to the Committee Chairs.
(2)	The dollar amounts represent the grant date fair value of DSUs granted in 2022, calculated in accordance with ASC 718, utilizing the assumptions discussed in Note 2(f) and Note 24 to our financial statements for the fiscal year ended December 31, 2022, without taking into account estimated forfeitures. The number of DSUs granted and the fair value on each grant date calculated in accordance with ASC 718 are as follows:

	March 7, 2022(4)		May 16, 2022		August 15, 2022		November 14, 2022
Non-Executive Director	Fair Value ($)	DSUs (#)	Fair Value ($)	DSUs (#)	Fair Value ($)	DSUs (#)	Fair Value ($)	DSUs (#)	DSUs held as at December 31, 2022
Erik Olsson	48,072	847	52,559	846	48,432	681	49,664	887	27,431
Beverley Briscoe	32,745	577	35,801	576	—	—-	—	—	—
Adam DeWitt	32,745	577	35,801	577	32,991	464	33,829	604	4,995
Bob Elton	32,745	577	35,801	577	32,991	464	33,829	604	27,752
J. Kim Fennell	32,745	577	35,801	576	—	—	—	—	—
Lisa Hook	21,830	384	35,801	577	32,991	464	33,829	604	2,049
Sarah Raiss	32,745	577	35,801	577	32,991	464	33,829	604	15,401
Mahesh Shah	—	—	—	—	23,460	330	33,829	604	940
Amy Guggenheim Shenkan	32,745	577	35,801	576	—	—-	—	—	—
Carol Stephenson	—	—	—	—	23,460	330	33,829	604	940
Chris Zimmerman	32,745	577	35,801	577	32,991	464	33,829	604	28,858
(3)	All other compensation includes the value of additional DSUs credited to non-executive directors during 2022 corresponding to dividends declared and paid by the Company on Common Shares during 2022 and reimbursement of expenses for tax advice. The value of such dividend equivalent DSUs was calculated by multiplying the number of such additional DSUs credited by the fair market value of a Common Share on the date the dividend was paid. For Ms. Briscoe, Mr. Fennell and Ms. Shenkan, it also includes cash received upon final settlement of outstanding and accumulated DSUs upon their departure from the Board.
(4)	DSUs are awarded quarterly in arrears. The DSU grants are based on the 2022 compensation practices detailed above. For a discussion of DSUs, see “Non-Executive Director Deferred Share Unit Plan” on page 46.
(5)	Ceased to be a director on April 27, 2022.
(6)	Appointed a director on April 27, 2022.
(7)	Ceased to be a director on March 20, 2023.

2023 PROXY STATEMENT	45

Ownership guidelines

In January 2012, the Board adopted share ownership guidelines for the non-executive directors of the Company. The Board believes that share ownership aligns the interests of its directors with the interests of the Company’s shareholders, promotes sound corporate governance and demonstrates a commitment to the Company. Effective January 2018, the Board amended its share ownership guidelines for the non-executive directors of the Company to require non-executive directors to hold Common Shares and/or DSUs with a combined value of not less than five times the cash portion of the annual fixed retainer paid to such directors. Since DSUs must be held until the director retires and as the value of DSUs increases or decreases in lock-step with the price of the Common Shares, DSUs reflect a philosophy of aligning the interests of the directors with the long-term interests of shareholders by tying compensation to share price performance.

The following table sets out the applicable equity ownership guideline and equity ownership for each incumbent non-executive director. It is anticipated that new directors, including Messrs. Bales, Breslin, O’Day, Sieger and Smith, will meet their share ownership requirements within five years from the date of appointment.

	Equity Ownership Guideline
Non-Executive Director	Multiple of Retainer	Amount of Retainer ($)	Total Value of Equity Ownership Required ($)	Common Shares(1) (#)	DSUs(2) (#)	Total Value of Equity Ownership(3) ($)	Meets Share Ownership Requirement(4)
Erik Olsson	5x	155,250	776,250	—	28,867	1,618,573	Yes
Adam DeWitt	5x	105,750	528,750	—	5,646	316,571	No(5)
Robert Elton	5x	125,750	628,750	—	28,946	1,623,002	Yes
Lisa Hook	5x	115,917	579,583	—	2,630	147,464	No(6)
Sarah Raiss	5x	118,944	594,722	—	16,300	913,941	Yes
Carol Stephenson	5x	71,675	358,375	—	1,495	83,825	No(7)
(1)	Represents the number of Common Shares held as of April 5, 2023.
(2)	Represents the number of DSUs and dividend equivalents credited to each non-executive director held as of April 5, 2023.
(3)	The total value of equity ownership is based on the closing price of the Common Shares on the NYSE on April 5, 2023, of $56.07 and includes the value of both Common Shares and DSUs.
(4)	The share ownership guidelines were implemented in January 2012 and updated in December 2017.
(5)	Mr. DeWitt joined the Board in May 2020 and is anticipated to meet the equity ownership guideline by May 2025.
(6)	Ms. Hook joined the Board in November 2021 and is anticipated to meet the equity ownership guideline by November 2026.
(7)	Ms. Stephenson joined the Board in April 2022 and is anticipated to meet the equity ownership guideline by April 2027.

Non-executive director deferred share unit plan

In 2020, the Board approved amendments to the DSU Plan pursuant to which, in respect of calendar years commencing on or after January 1, 2021, 55% of the annual Board retainer paid to non-executive directors, including the annual fee paid to the Board Chair, will be paid in the form of DSUs regardless of a director’s current level of share ownership or whether a non-executive director had satisfied share ownership guidelines. Prior to January 1, 2021, 50% of the annual Board retainer paid to non-executive directors, including the annual fee paid to the Board Chair, was paid in the form of DSUs regardless of a director’s current level of share ownership or whether a non-executive director had satisfied share ownership guidelines. Prior to January 1, 2018, a non-executive director on each quarterly date on which the annual Board retainer for the prior completed calendar quarter was payable could elect to receive a cash payment only if the share ownership guidelines were met.

46	2023 PROXY STATEMENT

The annual Board retainer which is payable in the form of DSUs as contemplated in the plan is payable, calculated and credited quarterly in arrears as follows:

•	The number of DSUs credited to a director is calculated by dividing the dollar amount of the portion of the Board retainer to be paid in the form of DSUs by the fair market value of a Common Share on the date the DSUs are credited, being the volume weighted average price of the Common Shares reported by the NYSE for the immediately preceding twenty trading days.
•	DSUs are credited on the 65th day (or the next business day if the 65th day is not a business day) after the end of the quarter in relation to the portion of the annual Board retainer payable for any fourth calendar quarter and DSUs are credited on the 45th day (or next business day if the 45th day is not a business day) after the end of the quarter in relation to the portion of the annual Board retainer payable for any other calendar quarter.

Although DSUs vest immediately upon being granted under the DSU Plan, no amount is payable to the non-executive director holding the DSUs until the director ceases to be a director, following which the director will be entitled to receive a lump sum cash payment, net of any applicable withholdings, equal to the number of DSUs held multiplied by the fair market value of one Common Share (determined as described above) as of the 24th business day after the first publication of the Company’s interim or annual financial statements and management’s discussion and analysis for the fiscal quarter of the Company next ending following the director ceasing to hold office. Additional DSUs are credited under the DSU Plan corresponding to dividends declared on the Common Shares. DSUs are considered equivalent to Common Shares for purposes of determining whether a director is complying with or satisfying share ownership guidelines.

2023 PROXY STATEMENT	47

PROPOSAL TWO: APPOINTMENT OF
ERNST & YOUNG LLP

Overview

We are asking our shareholders to appoint Ernst & Young LLP (United States) as our auditor until the next annual meeting of the Company and that the Audit Committee be authorized to fix their remuneration. Ernst & Young LLP (Canada) previously audited our financial statements from 2013 through the fiscal year ended December 31, 2022. Ernst & Young LLP (Canada) elected not to stand for re-appointment due to the relocation of our principal executive offices from Burnaby, British Columbia, Canada to Westchester, Illinois, United States. During our two most recent fiscal years ended December 31, 2022 and 2021, Ernst & Young LLP’s (Canada) reports on our financial statements did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with its audits for the years ended December 31, 2021 and 2022 and up to April 5, 2023, there were (1) no disagreements with Ernst & Young LLP (Canada) on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP (Canada), would have caused it to make a reference to the subject matter of the disagreements in connection with its report, and (2) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

The Audit Committee is satisfied that Ernst & Young LLP (United States) meets the relevant independence requirements and is free from conflicts of interest that could impair their objectivity in conducting an audit of the Company.

To the Company’s knowledge, representatives of Ernst & Young LLP (United States) and Ernst & Young LLP (Canada) are expected to be present at the Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

For the purposes of complying with National Instrument 51-102 Continuous Disclosure Obligations of the Canadian Securities Administrators, and for complying with the requirements of Schedule 14A, a copy of the Company’s 8-K with respect to the change of auditor of the Company is attached as Appendix D and incorporated herein by reference.

The affirmative vote of a majority of votes cast by shareholders present or represented by proxy at the Meeting is required for the appointment of Ernst & Young LLP (United States) as our independent registered public accounting firm. For purposes of this proposal, abstentions will not be counted as votes cast in determining the number of votes necessary for the appointment of Ernst & Young LLP (United States) as our independent registered public accounting firm.

Fees billed by independent auditors

The fees billed to us by Ernst & Young LLP (Canada), our independent auditor in each of the last two fiscal years, are set forth in the following table. All services and fees, including tax service fees, were pre-approved by the Audit Committee.

	Year Ended December 31,
Item	2022(5)	2021(5)
Audit Fees(1)	$2,854,433	$2,777,717
Audit-Related Fees(2)	—	—
Tax Fees(3)	$77,995	$24,808
All Other Fees(4)	—	—
Total	$2,932,428	$2,802,525

48	2023 PROXY STATEMENT

(1)	“Audit Fees” represents fees billed for the audit of our annual financial statements and review of our quarterly financial statements and for services that are normally provided in connection with statutory and regulatory filings or engagements. Audit fees are billed and paid in Canadian dollars.
(2)	“Audit-Related Fees” represents fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.”
(3)	“Tax Fees” include fees for tax compliance, tax advice and tax planning.
(4)	“All Other Fees” include all other non-audit services.
(5)	The amounts reported are converted from Canadian dollars to U.S. dollars based on the average Canadian and U.S. dollar exchange rate of CA$1 to US$0.7690 for 2022 and CA$1 to US$0.7977 for 2021.

Pre-approval policies and procedures

The Audit Committee Charter provides that the Audit Committee is responsible for the selection, appointment, and retention of the independent auditor, subject to annual shareholder approval, and evaluation and, where appropriate, replacement of the independent auditor. In addition, the Audit Committee approves compensation of the independent auditor. The Audit Committee also has responsibility for pre-approving the retention of the independent auditor for all audit and non-audit services the independent auditor is permitted to provide the Company and approve the fees for such services, other than any de minimis non-audit services allowed by applicable law or regulation. The Audit Committee is required to pre-approve all non-audit related services performed by the auditors. The Audit Committee’s pre-approval policy outlines the procedures and the conditions pursuant to which permissible services proposed to be performed by the auditors are pre-approved, provides a general pre-approval for certain permissible services and outlines a list of prohibited services. For 2021 and 2022, all of the services related to amounts billed by the Company’s external accountants were pre-approved by the Audit Committee.

Recommendation of the board

The Board recommends a vote “FOR” the appointment of Ernst & Young LLP (United States) as the Company’s auditor until the next annual meeting of the Company and the authorization of the Audit Committee of the Board to fix the auditor’s remuneration.

Report of the audit committee

To the Shareholders of Ritchie Bros. Auctioneers Incorporated:

The Audit Committee reviewed and discussed with management and the Company’s independent auditors the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. The Audit Committee has discussed with the independent registered public accountants the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC and considered the compatibility of non-audit services with the auditors’ independence. In addition, the Audit Committee discussed the matters required to be discussed by the Auditing Standard No. 1301. The Audit Committee also has received the written disclosures and the letter from the independent accountant required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has also discussed with the independent accountant the accountant’s independence. Based on the review and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.

Audit Committee of the Board
Robert Elton, Chair
Adam DeWitt
Sarah Raiss

2023 PROXY STATEMENT	49

PROPOSAL THREE: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Overview

The Board of Directors believes that the Company’s operating success and shareholder value depend on the ability of the Company’s leadership. Accordingly, our executive compensation program is designed to provide a competitive level of compensation necessary to:

•	attract and retain the talent needed to lead a strategic transformation to grow the Company’s business;
•	incent executives and key employees to achieve the Company’s goals, including long-term earnings growth and sustained value creation; and
•	create commonality of interests among management, the Company’s shareholders and other stakeholders.

In accordance with Section 14A of the Exchange Act and Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the following resolution, commonly known as a “Say on Pay” proposal, gives our shareholders the opportunity to vote to approve or not approve, on an advisory basis, the compensation of our Named Executive Officers (“NEOs”). This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and our compensation philosophy, policies and practices, as disclosed in the “Compensation Discussion and Analysis” beginning on page 66. Shareholders are currently given an opportunity to cast an advisory vote on this topic annually, with the next shareholder advisory vote after the meeting expected to occur at the 2024 Annual Meeting of Shareholders.

While this vote is advisory in nature and therefore not binding on us, or our directors, we value the opinions of all our shareholders and will carefully consider the outcome of this vote when making future compensation decisions for our NEOs.

We encourage our shareholders to read the “Compensation Discussion and Analysis”, which explains specifically how, what and why we pay our executives, and will equip shareholders to cast an informed vote.

Our Board believes that our compensation program appropriately links executive pay to achievement of corporate goals, properly aligns management and shareholder interests, and is fair, reasonable and competitive relative to market practice. We therefore recommend that shareholders vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the Named Executive Officers, as disclosed in the Compensation Discussion and Analysis, the Executive Compensation Tables and the accompanying narrative discussion in the proxy statement of the Company, dated April 7, 2023, is hereby approved.”

Recommendation of the board

The Board recommends a vote “FOR” the adoption of the above resolution indicating approval of the compensation of the Company’s NEOs.

50	2023 PROXY STATEMENT

PROPOSAL FOUR: APPROVAL OF THE SHARE
INCENTIVE PLAN

We have long had in effect share-based incentive plans that have allowed us to grant employees, officers, non-employee directors and other key persons various types of equity-based awards. These programs reflect the Board’s belief that encouraging share ownership serves to attract, retain and motivate these individuals by providing a direct financial interest in our continued success. The Board also believes that equity-based compensation closely aligns employees’ interests with those of our shareholders and provides a strong incentive to remain in our service.

On April 3, 2023, the Board adopted the Ritchie Bros. Auctioneers Incorporated 2023 Share Incentive Plan (the “2023 Plan”), subject to shareholder approval. A copy of the 2023 Plan is attached as Appendix B to this Proxy Statement and is incorporated herein by reference. The following description of the 2023 Plan is qualified in its entirety by reference to Appendix B. We are asking you to approve the 2023 Plan.

If the 2023 Plan is approved by shareholders, we will have 9,355,000 Common Shares available for issuance thereunder. No additional grants have been or will be made under the Company’s Amended and Restated Stock Option Plan, as amended, Amended and Restated Senior Executive Restricted Share Unit Plan, as amended, Amended and Restated Employee Restricted Share Unit Plan, as amended, Senior Executive Performance Share Unit Plan, as amended, and Employee Performance Share Unit Plan, as amended (collectively, the “Prior Plans”) after March 31, 2023.

Rationale for the 2023 Plan

The 2023 Plan is critical to our ongoing effort to continue to build shareholder value. Our employees are our most valued resource and we have significantly expanded our employee population with the acquisition of IAA.

Equity incentive awards are an important component of our executive and non-executive employees’ compensation. Our Compensation Committee and the Board believe that we must continue to offer a competitive equity compensation program in order to attract, retain and motivate the talented and qualified employees necessary for our continued growth and success.

We manage our long-term shareholder dilution by limiting the number of equity incentive awards granted annually. The Compensation Committee carefully monitors our annual net share usage, total dilution and equity expense in order to maximize shareholder value by granting only the number of equity incentive awards that it believes are necessary and appropriate to attract, reward and retain our employees. Our compensation philosophy reflects broad-based eligibility for equity incentive awards for high performing employees. By doing so, we link the interests of those employees with those of our shareholders and motivate our employees to act as owners of the business.

Overview

The 2023 Plan provides us with the flexibility to develop and deliver a long-term equity incentive program that is competitive, attracts and retains key talent, and meets current and evolving compensation practices. Additionally, the 2023 Plan contains key features to protect the interests of our shareholders, which include the following:

•	No “Evergreen.” The maximum number of Common Shares to be issued under the 2023 Plan is 9,355,000; there is no annual increase in the number of shares available for issuance under the 2023 Plan.
•	No Dividends Paid on Unvested Awards for All Equity Award Types. Under the 2023 Plan, no dividends or dividend equivalents are paid on any unvested awards. Dividends on unvested restricted share awards granted under the 2023 Plan will not be paid when declared, but instead will accrue and not be paid unless and until the restricted share award vests. Dividend equivalent rights granted as a component of an award of restricted share units may be paid only if and when the related award vests.

2023 PROXY STATEMENT	51

•	No Liberal Share Recycling. Under the 2023 Plan, Common Shares (i) withheld or delivered to satisfy the exercise price or tax obligations with respect to the exercise of stock options or the settlement of an award, and (ii) subject to share appreciation rights not issued in connection with the share appreciation right are not added back to the number of Common Shares available for grant under the 2023 Plan. In addition, upon the exercise of a share appreciation right that is settled in Common Shares, the full number of shares underlying the award will be charged to the reserved pool and Common Shares repurchased on the open market are not added to the number of Common Shares reserved under the 2023 Plan.
•	Minimum Vesting Periods. Minimum vesting periods are generally required for all awards under the 2023 Plan.
•	No Discount Stock Options or Share Appreciation Rights. The exercise price of stock options and share appreciation rights must equal at least 100% of the fair market value of the underlying Common Shares on the date of grant, subject to certain limited exceptions.
•	No “Liberal” Change in Control Definition. The change in control definition in the 2023 Plan is not “liberal” and, for example, would not occur merely upon shareholder approval of a transaction. A change in control must actually occur in order for the change in control provisions in the 2023 Plan to be triggered.
•	No Repricing Without Shareholder Approval. Without shareholder approval, the exercise price of stock options and share appreciation rights will not be reduced and stock options and share appreciation rights will not be otherwise repriced through cancellation and re-grant or cancellation in exchange for cash or other awards or otherwise.
•	No Dividend Equivalent Rights on Stock Options or Stock Appreciation Rights. Under the 2023 Plan, no dividend equivalent rights may be granted with respect to stock options or share appreciation rights.
•	Shareholder Approval Required for All Material Amendments. Any material amendment to the 2023 Plan is subject to approval by our shareholders.

Determination of the Number of Shares Subject to the 2023 Plan

As of March 31, 2023, we had 181,788,431 Common Shares issued and outstanding. The market value of one of our Common Shares on the New York Stock Exchange on March 31, 2023, as determined by reference to the closing sale price, was $56.29.

In setting and recommending to shareholders the number of Common Shares reserved under the 2023 Plan, the Board considered a number of factors including, among others:

•	Prior Plan equity awards. The following table sets forth the number of stock options (“Options”) and restricted share units (“RSUs”) granted in each of the last three fiscal years under the Prior Plans. In addition, the table provides the weighted average number of Common Shares outstanding in the year indicated. No other equity-based awards were granted during these periods:

Year	Number of Options Granted	Number of RSUs Granted	Weighted Average Number of Common Shares Outstanding
2022	830,004	127,736	110,781,282
2021	1,775,320	207,923	110,315,782
2020	822,626	202,019	109,054,493
•	Three-Year Average Burn Rate. Our three-year average burn rate (2020-2022) of approximately 1.36% is lower than the ISS industry category burn rate threshold of 2.08%. Burn rate is defined as the number of Common Shares subject to Options and RSUs granted in a year divided by the weighted average Common Shares outstanding for that year. In accordance with the policies of certain institutional investors, our full-value equity awards are subject to a multiplier of 2.0 for purposes of calculating the burn rate;

52	2023 PROXY STATEMENT

•	Plan Duration. The 2023 Plan is expected to cover awards for approximately three years based on historical grant practices and the recent trading price of our Common Shares; and
•	Potential dilution or “overhang.” The Board also considered the potential dilution or “overhang” that would result from adopting the 2023 Plan, including the policies of certain institutional investors and major proxy advisory firms. Total overhang is calculated as all outstanding awards plus remaining Common Shares available for grant, divided by total Common Shares outstanding plus all outstanding awards and remaining Common Shares available for grant.

The following table sets forth certain information as of March 31, 2023, unless otherwise noted, with respect to our equity compensation plans:

	Outstanding	Dilution
Stock Options/Share Appreciation Rights (“SARs”) Outstanding	3,948,411	2.2%
Weighted-Average Exercise Price of Outstanding Stock Options/SARs	$59.39
Weighted-Average Remaining Term of Outstanding Stock Options/SARs	6.04
Total Share-Settled Full-Value Awards Outstanding	899,139	0.5%
Proposed Common Shares reserve under the 2023 Plan	9,355,000	5.1%
Basic Common Shares outstanding as of March 31, 2023	181,788,883	7.8%
•	If the 2023 Plan is approved at the Meeting, we do not intend to use the 5,316,767 Common Shares that were available under our Prior Plans as of March 31, 2023.

Shares Subject to the 2023 Plan

We have reserved 9,355,000 Common Shares (representing approximately 5.15% of Common Shares issued and outstanding as of April 5, 2023) for awards under the 2023 Plan. The Common Shares underlying any awards that are forfeited, canceled, cash-settled or otherwise terminated, other than by exercise, under the 2023 Plan will be added back to the Common Shares available for issuance under the 2023 Plan.

In addition,

•

substitute awards that are granted in assumption of, or in substitution or exchange for, awards previously granted by a company that we acquire or with which we combine, will not reduce or increase the Common Shares available under the 2023 Plan;

•	Common Shares tendered or withheld to satisfy the exercise price or tax withholding obligations upon exercise of a stock option or share appreciation right granted under the 2023 Plan will not be added to the number of Common Shares reserved under the 2023 Plan; and
•	the 2023 Plan requires the Compensation Committee to make appropriate or proportionate adjustments to the number of Common Shares that are subject to the 2023 Plan, to certain limits in the 2023 Plan, and to any outstanding awards to reflect share dividends, share splits, reverse share splits, extraordinary cash dividends and similar events.

No more than 9,355,000 Common Shares may be issued under the 2023 Plan in the form of incentive stock options. The maximum number of Common Shares issuable to “insiders,” as defined in the 2023 Plan, pursuant to awards under the 2023 Plan and any other share-based compensation arrangement adopted by the Company is 10% of the Common Shares outstanding from time to time. The maximum number of Common Shares that may be issued to insiders pursuant to awards under the 2023 Plan and any other share-based compensation arrangement adopted by the Company within a one-year period is 10% of the Common Shares outstanding from time to time.

2023 PROXY STATEMENT	53

Summary of the 2023 Plan

Plan Administration

The 2023 Plan is administered by the Board or the Compensation Committee. The administrator of the 2023 Plan has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2023 Plan. The administrator of the 2023 Plan may delegate to a committee consisting of one or more of our officers, including our CEO, the authority to grant awards to employees who are not subject to the reporting and other provisions of Section 16 of the U.S. Securities and Exchange Act of 1934, as amended, and not members of the delegated committee, subject to certain limitations and guidelines.

Eligibility

Persons eligible to participate in the 2023 Plan are those officers and other employees, non-employee directors and consultants of the Company and its affiliates as selected from time to time by the administrator of the 2023 Plan in its discretion. As of March 31, 2023, 9,947 individuals would have been eligible to participate in the 2023 Plan had it been in effect, which includes six executive officers, 9,624 employees who are not executive officers, 11 non-employee directors and 306 consultants.

Types of Awards

Stock Options. The 2023 Plan permits the granting of (i) options to purchase Common Shares intended to qualify as incentive stock options under Section 422 of the U.S. Internal Revenue Code of 1986, as amended (the “IRC”), and (ii) options that do not so qualify. Options granted under the 2023 Plan will be non-qualified options if they fail to qualify as incentive stock options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive stock options and to non-employee directors and consultants. To qualify as incentive stock options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive stock options that first become exercisable by a participant in any one calendar year.

The term of each stock option will be fixed by the administrator of the 2023 Plan and may not exceed ten years from the date of grant. The 2023 Plan provides that any option intended to be an incentive stock option that is granted to an optionee who owns more than 10% of our Common Shares must have a term of no more than five years from the date of grant.

The exercise price of each stock option will be determined by the Compensation Committee, but may not be less than 100% of the fair market value of the Common Shares on the date of grant (110% in the case of an incentive stock option granted to an optionee who owns more than 10% of our Common Shares), except in compliance with applicable securities laws and stock exchange rules and in the limited circumstances of (i) stock options granted pursuant to a transaction described in and in a manner consistent with Section 424(a) of the IRC, (ii) stock options granted to individuals not subject to U.S. income tax on the date of grant or (iii) if the stock option is otherwise compliant with Section 409A of the IRC. The 2023 Plan defines “fair market value” by reference to the closing price of our Common Shares on the date of grant on The New York Stock Exchange or the Toronto Stock Exchange, whichever exchange has the majority of trading volume at such time.

Upon exercise of a stock option, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the administrator of the 2023 Plan or by delivery (or attestation to the ownership) of Common Shares that are not then subject to any restrictions under any Company plan. Subject to applicable law, the exercise price may also be delivered to us by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, non-qualified options may be exercised using a net exercise feature, which reduces the number of Common Shares issued to the optionee by the number of Common Shares with an aggregate fair market value equal to the aggregate exercise price of the exercised stock options.

54	2023 PROXY STATEMENT

The administrator of the 2023 Plan will determine at what time or times each option may be exercised. Options may be made exercisable in installments. In general, unless otherwise permitted by the administrator of the 2023 Plan, no option granted under the 2023 Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.

Share Appreciation Rights. The administrator of the 2023 Plan may award share appreciation rights subject to such conditions and restrictions as the Compensation Committee may determine. Share appreciation rights entitle the recipient to Common Shares (or cash, to the extent explicitly provided for in the applicable award certificate) equal to the value of the appreciation in the share price over the exercise price. The exercise price may not be less than the fair market value of the Common Shares on the date of grant, except in compliance with applicable securities laws and stock exchange rules and in the limited circumstances of (i) share appreciation rights granted pursuant to a transaction described in and in a manner consistent with Section 424(a) of the IRC, (ii) share appreciation rights granted to individuals not subject to U.S. income tax on the date of grant or (iii) if the share appreciation right is otherwise compliant with Section 409A of the IRC. The maximum term of a share appreciation right is ten years.

Restricted Shares. The administrator of the 2023 Plan may award Common Shares to participants subject to such conditions and restrictions as the administrator of the 2023 Plan may determine. These conditions and restrictions may include the achievement of pre-established performance goals and/or continued employment or other service relationship through a specified restricted period. During the vesting period, restricted share awards may be credited with dividends but dividends payable with respect to a restricted share award, including regular cash dividends, shall not be paid unless and until the awards vest.

Restricted Share Units. The administrator of the 2023 Plan may award restricted share units to any participants. Restricted share units are ultimately payable in the form of Common Shares (or cash to the extent explicitly provided for in the relevant award certificate) and may be subject to such conditions and restrictions as the administrator of the 2023 Plan may determine. These conditions and restrictions may include the achievement of pre-established performance goals and/or continued employment or service relationship with us through a specified vesting period. In the administrator of the 2023 Plan’s sole discretion, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a restricted share unit award, subject to the participant’s compliance with the procedures established by the administrator of the 2023 Plan and requirements of Section 409A of the IRC.

Unrestricted Share Awards. The administrator of the 2023 Plan may also grant (or sell at par value or such higher price as determined by the administrator of the 2023 Plan) Common Shares that are free from any restrictions under the 2023 Plan. Unrestricted shares may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

Dividend Equivalent Rights. The Compensation Committee may grant dividend equivalent rights, which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified Common Shares. Dividend equivalent rights may be granted as a component of an award of restricted share units or as a freestanding award and will be paid only if the related award becomes vested (in the case of dividend equivalent rights that are granted as a component of an award). Dividend equivalent rights may be settled in cash, Common Shares or a combination of cash and Common Shares, in a single installment or installments, as specified in the award. No options or share appreciation rights will provide for the payment or accrual of dividend equivalent rights.

Cash-Based Awards. The administrator of the 2023 Plan may grant cash bonuses under the 2023 Plan to participants. The cash bonuses may be subject to the achievement of pre-established performance goals.

Minimum Vesting Condition

The minimum vesting period for each equity award granted under the 2023 Plan must be at least one year, provided (i) that up to 5% of the Common Shares authorized for issuance under the 2023 Plan may be utilized for unrestricted

2023 PROXY STATEMENT	55

share awards or other equity awards with a minimum vesting period of less than one year and (ii) annual awards to non-employee directors that occur in connection with our annual meeting of shareholders may vest on the date of our next annual meeting of shareholders that is at least 50 weeks after the immediately preceding year’s annual meeting. In addition, the administrator of the 2023 Plan may grant equity awards that vest within one year (a) if such awards are granted as substitute awards in replacement of other awards (or awards previously granted by an entity being acquired (or assets of which are being acquired)) that were scheduled to vest within one year or (b) if such awards are being granted in lieu of fully vested cash compensation.

Prohibition on Repricing

Other than as permitted under the 2023 Plan to appropriately reflect changes in our capital structure or in connection with a change in control, without shareholder approval, the administrator of the 2023 Plan is prohibited from reducing the exercise price of outstanding stock options or share appreciation rights, effecting repricing through cancelling and re- granting or cancelling stock options or share appreciation rights in exchange for cash or other awards, or taking any action with respect to a stock option or share appreciation right that would be treated as a repricing under New York Stock Exchange rules and Toronto Stock Exchange rules.

Change in Control Provisions

The 2023 Plan provides that upon the effectiveness of a “sale event,” as defined in the 2023 Plan, all awards under the 2023 Plan will automatically terminate unless the parties to the sale event agree that such awards will be assumed, continued or substituted by the successor entity; provided however, except as may be otherwise provided in the relevant award certificate, that all awards with time-based vesting conditions or restrictions that are not vested and/or exercisable immediately prior to the effective time of the sale event shall become fully vested and exercisable or nonforfeitable, and all awards with conditions and restrictions relating to performance goals may become vested and exercisable or nonforfeitable in connection with a sale event in the administrator of the 2023 Plan’s discretion or to the extent specified in the relevant award certificate. In the event of such termination, we will have the option (in our sole discretion) to make or provide for the payment, in cash or in kind, to the participants holding stock options and share appreciation rights, an amount equal to the difference between the sale price multiplied by the number of Common Shares subject to outstanding stock options and share appreciation rights and the aggregate exercise price of all such outstanding stock options and share appreciation rights, or each participant will be permitted, within a specified period of time prior to the consummation of the sale event, to exercise all outstanding stock options and share appreciation rights (to the extent then exercisable) held by such participant. We will also have the option (in our sole discretion) to make or provide for a payment, in cash or in kind, to the participants holding other awards in an amount equal to the sale price multiplied by the number of vested Common Shares under such awards.

Equitable Adjustments

The 2023 Plan requires the administrator of the 2023 Plan to make appropriate adjustments to the number of Common Shares that are subject to the 2023 Plan, to certain limits in the 2023 Plan, and to any outstanding awards under the 2023 Plan to reflect any reorganization, recapitalization, reclassification, share dividend, share split, reverse share split or other similar event.

Clawback

Awards under the 2023 Plan will be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any clawback, forfeiture or similar policy that we may have in effect from time to time and (ii) applicable law.

Tax Withholding

Participants in the 2023 Plan are responsible for the payment of any federal, state or local taxes that we are required by law to withhold upon the exercise of stock options or share appreciation rights or vesting of other awards. The

56	2023 PROXY STATEMENT

administrator of the 2023 Plan may require our tax withholding obligations to be satisfied, in whole or in part, by withholding Common Shares to be issued pursuant to any award. The administrator of the 2023 Plan may also require our tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of Common Shares issued pursuant to any award are immediately sold and proceeds from such sale are remitted to us in an amount that would satisfy the withholding amount due.

Amendments and Termination

The Board may at any time amend, alter or discontinue the 2023 Plan and the administrator of the 2023 Plan may at any time amend any outstanding award, provided that no such amendment, modification, change, suspension or termination of the 2023 Plan or any awards granted hereunder may materially impair any rights of a grantee or materially increase any obligations of a grantee under the 2023 Plan without the consent of the grantee, unless the Board determines such adjustment is required or desirable in order to comply with any applicable securities laws or stock exchange requirements. Awards are only transferable under certain circumstances as prescribed by the 2023 Plan, which includes transfers to certain family members.

Shareholder approval will be required for amendments to the 2023 Plan with respect to (i) any increase in the maximum number of Common Shares that may be issued pursuant to awards granted under the 2023 Plan; (ii) any reduction in the exercise price of outstanding stock options or share appreciation rights or to effect repricing through cancellation and re-grants or cancellation of stock options or share appreciation rights in exchange for cash or other awards or take any other action with respect to a stock option or share appreciation right that would be treated as a repricing under the rules and regulations of any stock exchange on which the shares are listed; (iii) any amendment that extends the term of an award beyond the original expiry date; (iv) if at any time, the 2023 Plan is amended to exclude participation by non-employee directors, any amendment to the 2023 Plan that may permit the introduction or reintroduction of non-employee directors on a discretionary basis; (v) any amendment that increases limits previously imposed on non-employee directors; (vi) any amendment that would permit equity based awards granted under the 2023 Plan to be transferable or assignable other than for normal estate settlement purposes and for transfers amongst certain family members as provided for under the 2023 Plan; (vii) any amendment to increase the maximum limit of the number of securities that may be issued to insiders under the 2023 Plan or other security-based compensation arrangement of the Company (viii) adding provisions relating to a cashless exercise (other than a surrender of options for cash) which does not provide for a full deduction of the underlying Common Shares from the maximum number reserved under the 2023 Plan; and (ix) any amendment to the amending provisions of the 2023 Plan.

Subject to the requirements of any stock exchange upon which the Company’s shares are then listed and applicable law, no shareholder approval will be required for: (i) amendments to avoid any additional tax on grantees under Section 409A of the IRC or other applicable tax laws or regulations; (ii) amendments of a “housekeeping nature”; (iii) changes to the vesting or exercise provisions or other restrictions applicable to any award, award certificate or the 2023 Plan not inconsistent with the amendment provisions of the 2023 Plan; (iv) changes to the provisions of the 2023 Plan relating to the expiration of awards prior to their respective expiration dates upon the occurrence of certain specified events determined by the Board; and (v) the cancellation of an award under the 2023 Plan.

Notwithstanding the foregoing, to the extent required under the rules of any securities exchange or market system on which the Common Shares are listed, or to the extent determined by the administrator of the 2023 Plan to be required to ensure that incentive stock options granted under the 2023 Plan are qualified, amendments shall be subject to approval by Company shareholders.

Effective Date

The Board approved the 2023 Plan on April 3, 2023, and the 2023 Plan will become effective on the date it is approved by shareholders. Awards of incentive stock options may be granted under the 2023 Plan until April 3, 2033. No awards may be granted under the 2023 Plan after the date that is 10 years from the date of shareholder approval.

2023 PROXY STATEMENT	57

New Plan Benefits

Because the grant of awards under the 2023 Plan is within the discretion of the administrator of the 2023 Plan, we cannot determine the dollar value or number of Common Shares that will in the future be received by or allocated to any participant in the 2023 Plan.

U.S. Federal Tax Consequences Under the 2023 Plan

The following is a summary of the principal U.S. federal income tax consequences of certain transactions under the 2023 Plan. It does not describe all U.S. federal tax consequences under the 2023 Plan, nor does it describe non-U.S., state or local tax consequences.

Incentive Stock Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee. If Common Shares issued to an optionee pursuant to the exercise of an incentive stock option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon the sale of such shares, any amount realized in excess of the exercise price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) we will not be entitled to any deduction for federal income tax purposes.

If Common Shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the Common Shares at exercise (or, if less, the amount realized on a sale of such Common Shares) over the exercise price thereof, and (ii) we will be entitled to deduct such amount. Special rules apply where all or a portion of the exercise price of the incentive stock option is paid by tendering Common Shares.

If an incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the post-termination exercise period limits described above do not apply.

Non-Qualified Stock Options. No income is realized by the optionee at the time a non-qualified stock option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the exercise price and the fair market value of the Common Shares on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, the appreciation or depreciation between the date of exercise and the date of disposition is treated as either short-term or long-term capital gain or loss depending on how long the Common Shares have been held. Special rules apply where all or a portion of the exercise price of the non-qualified stock option is paid by tendering Common Shares. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Other Awards. We generally will be entitled to a tax deduction in connection with other awards under the 2023 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests, is settled or becomes non-forfeitable, unless the award provides for a further deferral.

Parachute Payments. The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the IRC. Any such parachute payments may be non-deductible to us, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

58	2023 PROXY STATEMENT

Shareholder Approval and Board Recommendation

At the Meeting, shareholders will be asked to consider and, if deemed advisable, to pass, with or without variation, the following ordinary resolution approving the 2023 Plan:

“BE IT RESOLVED, as an ordinary resolution of shareholders of the Company that:

1.	The Ritchie Bros. Auctioneers Incorporated 2023 Share Incentive Plan is hereby approved.
2.	Any one or more directors or officers of the Company are hereby authorized and directed, for and on behalf of the Company, to execute or cause to be executed, under the seal of the Company or otherwise, and to deliver or to cause to be delivered, all such other documents and to do or to cause to be done all such other acts and things as in such person’s or persons’ opinion may be necessary or desirable in order to carry out the intent of the foregoing resolutions and to give effect to the Ritchie Bros. Auctioneers Incorporated 2023 Share Incentive Plan, such determination to be conclusively evidenced by the execution and delivery of such document or the doing of such act or thing by such person or persons.”

The Board recommends a vote “FOR” the ordinary resolution approving the 2023 Plan.

2023 PROXY STATEMENT	59

PROPOSAL FIVE: APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN

Overview

On April 3, 2023, the Board adopted the Ritchie Bros. Auctioneers Incorporated 2023 Employee Stock Purchase Plan (the “ESPP”), subject to shareholder approval. A copy of the ESPP is attached as Appendix C to this Proxy Statement and is incorporated herein by reference. The following description of the ESPP is qualified in its entirety by reference to Appendix C. We are asking you to approve the ESPP.

Purpose

We believe that the adoption of the ESPP will benefit us by providing employees with a continuing opportunity to acquire Common Shares, which gives employees a stake in our growth, and will enable us to attract, retain and motivate valued employees.

Material Terms of the ESPP

The following is a brief summary of certain provisions of the ESPP. The ESPP includes two components: an IRC Section 423 Component (the “423 Component”) and a non-IRC Section 423 Component (the “Non-423 Component”). It is our intention that the 423 Component qualify as an “employee stock purchase plan” under Section 423 of the IRC. Under the Non-423 Component, which does not qualify as an “employee stock purchase plan” within the meaning of Section 423 of the IRC, rights will be granted pursuant to rules adopted by the administrator of the ESPP designed to achieve tax, securities laws or other objectives for eligible employees.

Common Shares Subject to the ESPP. An aggregate of 3,000,000 Common Shares (representing approximately 1.65% of Common Shares issued and outstanding as of April 5, 2023) will be reserved and available for issuance under the ESPP. If our capital structure changes because of a share dividend, share split or similar event, the number of Common Shares that can be issued under the ESPP will be appropriately adjusted.

Plan Administration. The ESPP will be administered by the Compensation Committee, which will have full authority to make, administer and interpret such rules and regulations regarding the ESPP as it deems advisable.

No Common Shares shall be purchased under the ESPP on behalf of a participant if, together with any other security based compensation arrangement established or maintained by the Company, such purchase could result, at any time, in:

(a)	the number of Common Shares issuable to insiders, at any time, exceeding 10% of the issued and outstanding Common Shares from time to time; or
(b)	the number of Common Shares issued to insiders within any one-year period exceeding 10% of the issued and outstanding Common Shares from time to time.

Eligibility. All individuals classified as employees on the payroll records of the Company or the Designated Companies (as defined in the ESPP) as of the first day of the applicable offering period (the “Offering Date”) are eligible to participate in the ESPP; provided that the administrator of the ESPP may determine, in advance of any offering period, that employees are eligible only if, as of the Offering Date, (a) they are customarily employed by the Company or a Designated Company for more than 20 hours a week, (b) they are customarily employed by the Company or a Designated Company for more than five months per calendar year, and/or (c) they have completed six months of employment (or such other period as determined by the administrator of the ESPP, provided such service requirement does not exceed two years of employment). No person who owns or holds, or as a result of participation in the ESPP would own or hold, Common Shares or options to purchase Common Shares, that

60	2023 PROXY STATEMENT

together equal 5% or more of our total outstanding Common Shares is entitled to participate in the ESPP. No employee may exercise a right granted under the ESPP that permits the employee to purchase Common Shares having a value of more than $25,000 (determined using the fair market value of the Common Shares at the time such right is granted) in any calendar year. The ESPP defines “fair market value” by reference to the closing price of our Common Shares on The New York Stock Exchange or the Toronto Stock Exchange, whichever exchange has the majority of trading volume at such time.

Participation; Payroll Deductions; Cashless Exercise Program. Participation in the ESPP is limited to eligible employees who authorize payroll deductions equal to a whole percentage or amount of base pay. Employees may authorize payroll deductions, with a minimum of 1% of base pay and a maximum of 15% of base pay or such other minimum or maximum as may be specified by the administrator of the ESPP in advance of an offering, provided that the maximum specified by the administrator of the ESPP does not exceed 15%. In addition to such payroll deductions, participants other than executive officers of the Company may elect to purchase Common Shares under the ESPP pursuant to a cashless participation program through loans from a third-party provider (the “Cashless Participation Program”). As of March 31, 2023, there are approximately 8,082 employees who would be eligible to participate in the ESPP. Once an employee becomes a participant in the ESPP, that employee will automatically participate in successive offering periods (as described below) and purchases will continue at the same percentage of compensation until that employee files a new enrollment form, withdraws from the ESPP or becomes ineligible to participate in the ESPP.

Offering Periods; Purchase Periods. Unless otherwise determined by the administrator of the ESPP, the initial offering of Common Shares under the ESPP will begin on the first trading day on or after July 1, 2023 and end on the last trading day on or prior to November 15, 2023. Subsequent offerings of Common Shares under the ESPP will be for a period of 12 months, which we refer to as an “offering period.” Separate subsequent offering periods will (a) begin on the first trading day on or after each May 15 and end on the last trading day on or prior to the following May 14, and (b) begin on the first trading day on or after each November 15 and end on the last trading day on or prior to the following November 14. The administrator of the ESPP may, in its discretion, designate a different period for any offering period but no offering period shall exceed 27 months in duration. Unless the administrator of the ESPP otherwise determines, each offering period shall be divided into two six-month purchase periods and, unless otherwise determined by the administrator of the ESPP, participants will only be permitted to participate in one offering period at a time. Unless the administrator of the ESPP, in its sole discretion, chooses otherwise prior to the Offering Date, and to the extent an offering has more than one purchase period and to the extent permitted by applicable law, if the fair market value of the Common Shares on any exercise date in an offering is lower than the fair market value of the Common Shares on the Offering Date, then all participants in such offering automatically will be withdrawn from such offering immediately after the exercise of their right on such exercise date and automatically re-enrolled in the immediately following offering as of the first day thereof and the preceding offering will terminate.

Exercise Price. On the Offering Date for an offering period, employees participating in that offering period will receive a right to purchase Common Shares. On the exercise date of each purchase period, the employee is deemed to have exercised the right, at the exercise price, to the extent of accumulated payroll deductions and additional contributions made pursuant to the Cashless Participation Program. The exercise price is equal to the lesser of (1) 85% the fair market value per Common Share on the Offering Date or (2) 85% of the fair market value per Common Share on the exercise date. The maximum value of Common Shares that may be issued to any employee under the ESPP, in any offering period is $25,000 (valued as of the Offering Date) or such other lesser number of shares as determined by the administrator of the ESPP from time to time.

Subject to certain limitations, the number of Common Shares a participant purchases in each offering period is determined by dividing the total amount of (i) payroll deductions withheld from the participant’s compensation during the purchase period and (ii) additional contributions made pursuant to the Cashless Participation Program by the exercise price. In general, if an employee is no longer a participant on an exercise date, the employee’s right will be automatically terminated, and the amount of the employee’s accumulated payroll deductions will be refunded.

2023 PROXY STATEMENT	61

Terms of Participation. Except as may be permitted by the administrator of the ESPP in advance of an offering, a participant may decrease the amount of such participant’s contributions once during any offering period but may not increase the amount of such participant’s contributions during any offering period. Unless otherwise determined by the administrator of the ESPP, a participant may increase or decrease such participant’s contributions with respect to the next offering period by filing a new enrollment form by such deadline as shall be established by the administrator of the ESPP for the offering period. A participant may withdraw from an offering period by giving written notice to the Company or an agent designated by the Company in a form acceptable to the administrator of the ESPP (including, but not limited to, by electronic means) no later than one month prior to the end of the then-applicable offering period (or such shorter or longer period as may be specified by the administrator of the ESPP prior to any offering period). A participant’s withdrawal will be effective as soon as practicable following receipt of written notice of withdrawal by the Company or an agent designated by the Company. If a participant withdraws from an offering period, that participant may not again participate in the same offering period, but may enroll in subsequent offering periods. Enrollments, deduction changes and withdrawals may only occur when the Company is not in a blackout period established by the Company’s insider trading policies and procedures, as in effect from time to time.

Sale Event. In the case of and subject to the consummation of a Sale Event (as defined in the ESPP) the administrator of the ESPP, in its discretion, and on such terms and conditions as it deems appropriate, is authorized to take any one or more of the following actions under the ESPP or with respect to any right under the ESPP or to facilitate such transactions or events, provided, however, no action shall be taken to the extent that it will cause the rights held by participants who are resident in Canada or employed in Canada to not comply with section 7 of the Income Tax Act (Canada): (a) to provide for either (i) termination of any outstanding right in exchange for an amount of cash, if any, equal to the amount that would have been obtained upon the exercise of such right had such right been currently exercisable or (ii) the replacement of such outstanding right with other rights or property selected by the administrator of the ESPP in its sole discretion; (b) to provide that the outstanding rights under the ESPP shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for similar rights covering shares of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; (c) to make adjustments in the number and type of Common Shares subject to outstanding options under the ESPP and/or in the terms and conditions of outstanding rights and rights that may be granted in the future; (d) to provide that the offering with respect to which a right relates will be shortened by setting a new exercise date on which such offering period will end; and (e) to provide that all outstanding rights shall terminate without being exercised and all amounts in the accounts of participants shall be promptly refunded.

Transferability. The rights under the ESPP are not transferable by a participant other than by will or the laws of descent and distribution.

Term; Amendments and Termination. The ESPP will continue until terminated by the Board. The Board may terminate the ESPP at any time, provided that, no action shall be taken to the extent that it will cause the rights held by participants who are resident in Canada or employed in Canada to not comply with section 7 of the Income Tax Act (Canada). Upon termination of the ESPP, all amounts in the accounts of participants shall be promptly refunded. The Board may, insofar as permitted by law and subject to any required approval of the NYSE and the TSX, any other stock exchange or other authority, amend, modify, revise or otherwise change the terms of the ESPP, in whole or in part, provided that, no action shall be taken to the extent that it will cause the rights held by participants who are resident in Canada or employed in Canada to not comply with section 7 of the Income Tax Act (Canada). The Board may suspend, discontinue or terminate the ESPP at any time. No shareholder approval will be required for: (i) amendments of a “housekeeping nature”; (ii) amendments necessary to comply with applicable law; (iii) amendments to the eligibility to participate in offerings under the ESPP other than an amendment which would have the potential of broadening or increasing insider participation; and (iv) amendments to the allowable employee contribution provided that the allowable employee contribution may not exceed 15% of an eligible employee’s base pay for each pay period; and (v) amendments necessary to suspend or terminate the ESPP. Shareholder approval shall be required for: (i) any amendment to increase the maximum number of Common Shares reserved for issuance from treasury under the ESPP; (ii) any amendment that would increase the allowable employee contribution to an amount greater than 15% of an eligible employee’s base pay for each pay period; (iii) any amendment that would provide for any form of financial assistance to participants; (iv) any amendment to remove, exceed or increase the limits on insider participation in the ESPP, and (v) any amendment to the amendment provisions of the ESPP not permitted under the terms of the ESPP.

62	2023 PROXY STATEMENT

New Plan Benefits

Since participation in the ESPP is voluntary, the benefits or amounts that will be received by or allocated to any individual or group of individuals under the ESPP in the future are not determinable.

U.S. Federal Tax Consequences Under the ESPP

The following is only a summary of the effect of the U.S. income tax laws and regulations upon an employee and the Company with respect to an employee’s participation in the 423 Component of the ESPP. It does not describe all U.S. federal tax consequences under the ESPP, nor does it describe non-U.S., state or local tax consequences

A participant in the ESPP recognizes no taxable income either as a result of participation in the ESPP or upon exercise of a right to purchase Common Shares under the terms of the ESPP.

If a participant disposes of Common Shares purchased upon exercise of a right granted under the ESPP within two years from the first day of the applicable offering period or within one year from the exercise date, which we refer to as a “disqualifying disposition,” the participant will realize ordinary income in the year of that disposition equal to the amount by which the fair market value of the Common Shares on the date the Common Shares were purchased exceeds the purchase price. The amount of ordinary income will be added to the participant’s basis in the Common Shares, and any additional gain or resulting loss recognized on the disposition of the Common Shares will be a capital gain or loss. A capital gain or loss will be long-term if the participant’s holding period is more than 12 months, or short-term if the participant’s holding period is 12 months or less.

If the participant disposes of Common Shares purchased upon exercise of a right granted under the ESPP at least two years after the first day of the applicable offering period and at least one year after the exercise date, the participant will realize ordinary income in the year of disposition equal to the lesser of (1) 15% of the fair market value of the Common Shares on the first day of the offering period in which the Common Shares were purchased and (2) the excess of the amount actually received for the Common Shares over the amount paid. The amount of any ordinary income will be added to the participant’s basis in the Common Shares, and any additional gain recognized upon the disposition after that basis adjustment will be a long-term capital gain. If the fair market value of the Common Shares on the date of disposition is less than the exercise price, there will be no ordinary income and any loss recognized will be a long-term capital loss.

We are generally entitled to a tax deduction in the year of a disqualifying disposition equal to the amount of ordinary income recognized by the participant as a result of that disposition. In all other cases, we are not allowed a deduction.

Shareholder Approval and Board Recommendation

At the Meeting, shareholders will be asked to consider and, if deemed advisable, to pass, with or without variation, the following ordinary resolution approving the ESPP:

“BE IT RESOLVED, as an ordinary resolution of shareholders of the Company that:

1.	The Ritchie Bros. Auctioneers Incorporated 2023 Employee Stock Purchase Plan is hereby approved.
2.	Any one or more directors or officers of the Company are hereby authorized and directed, for and on behalf of the Company, to execute or cause to be executed, under the seal of the Company or otherwise, and to deliver or to cause to be delivered, all such other documents and to do or to cause to be done all such other acts and things as in such person’s or persons’ opinion may be necessary or desirable in order to carry out the intent of the foregoing resolutions and to give effect to the Ritchie Bros. Auctioneers Incorporated 2023 Employee Stock Purchase Plan, such determination to be conclusively evidenced by the execution and delivery of such document or the doing of such act or thing by such person or persons.”

The Board recommends a vote “FOR” the ordinary resolution approving the ESPP.

2023 PROXY STATEMENT	63

PROPOSAL SIX: AMENDMENT OF THE COMPANY’S
ARTICLES TO EFFECT NAME CHANGE

Overview

The Company is proposing to amend its articles to change its corporate name from “Ritchie Bros. Auctioneers Incorporated” to “RB Global, Inc.” or such other name as is acceptable to the Company and applicable regulatory authorities (the “Name Change”). Under section 173(1)(a) of the CBCA, to effect the name change of the Company, the Company’s shareholders will need to pass a special resolution approving an amendment to the Company’s articles to change its name to “RB Global, Inc.” or such other name as is acceptable to the Company and applicable regulatory authorities (the “Name Change Amendment Resolution”). The new name better represents the breadth of the Company’s business as we evolve beyond auctions and expand our solution set and marketplace offerings.

Section 173 of the CBCA permits, by special resolution of the shareholders, an amendment to the articles of a company to change its name. At the Meeting, the Company’s shareholders will be asked to consider the Name Change Amendment Resolution, the full text of which is set out below, authorizing the Company to amend the Company’s articles to change its name to “RB Global, Inc.” or such other name as is acceptable to the Company and applicable regulatory authorities. Approval of the Name Change Amendment Resolution requires the affirmative vote of not less than two-thirds of the votes cast in respect of the resolution by shareholders present in person or represented by proxy at the Meeting.

If shareholders approve the Name Change, subject to the approval of the TSX and the NYSE, the Company intends to file the articles of amendment, in prescribed form pursuant to the CBCA, to effect the legal name change at a date in the future, to be determined by the Board, when it considers it to be in the best interests of the Company to implement the Name Change. The Name Change will become effective on the date shown on the certificate of amendment to be issued pursuant to the CBCA. Notwithstanding the foregoing, even if the Name Change Resolution is approved by the shareholders at the Meeting, the Board may elect not to proceed with the Name Change, at its sole discretion.

Shareholder Approval and Board Recommendation

The text of the Name Change Amendment Resolution is set forth below:

“BE IT RESOLVED, as a special resolution of the shareholders of the Company that:

1.	The Company be and is hereby authorized pursuant to 173(1)(a) of the Canada Business Corporations Act (the “CBCA”) to amend its articles to change the Company’s name to “RB Global, Inc.” or such other name as is acceptable to the Company and applicable regulatory authorities (the “Amendment”).
2.	Any one director or officer of the Company be, and each of them hereby is, authorized and directed, for and on behalf of the Company, to execute and deliver for filing with the Director under the CBCA articles of amendment in respect of the Amendment and such other documents as are necessary or desirable in connection with the Amendment.
3.	The directors of the Company be and are hereby authorized and empowered, in their sole discretion, not to proceed with the Amendment at any time without further approval of the shareholders of the Company.
4.	Any one director or officer of the Company be and is hereby authorized and directed for and in the name of and on behalf of the Company to execute or cause to be executed and to deliver or cause to be delivered all such documents, and to do or cause to be done all such acts and things, as in the opinion of such director or officer may be necessary or desirable in order to carry out the terms of this resolution, such determination to be conclusively evidenced by the execution and delivery of such documents or the doing of any such act or things.”

The Board recommends a vote “FOR” the special resolution approving the Name Change.

64	2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

A Letter From our Compensation Committee Chair

Dear Fellow Shareholders,

On behalf of the Compensation Committee, I would like to thank you for your continued investment in the Company and your support of the leadership team’s work to accelerate Ritchie Bros.’ transformation. We encourage you to review the Compensation Discussion & Analysis section that details how we viewed 2022 compensation decisions and factors that informed them.

Building on the multiple performance milestones of 2022, the acquisition of IAA, Inc., which was successfully completed in March 2023, opens a new chapter of growth for Ritchie Bros. We are optimistic about the opportunities it has unlocked to drive significant value creation for our shareholders, customers and employees.

The Compensation Committee is focused on evolving the Company’s compensation program to ensure it supports the success of the new enterprise and incentivizes progress on our core strategy. As we consider potential enhancements, we remain committed to reflecting our shareholders’ input, which we believe is an important factor in designing the compensation program. We are also committed to maintaining the essential tenets of our pay-forperformance approach that instill leadership accountability, set rigorous performance goals and reward results only when we deliver sustained shareholder value.

To ensure we have the best talent to execute on our transformation efforts and our teams remain focused on delivering business outcomes across our expanded global operations, at this Annual and Special Meeting, we are also presenting for shareholder approval the 2023 Share Incentive Plan. Long-term equity incentives are an important element of our broad compensation program, and the 2023 Plan is designed to keep our program competitive with the market to attract, motivate and retain experienced and talented employees, while aligning the interest of our employees, officers and non-executive directors with those of our shareholders.

We look forward to continuing the dialogue with our shareholders and respectfully request your support for our 2022 Say-on-Pay and 2023 Share Incentive Plan proposals.

Sincerely,

Lisa Hook
Chair, Compensation Committee
(On behalf of the entire Compensation Committee)

2023 PROXY STATEMENT	65

Executive compensation

The Compensation Discussion and Analysis included in this Proxy Statement provides information about the compensation for our NEOs in 2022, including an analysis of the overall objectives of our compensation program for the year and each element of compensation provided. Because the IAA transaction was completed in 2023, the information presented in the Compensation Discussion and Analysis and related compensation tables relates to decisions made with respect to executive compensation for 2022 prior to the acquisition. Moving forward, the Company will be developing compensation programs to focus on the new combined company and the related opportunities, while ensuring focus on executing our core strategy. In recognition of the transition to a combined company, neither Ritchie Bros. nor IAA granted 2023 annual equity awards to its employees prior to completion of the acquisition, and such awards are expected to be made after approval of the 2023 Plan described in proposal 4. Recently, we have engaged with a large number of our shareholders on a variety of topics, including executive compensation as well as the impact of the IAA acquisition. As the Compensation Committee creates the blueprint for the Company’s post-integration executive compensation program, we will continue to engage with shareholders and consider their feedback.

►	Named executive officers

Ann Fandozzi	Chief Executive Officer	Appointed January 2020
Eric Jacobs	Chief Financial Officer	Appointed June 2022
Sharon Driscoll(1)	Executive Vice President and Advisor to the CEO	Appointed June 2022
James Kessler(2)	President and Chief Operating Officer	Appointed September 2021
Baron Concors(3)	Chief Product and Technology Officer	Appointed November 2022
Carmen Thiede(4)	Chief Transformation and People Officer	Appointed September 2022

(1)	The Company announced Ms. Driscoll’s retirement within the next two years in an 8-K filed on October 6, 2021 with the SEC. Ms. Driscoll joined the Company as Chief Financial Officer in July 2015 and served in such capacity until Mr. Jacob’s appointment.
(2)	Mr. Kessler joined the Company as Chief Operating Officer in May 2020.
(3)	Mr. Concors joined the Company as Chief Information Officer in March 2020.
(4)	Ms. Thiede joined the Company as Chief Human Resources Officer in April 2020.

66	2023 PROXY STATEMENT

Business Update

Over the past three years, Ritchie Bros. has embarked on a journey to transform into a leading global marketplace for insights, services and transaction solutions across a variety of asset classes including commercial transportation and construction. The business has pivoted to focus on buyers and sellers, which has enabled it to unlock various opportunities to drive growth. Most notably, (i) its satellite yard strategy reduces transportation costs for sellers and has driven 50%+ incremental customers into the ecosystem, and (ii) its new go-to-market model, underpinned by an inside sales team, works in conjunction with local yards to target the vast universe of sellers - the “long tail” of which represents 80% of the equipment across some of our verticals. This is critical to the marketplace flywheel as increased transaction velocity through the ecosystem delivers enhanced margins and returns.

Understanding the unique value proposition of our marketplace led to a series of organic and inorganic initiatives that underscore the marketplace vision of attaching and monetizing services across a growing number of assets. These initiatives have included:

•	Ritchie List: aimed at bringing sellers into the ecosystem to eventually offer services on assets to transact on their own;
•	Ritchie Bros. Financial Services: early beneficiary of the marketplace vision with revenue growth rates of 47% annually;
•	Rouse: data business acquired to drive better outcomes for at-risk business, price realization for sellers and vision to create the “Kelly Blue Blook” for yellow iron;
•	SmartEquip: acquisition that underpins the vision of attaching parts and service contracts on behalf of dealer and OEM partners to assets transacted within the ecosystem; and
•	IAA: acquisition of a key player in the counter-cyclical salvage vehicle market to enhance our marketplace model.

Compensation Overview

►	Compensation governance and best practices

WHAT WE DO
Provide short-term and long-term incentive plans with performance targets aligned to business goals
Maintain a Compensation Committee composed entirely of independent directors who are advised by an independent compensation consultant
Require stock ownership for all senior leaders
Directors and members of management, including members of our Compensation Committee and our Independent Chair, engage with shareholders and other stakeholders on various topics, including our compensation program and philosophy
Include non-competition and non-solicitation terms in all employment agreements with senior leaders, where permitted by law
Maintain an Insider Trading Policy requiring directors, executive officers, and all other senior leaders to trade only during pre-established periods after receiving preclearance from our General Counsel
Have only double trigger (change in control and termination of employment) vesting provisions
Complete an annual risk review evaluating incentive compensation plans
Require short-term cash and long-term equity awards for all executive officers to be subject to clawback and cancellation provisions

2023 PROXY STATEMENT	67

WHAT WE DON’T DO
Provide gross-up payments to cover personal income taxes or excise taxes pertaining to executive severance benefits
Pay above-market interest on deferred compensation in retirement plans
Allow any director or employee to engage in hedging or pledging of our securities, including those received as compensation
Reward executives for excessive, imprudent, inappropriate, or unnecessary risk-taking
Allow the repricing, spring-loading, or backdating of equity awards
Guarantee incentive payouts from short-term or long-term incentive awards

Shareholder engagement

The Company views shareholder engagement as a continuous process and annually seeks feedback directly from our shareholders. Through these engagements, we received positive feedback in support of our executive compensation program, and the Compensation Committee’s decision to further drive accountability and reinforce our growth strategy. We engaged 50 of our top shareholders representing more than 75% of our then outstanding shares.

The Compensation Committee seeks to align the Company’s executive compensation program with the interests of the Company’s shareholders. The Compensation Committee considers the results of the annual Say-on-Pay vote, the long-term vision and strategic goals of the Company, input from management, input from its independent compensation consultant, and investor engagement feedback when setting and developing compensation plans for our executives. In 2022, 83.5% of the votes cast were voted in favor of our executive compensation program.

The Compensation Committee believes that these results indicate that our shareholders generally approve of the structure of our executive compensation program. In light of the results of the advisory Say-on-Pay vote on our named executive officers for 2021, the Compensation Committee structured executive compensation for 2022 in a manner that was generally consistent with our 2021 executive compensation program.

We considered shareholder feedback in evaluating our LTI design for 2022. During our discussions with shareholders, we received mixed feedback on the performance metrics used for our performance-based LTI awards. Specifically, while some shareholders have asked us to consider using additional or different performance measures for our LTI awards, others agree with the Compensation Committee that measures we use are the best measures to ensure accountability of our senior executives and focus on cash generation to support the Company’s strategy. While the Compensation Committee seriously considered shareholder feedback regarding performance-based LTI awards, the Compensation Committee determined that the current performance metrics remained appropriate and best aligned in supporting our objectives of motivating our executives to drive shareholder value, as well as recruiting and retaining top talent in our industry at such time.

More recently, we have engaged with shareholders extensively about the IAA acquisition. We greatly value the varied perspectives that have been shared and the engagement we have had with our shareholders. We are committed to continuing an open and constructive dialogue with our shareholders as we focus on executing a successful integration and developing compensation programs focused on the new combined company.

68	2023 PROXY STATEMENT

Compensation program – Key Elements

►	2022 STI and 2022 LTI Overview

The 2022 STI focused leadership on three key financial measures. The total potential payout for the STI ranged from 0% to 200% based on performance against objective, pre-established targets with payout to occur only if threshold performance of at least one financial measure was met.

The 2022 LTI has the same design as in 2021 and features stock options (50% of total LTI) to align the interests of our most senior leaders with those of shareholders in share price appreciation and performance share units (“PSUs”) (50% of total LTI) that are earned only if performance measures that drive long-term results are achieved. The performance measures for the PSUs are equally weighted between Earnings Compound Annual Growth Rate (“CAGR”) and Cumulative Operating Free Cash Flow per Share (“OFCF”), and performance payouts are capped at 200% of target. The total payout for performance ranges from 0% to 200% based on performance against the objective, pre-established targets. At least one financial measure must be met for any portion of the PSUs to be earned and vest.

Focusing performance on Agency Proceeds, Budgeted Non-GAAP Operating Income and OFCF in the short-term, combined with measuring Earnings CAGR and Cumulative OFCF per share, provided direct alignment of our executive compensation program with the interests of our shareholders and focuses senior leaders on making the investments that will provide profitable long-term growth.

►	Peer group

The Compensation Committee annually reviews the peer group for compensation benchmarking comparisons and makes updates as needed to align with established criteria and Company strategy. We do not limit the peer group to our industry alone because we believe compensation practices for NEOs at other large U.S.-based multinational companies affect our ability to attract and retain diverse talent around the globe.

The Compensation Committee considered the following factors when selecting the peer group used to inform 2022 target compensation levels for our NEOs:

Qualitative Criteria	Quantitative Metrics:	Considerations Unique to RB:
Growth companies that: • have global auction/marketplace operations • serve a similar customer base or customers for the equipment we auction • compete for a similar talent pool	We focus on the following financial metrics: • revenue • market capitalization • cash flow • operating income • Adjusted EBITDA • gross margins	• GTV—which we compare to peers as a multiple of their revenue • No direct peers • Infrastructure complexities

2023 PROXY STATEMENT	69

Based on the above quantitative, qualitative and unique considerations described above, the Compensation Committee selected the following peer group for 2022 compensation benchmarking purposes:

Peer Group
•	Copart, Inc.	•	Herc Holdings Inc	•	Toromont Industries Ltd.
•	CoStar Group, Inc.	•	KAR Auction Services, Inc.	•	TripAdvisor, Inc.
•	Etsy, Inc.	•	KBR, Inc.	•	WillScot Mobile Mini, Holdings Corp.
•	Finning International Inc.	•	Rush Enterprises, Inc.	•	Zillow Group, Inc.
•	Generac Holdings Inc.	•	TMX Group Ltd.

Since the peer group was selected prior to our acquisition of IAA, the Compensation Committee is re-evaluating the peer group for fiscal year 2023.

►	How we use benchmarking data to assess compensation

We benchmark pay practices and compensation levels against the proxy statement disclosures of our peer group. In addition, we use executive compensation surveys to benchmark relevant market data for executive positions and adjust this data to reflect the Company’s size and market-expected compensation trends. Furthermore, the Compensation Committee reviews an analysis completed by its independent compensation consultant of the competitive position of each of our executives relative to its benchmark data.

We review each element of compensation compared with the market and generally target each element of our total direct compensation (base salary, STI, and LTI) for the executive group to be within a competitive range of the market median. An individual element or an individual’s total direct compensation may be positioned above or below the market median due to a variety of considerations, such as specific responsibilities, experience, and performance.

►	How we plan compensation

RB Management	Consultants to the Compensation Committee	Compensation Committee

•   Makes recommendations regarding compensation structure and design

•   Provides input on individual performance and results against key business goals

•   Provides additional information as requested by the Committee

•   Assists with peer group selection and analysis

•   Advises the Committee on competitive benchmarking pay levels, practices and governance trends

•   Reviews and advises on recommendations, plan design and measures

•   Approves plan design, metrics, goals and overall incentive compensation funding levels and peer group

•   Approves individual targets and actual compensation for our executive team

•   Ensures alignment and integration of RB’s strategic goals into the executive compensation program

►	Performance-based compensation structure

Our incentive plans are designed to optimize long-term financial returns for our shareholders and reward our NEOs for delivering on the Company’s strategy. The 2022 performance-based structure incorporated short-term and long-term incentives tied to financial measures to drive Company performance for fiscal year 2022 and beyond. The Compensation Committee believes a majority of the compensation opportunity should be performance-based and at risk to align the interests of executives with those of shareholders.

70	2023 PROXY STATEMENT

Target Compensation Mix for the CEO	Target Compensation Mix for the Other NEOs

Compensation principles

The compensation provided to our senior leaders is guided by a pay-for-performance philosophy and the following principles:

Align with Shareholders – Compensation paid should align directly with the long-term interests of our shareholders, and our executives should share with them in the performance and value of our Common Shares.

Enable Company Strategy – Compensation should be based on challenging Company performance and strategic goals, which are within our executives’ control, and reward performance aligned with the Company’s strategy, values, and expected behaviors.

Market Competitive – Target compensation should have an appropriate mix of short-term and long-term pay elements and should be competitive (market median) with that paid to individuals at peer group companies so that it attracts, motivates, and retains talent.

Avoid Excessive Risk Taking – Compensation structure should avoid incentivizing unnecessary and excessive risk taking.

Simple Design – Compensation plans should be easy to understand and communicate, and minimize unintended consequences.

Compensation elements

►	Compensation structure

The 2022 compensation structure is market competitive, with each pay element targeted at or near the market median and includes the following pay elements:

2023 PROXY STATEMENT	71

ELEMENT	PURPOSE	PERFORMANCE PERIOD	PERFORMANCE MEASURES	PAYOUT

Base Salary	Market-competitive base salary reflects contribution, background, knowledge, experience and performance	—	—	—

STI	Annual cash incentive based on achievement of Company financial and strategic goals	One Year January 1, 2022 December 31, 2022	Agency Proceeds, Budgeted Non-GAAP Operating Income and Operating Free Cash Flow	0%—200%

PSUs	Align leadership with long-term Company goals and shareholder interests	Three-Years January 1, 2022 December 31, 2024	Earnings CAGR and Cumulative OFCF per Share	0%—200%

Stock Options	Align leadership with shareholder interest in long-term share price appreciation	Three-Year Ratable Vesting 10-Year Term	Absolute Share Price Appreciation	—

►	Perquisites and other compensation

We provide perquisites and other compensation to our NEOs consistent with market practices. The following perquisites and other compensation were provided in 2022:

Car Allowance – NEOs are eligible to receive an annual car allowance. In addition, NEOs are eligible to use driver services provided by the Company in accordance with Company policies.

Financial Counseling – NEOs are eligible to receive tax preparation and compliance services, subject to an annual limit, when they are required to work outside of their country of residence. These services allow our NEOs to focus on Company business and ensure accurate personal tax reporting.

Executive Well-being – The health and wellness of our workforce is a priority, and all of our employees are encouraged to complete an annual physical. NEOs are eligible to receive a comprehensive wellness examination with an approved provider. These wellness visits promote employee well-being and enable employees to take appropriate steps in the event of illness or a medical condition that may impact their ability to perform their duties.

►	2022 Target compensation

Our target total direct compensation for each NEO in 2022 was as follows:

					LTI Targets
Name	Base Salary ($)	STI Target (%)	STI Target ($)	Target Total Cash Compensation ($)	PSUs(1) ($)	Stock Options ($)	Target Total Direct Compensation ($)
Ann Fandozzi	900,000	125%	1,125,000	2,025,000	2,300,000	2,300,000	6,625,000
Eric Jacobs(2)	575,000	100%	575,000	1,150,000	862,500	862,500	2,875,000
Sharon Driscoll(3)	480,625	75%	360,469	841,094	—	—	841,094
James Kessler	575,000	100%	575,000	1,150,000	862,500	862,500	2,875,000
Baron Concors	415,000	65%	269,750	684,750	518,750	518,750	1,722,250
Carmen Thiede	435,000	75%	326,250	761,250	391,500	391,500	1,544,250

(1)	The number of PSUs awarded is determined by using the target PSU value divided by the NYSE 20-day weighted volume average price on the day immediately prior to the grant date.

72	2023 PROXY STATEMENT

(2)	Mr. Jacobs joined the company in June 2022 and received a pro-rata portion of his target base salary.
(3)	Ms. Driscoll is paid in Canadian dollars. Amounts reported converted based on the average annual Canadian and U.S. dollar exchange rate of CA$1 to US$0.7690 for 2022.

Performance measures

►	How we set performance targets

The Compensation Committee approves the performance measures for the STI and LTI annually. The Compensation Committee reviews recommendations from management, receives input from its independent compensation consultant, evaluates the annual budget and mid-term business plan, and reviews prior year performance to approve value-creating goals tied to long-term shareholder value.

►	2022 STI performance measures

STI performance measures are linked to the Company’s annual financial goals and strategic goals that drive our long-term strategy. The Compensation Committee annually reviews and approves STI performance measures that align with shareholders’ interests.

STI awards, if any, are determined based on final Company financial performance and the Compensation Committee’s assessment of performance against objective, pre-established targets. The 2022 STI targets were aligned to the Board-approved budget for the year. The table below describes each STI performance measure for 2022, including its weighting, its target, and the leadership behavior each measure drives.

STI Performance Measure	Weight	Target	Leadership Behaviors
Agency Proceeds ($M)(1)	33%	$1,007.0	Focus on revenue and driving growth
Operating Free Cash Flow ($M)(2)	33%	$266.3	Focus on driving strong cash flow to invest in the business
Budgeted Non-GAAP Operating Income(3)	34%	$377.0	Focus on performance that emphasizes cost management and supports the Company’s Strategic goals

(1)	For a description of Agency Proceeds, see Appendix A: Selected Definitions of Operational and Financial Performance.
(2)	For a description of Operating Free Cash Flow, see Appendix A: Selected Definitions of Operational and Financial Performance.
(3)	For a description of Budgeted Non-GAAP Operating Income, see Appendix A: Selected Definitions of Operational and Financial Performance.

The potential payouts for each Company performance measure range from 0% to 200% of target based on actual Company performance. The payout for threshold performance is discussed on page 75; performance below threshold results in a 0% payout. Final STI awards are calculated as follows:

Target Incentive Base Salary times STI Target	X	STI Performance Calculated based on weighted performance of all measures	=	STI Payout

►	2022–2024 LTI performance measures

Grants made under the LTI are intended to link the financial interests of NEOs with the long-term interests of shareholders. When determining grant amounts, the Compensation Committee considers factors such as individual responsibilities, experience, and performance. In addition, the Compensation Committee factors relevant market compensation comparison data and input provided by its independent compensation consultant. LTI awards are 50% in the form of PSUs and 50% in the form of stock options. PSUs, to the extent earned, cliff-vest following a three-year performance period, and stock options vest ratably over three years.

2023 PROXY STATEMENT	73

Continuing for 2022, the performance metrics for the PSUs are equally weighted between Earnings CAGR and Cumulative OFCF per share, and both measures are subject to performance caps. The PSU performance measures promote the efficient use of capital for long-term growth in shareholder value with an increased focus on earnings growth and cash generation. The table below describes each PSU performance measure — its weighting, the leadership behavior each measure drives, and its payout.

Performance Measure	Weight	Leadership Behaviors	Payout
Earnings CAGR	50%	Focus on earnings growth, while being held accountable for successful execution of strategic objectives	Below Threshold (0%) — Less than 6% Threshold (50%) — 6% Target (100%) — 10% Maximum (200%) — 14% or greater
Cumulative OFCF per Share	50%	Focus on cash management, which aligns with shareholders, and is considered an indicator of the Company’s financial health and business value	Below Threshold (0%) — Less than $6.58 Threshold (50%) — $7.94 Target (100%) — $8.34 Maximum (200%) — $8.75 or greater

The 2022–2024 PSUs, to the extent earned, will vest following the completion of the three-year performance period beginning January 1, 2022, and may be earned at a level between 0% and 200% of target. Final PSU awards are calculated as follows:

Earnings CAGR Performance Percentage Earnings CAGR results x 50.0% (Weighting Factor)	+	Cumulative OFCF per Share Performance Percentage Cumulative OFCF per Share results x 50.0% (Weighting Factor)	=	Percentage of PSUs that will Vest 0% to 200% of Target PSUs

The Company continued to focus on Earnings CAGR and Cumulative OFCF per share with respect to the 2022 awards to support our strategic goals and align performance with our shareholders. We continue to prioritize and focus on accelerating growth while achieving strong, profitable growth with solid return on investment.

Summary of outstanding performance awards

Each PSU award features a three-year performance period resulting in overlapping awards that, in aggregate, cover a four-year period. The table below illustrates the performance period for the four PSU awards that include 2022 in the performance period, and the corresponding performance measures and weights. The number of shares earned, if any, for each PSU award will be measured and determined at the end of the performance period.

Award	Performance Period	Performance Measures & Weighting	Potential Payouts	Vest Date
2020-2023	1 January 2020 to 31 December 2022	1/3 ROIC 1/3 Earnings CAGR 1/3 Cumulative OFCF per share	0 - 200%	March 4, 2023
2021-2023	1 January 2021 to 31 December 2023	50% Earnings CAGR 50% Cumulative OFCF per share	0 - 200%	February 24, 2024
2021-2024(1)	1 August 2021 to 31 July 2024	Company’s relative TSR compared to the TSR of the S&P 500 index members as of the date of grant	0 - 300%	August 11, 2024
2022-2024	1 January 2022 to 31 December 2024	50% Earnings CAGR 50% Cumulative OFCF per share	0 - 200%	March 14, 2025
(1)	The 2021-2024 Awards reflect the 2021 Special Transformation Incentive Awards. See “Special Equity Awards” on page 76.

74	2023 PROXY STATEMENT

Performance results and compensation decisions

►	2022 STI results

The payout of the 2022 STI awards was calculated based on the Company’s achievement of Agency Proceeds, OFCF and Budgeted Non-GAAP Operating Income performance measures. Target goals were set in consideration of the prior year results and an expected return to business normalcy following the COVID-19 pandemic. The Company also delivered other strong 2022 financial results and key business highlights.

Final STI performance, as determined and approved by the Compensation Committee, is displayed below.

STI Measure	Weight	Threshold	Target	Maximum	Performance Result
Agency Proceeds ($M)(1)	33%	$917	$1,007	$1,098	$1,093
OFCF ($M)(2)	33%	$247	$266	$293	$440
Budgeted Non-GAAP Operating Income(3)	34%	$324	$377	$431	$408
Performance Payout				189% of Target
(1)	For a description of Agency Proceeds, see Appendix A: Selected Definitions of Operational and Financial Performance.
(2)	For a description of Operating Free Cash Flow, see Appendix A: Selected Definitions of Operational and Financial Performance.
(3)	For a description of Budgeted Non-GAAP Operating Income, see Appendix A: Selected Definitions of Operational and Financial Performance.

►	2020-2022 LTI results

The 2020-2022 PSUs vested on March 4, 2023, based on Company performance for the three-year performance period beginning January 1, 2020 against pre-established objective performance targets for Return on Invested Capital (“ROIC”), Earnings CAGR and OFCF per share. Final LTI performance, as determined and approved by the Compensation Committee is displayed below.

		Percentile
LTI Measure	Weight	Threshold	Target	Maximum	Performance Result
ROIC(1)	1/3	12.6%	13.6%	Greater than 15.6%	13%
Earnings CAGR(2)	1/3	6%	10%	Greater than 14%	21%
OFCF per share(3)	1/3	$4.58	$4.94	Greater than $5.32	$8.69
Performance Payout					167% of Target
(1)	For a description of ROIC see Appendix A: Selected Definitions of Operational and Financial Performance.
(2)	For a description of Operating Free Cash Flow, see Appendix A: Selected Definitions of Operational and Financial Performance.
(3)	For a description of Budgeted Non-GAAP Operating Income, see Appendix A: Selected Definitions of Operational and Financial Performance.

2023 PROXY STATEMENT	75

►	Special Equity Awards

To recognize that Ritchie Bros. is in the midst of major transformational change being led by a new CEO and senior management team, the Compensation Committee considered a variety of potential compensation alternatives to further motivate and accelerate the execution of the strategic transformation and create strong alignment between management and shareholders. In August 2021, the Compensation Committee approved the 100% performance-based Special Transformation Incentive Awards that require significant shareholder value creation as measured by both absolute and relative stock price performance before any payout is achieved. It does this via a combination of premium priced stock options (“PPOs”) and PSUs. The program also supports retention of the Ritchie Bros. executive team, many of whom are newly tenured and thus had limited unvested Company share holdings. The grant value was approximately equal to the current annual LTI grant value for each participant. In June 2022, the Compensation Committee approved 2021 Special Transformation Incentive Awards to our new CFO.

Half of the grant date fair value is in the form of PPOs that cliff vest on August 12, 2024, the three-year anniversary of the grant date (with certain exceptions, no interim vesting) with a 6-year maximum option term to ameliorate overhang relative to typical ten-year option terms. PPOs were granted with three premium exercise prices equal to $80, $90 and $100, which represented appreciation from the grant date of approximately 35%, 52% and 69%, respectively. Attainment of these prices would result in an increase to the market capitalization from the grant date of $2.3 billion at an $80 share price, $3.4 billion at $90 and $4.5 billion at $100.

The other half of the award is in the form of PSUs that may be earned at the end of a three-year performance period ending on August 11, 2024. The performance required is challenging and awards are forfeited in their entirety if relative total shareholder return (“TSR”) is below the median of the S&P 500 index members as of the date of grant. Earned PSUs, if any, will vest on August 11, 2024 and must be held for 12 months after the three-year performance period. No dividend equivalents are awarded on the PSUs, meaning that the award is focused solely on share price appreciation in support of our commitment to the creation of sustainable shareholder value.

The percentage of PSUs that will vest at the end of the three-year vesting period will be determined in accordance with the following definitions and targets.

Performance Factor	rTSR Performance Targets(1)	% of Target PSUs Earned
The Company’s relative TSR (“rTSR”) over the Performance Period compared to the TSR over the Performance Period of S&P 500 index members as of the date of grant	Below 50th percentile	0%
	At or Above 50th percentile	50%
	At or Above 62.5th percentile	100%
	At or Above 75th percentile	150%
	At or Above 87.5th percentile	200%
	99th percentile and above	300%

	(1) rTSR achievement will be interpolated between levels.

76	2023 PROXY STATEMENT

Compensation decisions for Ann Fandozzi

►	Chief Executive Officer

The Compensation Committee made the following pay decisions based on performance, competitive market data, and feedback from its independent compensation consultant:

Base Salary – Held base salary at $900,000.

Short-Term Incentive – All NEOs have the same 2022 STI performance measures.

Long-Term Incentive – In March 2022, awarded an annual LTI grant of $4.6 million, consisting of 50% PSUs and 50% stock options based on target LTI.

Total awarded compensation for 2022, including salary, STI, and LTI, is displayed below.

Pay Element	Majority of Pay Is At-Risk	Awarded Value
Base Salary	Only Fixed Pay Element	$900,000
STI	Performance to Annual Financial Metrics	$2,124,990
PSUs(1)	Performance to 3-Year Financial Metrics and Stock Price	$2,442,665
Stock Options(1)	Performance to Stock Price	$2,236,556
TOTAL		$7,704,211

(1)Value reflects grant date fair value at target performance for PSUs and reflects the grant date fair value using a Black-Scholes valuation for stock options.

2022 COMPENSATION AWARDED	HISTORIC AWARDED VALUE

Awarded Value reflects the amount included in the Summary Compensation Table, excluding amounts reported in the All Other Compensation column.

2023 PROXY STATEMENT	77

Compensation decisions for Eric Jacobs

►	Chief Financial Officer – June 6, 2022 through Present

The Compensation Committee made the following pay decisions based on performance, competitive market data, and feedback from its independent compensation consultant and management:

Base Salary – Initial base salary is $575,000. Upon joining the Company, Mr. Jacobs received a $250,000 sign-on bonus.

Short-Term Incentive – All NEOs have the same 2022 STI performance measures. Mr. Jacobs was eligible for a full-year 2022 STI based on the terms of his employment agreement.

Long-Term Incentive – In June 2022, based on the terms of his employment agreement, Mr. Jacobs was awarded an annual LTI grant of $1.9 million, consisting of 50% PSUs and 50% stock options based on target LTI. In connection with his hire, he was also awarded 2021 Special Transformation Incentive Awards of $2.0 million consisting of approximately 50% PSUs and 50% stock options. These PSUs and stock options are aligned with the 2021 Special Transformation Incentive Awards granted to other NEOs in August 2021, with the stock options having premium option exercise prices of $80, $90 and $100. In addition, he was awarded a sign-on grant of $3.4 million PSUs that have the same performance measures as the 2022 LTI awards. See “Special Equity Awards” on page 76.

Total awarded compensation for 2022, including salary, STI, and LTI, is displayed below.

Pay Element	Majority of Pay Is At-Risk	Awarded Value
Base Salary	Fixed Pay Element	$329,150
Sign-on Bonus	One-Time Bonus	$250,000
STI	Performance to Annual Financial Metrics	$1,086,106
PSUs(1)	Performance to 3-Year Financial Metrics and Stock Price	$5,382,709
Stock Options(1)	Performance to Stock Price	$1,919,033
TOTAL		$8,966,998
(1)	Value reflects grant date fair value at target performance for PSUs and reflects the grant date fair value using a Black-Scholes valuation for stock options.

2022 COMPENSATION AWARDED	HISTORIC AWARDED VALUE (in millions)

Awarded Value reflects the amount included in the Summary Compensation Table, excluding amounts reported in the All Other Compensation column.

78	2023 PROXY STATEMENT

Compensation decisions for Sharon Driscoll

►	Executive Vice President and Advisor to the CEO and Former Chief Financial Officer – January 1, 2022 through June 5, 2022

The Compensation Committee made no changes to Ms. Driscoll’s Base Salary or Short-Term Incentive. However, based on her decision to retire within two years from October 2021, they determined that no further LTI awards would be granted.

Base Salary – Held base salary at $480,625, which before conversion to USD, is $625,000 CAD.

Short-Term Incentive – All NEOs have the same 2022 STI performance measures.

Long-Term Incentive – Ms. Driscoll did not receive LTI awards in 2022.

Total awarded compensation for 2022, including salary, STI, and LTI, is displayed below.

Pay Element	Majority of Pay is At-Risk	Awarded Value
Base Salary	Only Fixed Pay Element	$480,625
STI	Performance to Annual Financial Metrics	$680,882
PSUs	Performance to 3-Year Financial Metrics and Stock Price	$0
Stock Options	Performance to Stock Price	$0
TOTAL		$1,161,507

2022 COMPENSATION AWARDED	HISTORIC AWARDED VALUE (in millions)

Awarded Value reflects the amount included in the Summary Compensation Table, excluding amounts reported in the All Other Compensation column.

2023 PROXY STATEMENT	79

Compensation decisions for James Kessler

►	President and Chief Operating Officer

The Compensation Committee made the following pay decisions based on performance, competitive market data, and feedback from its independent compensation consultant:

Base Salary – Held base salary at $575,000 since his base salary was increased in November 2021 when he was promoted to President and Chief Operating Officer.

Short-Term Incentive – All NEOs have the same 2022 STI performance measures.

Long-Term Incentive – In March 2022, awarded an annual LTI grant of $1.7 million, consisting of 50% PSUs and 50% stock options based on target LTI.

Total awarded compensation for 2022, including salary, STI, and LTI, is displayed below

Pay Element	Majority of Pay Is At-Risk	Awarded Value
Base Salary	Only Fixed Pay Element	$575,000
STI	Performance to Annual Financial Metrics	$1,086,106
PSUs(1)	Performance to 3-Year Financial Metrics and Stock Price	$916,000
Stock Options(1)	Performance to Stock Price	$838,710
TOTAL		$3,415,816
(1)	Value reflects grant date fair value at target performance for PSUs and reflects the grant date fair value using a Black-Scholes valuation for stock options.

2022 COMPENSATION AWARDED	HISTORIC AWARDED VALUE (in millions)

Awarded Value reflects the amount included in the Summary Compensation Table, excluding amounts reported in the All Other Compensation column.

80	2023 PROXY STATEMENT

Compensation decisions for Baron Concors

►	Chief Product and Technology Officer

The Compensation Committee made the following pay decisions based on performance, competitive market data, and feedback from its independent compensation consultant and management:

Base Salary – Increased base salary from $400,000 to $415,000.

Short-Term Incentive – All NEOs have the same 2022 STI performance measures.

Long-Term Incentive – In March 2022, awarded an annual LTI grant of $1.0 million, consisting of 50% PSUs and 50% stock options based on target LTI.

Total awarded compensation for 2022, including salary, STI, and LTI, is displayed below.

Pay Element	Majority of Pay Is At-Risk	Awarded Value
Base Salary	Only Fixed Pay Element	$415,000
STI	Performance to Annual Financial Metrics	$509,525
PSUs(1)	Performance to 3-Year Financial Metrics and Stock Price	$550,927
Stock Options(1)	Performance to Stock Price	$504,442
TOTAL		$1,979,894

(1)Value reflects grant date fair value at target performance for PSUs and reflects the grant date fair value using a Black-Scholes valuation for stock options.

2022 COMPENSATION AWARDED	HISTORIC AWARDED VALUE (in millions)

Awarded Value reflects the amount included in the Summary Compensation Table, excluding amounts reported in the All Other Compensation column.

2023 PROXY STATEMENT	81

Compensation decisions for Carmen Thiede

►	Chief Transformation and People Officer

The Compensation Committee made the following pay decisions based on performance, competitive market data, and feedback from its independent compensation consultant and management:

Base Salary – Increased base salary from $415,000 to $435,000 in September 2022 upon her promotion to Chief Transformation and People Officer, which was retroactive to January 1, 2022 when her role was expanded to lead integration efforts and cross-functional initiatives.

Short-Term Incentive – All NEOs have the same 2022 STI performance measures.

Long-Term Incentive – In March 2022, awarded an annual LTI grant of $0.5 million, consisting of 50% PSUs and 50% stock options. In September 2022 upon her promotion to Chief Transformation and People Officer, awarded an incremental annual LTI grant of $0.3 million consisting of 50% PSUs and 50% stock options.

Total awarded compensation for 2022, including salary, STI, and LTI, is displayed below.

Pay Element	Majority of Pay Is At-Risk	Awarded Value
Base Salary	Only Fixed Pay Element	$435,000
STI	Performance to Annual Financial Metrics	$616,247
PSUs(1)	Performance to 3-Year Financial Metrics and Stock Price	$440,113
Stock Options(1)	Performance to Stock Price	$419,390
TOTAL		$1,910,750
(1)	Value reflects grant date fair value at target performance for PSUs and reflects the grant date fair value using a Black-Scholes valuation for stock options.

2022 COMPENSATION AWARDED	HISTORIC AWARDED VALUE (in millions)

Awarded Value reflects the amount included in the Summary Compensation Table, excluding amounts reported in the All Other Compensation column.

82	2023 PROXY STATEMENT

Compensation policies and governance practices

►	Share ownership requirements

The Company requires our senior leaders to own Company shares to align their interests with those of our shareholders. Our share ownership requirements:

•	Cover all senior leaders
•	Set a five-year time frame to meet ownership requirements
•	Require senior leaders to continually hold owned shares to maintain ownership requirements
•	Establish a multiple of each executive’s base salary on the date first covered

The table below shows the share ownership requirement by level in the Company. As of December 31, 2022, all NEOs have met or are on track to meet stock ownership requirements by their respective dates.

Stock Ownership Covers all Senior Leaders
CEO	●●●●●	5x annual base salary
Senior Executives	●●●	3x annual base salary
Vice President	●	1x annual base salary

Compensation risk assessment

The Compensation Committee annually reviews the potential impact of our compensation programs on organizational risk. The Compensation Committee discusses the compensation programs and risk mitigation features when evaluating whether the programs encourage or reward employees for engaging in excessive, imprudent, inappropriate, or unnecessary risk-taking. The Committee also confirms the alignment of the compensation programs to the Company’s sustainability risks and opportunities.

The annual risk review involved analyzing our current compensation programs in relation to risk. Our analysis concluded that our compensation programs include the following risk mitigation features:

Mix of pay elements – Base salary, STI, PSUs, and stock options are included in the executive compensation program.

Short-term and long-term plans – The mix of our short-term and long-term compensation appropriately rewards employees while balancing risk through the delayed payment of long-term awards.

Adjustments to compensation – Maximum payout caps are in place for incentive compensation, and the Compensation Committee has the ability to apply negative discretion.

Compensation committee oversight – Our Compensation Committee reviews plan performance and approves all executive compensation plans and payouts.

Multiple performance measures – Multiple performance measures work together to balance risk in our incentive compensation plans.

Stock ownership requirements – All senior leaders are subject to stock ownership requirements of at least one times their salary, as described above.

Clawback and cancellation provisions – All awards are subject to our Clawback Policy, as described below. In addition, cancellation provisions apply to all outstanding STI and LTI awards.

The Compensation Committee determined that our 2022 compensation programs have sufficient risk mitigation features and do not encourage or reward employees for engaging in excessive, imprudent, inappropriate, or

2023 PROXY STATEMENT	83

unnecessary risk-taking. Based on the Compensation Committee’s review, the Committee determined our compensation programs to be low risk.

Clawback policy

The Company has a Clawback Policy, which permits recovery of both short and long-term incentive compensation from all executive officers (the “Clawback Policy”) if:

•	the Company restates financial results, for any reason other than a change in applicable accounting rules or interpretations; and
•	the amount of the performance-based compensation paid or awarded to an executive officer would have been a lower amount had it been calculated based on such restated financial statement.

In this circumstance, the Board may seek to recover for the benefit of the Company the excess performance-based compensation (both STI and LTI) paid or awarded during the three years preceding such restatement.

In light of the SEC’s adoption of final clawback rules in October 2022 and the NYSE’s issuance of a proposed rule in February 2023, we intend to update our Clawback Policy to comply with applicable NYSE listing rules when effective.

Trading company securities

Our Insider Trading Policy, which applies to (i) directors, executive officers, and employees of the Company, (ii) such persons’ family members, and (iii) Company contractors and consultants who have access to material nonpublic information concerning the Company (collectively, “Insiders”), prohibits Insiders from buying or selling Company securities when in possession of material nonpublic information and during other closed periods. Any sale or purchase of Common Shares by directors, executive officers, and all other senior leaders must be made during pre-established periods after receiving preclearance by the General Counsel.

Trading in Company derivatives (i.e., puts or calls), engaging in short sales or otherwise engaging in hedging activities, and pledging of Company securities, including awards received as compensation, is prohibited for all Insiders. All Insiders are expected to be in compliance with the Insider Trading Policy and to not hedge nor pledge any Common Shares, including those shares they have received as compensation.

Tax considerations

The Tax Cuts and Jobs Act enacted on December 22, 2017, modified IRC Section 162(m) and, among other things, limits the federal tax deduction for annual individual compensation paid up to $1 million for NEOs beginning with the 2018 tax year. Previously, compensation paid in excess of $1 million could be deducted if it qualified as performance-based compensation under IRC Section 162(m). While the Compensation Committee considers tax deductibility as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions, as noted above, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the compensation is not deductible by us for tax purposes. In addition, the Compensation Committee continues to closely align executive pay with performance, regardless of the elimination of the exception for qualified performance-based under IRC Section 162(m).

Compensation committee and consultant independence

Our Compensation Committee is composed entirely of independent directors, as determined by the Board under NYSE guidelines and as defined for various regulatory purposes. Under its charter, the Compensation Committee has the authority to hire outside consultants and advisors at the Company’s expense.

For 2022, the Compensation Committee retained the services of Frederic W. Cook & Co., Inc. (“FW Cook”), an independent consultant, for advice on issues related to the compensation of NEOs and other executive compensation-related matters. FW Cook takes direction from, and is solely responsible to, the Compensation

84	2023 PROXY STATEMENT

Committee, and does not provide services to the Company’s management. A representative from FW Cook attended all Compensation Committee meetings, either in person or virtually, consulted with and advised the Compensation Committee members on executive compensation, including the structure and amounts of various pay elements, and developed executive benchmarking data. The Compensation Committee is also aided in its deliberations by in-house and external legal counsel.

The Compensation Committee annually reviews the performance of its compensation advisers and considers the following factors when assessing the independence of FW Cook in accordance with NYSE standards:

•	Services provided to the Company management outside the services provided to the Compensation Committee
•	Fees paid as a percentage of FW Cook’s total revenue
•	Policies and procedures designed to prevent conflicts of interest
•	Any business or personal relationships between members of the Compensation Committee and FW Cook
•	Company share ownership by employees of FW Cook
•	Any business or personal relationships between the Company and FW Cook

After reviewing the performance and independence of its consultant, the Compensation Committee determined FW Cook was independent based on the standards above.

Employment and termination agreements

The Company, through wholly-owned operating subsidiaries, has entered into an employment agreement with each of the NEOs. The employment agreements continue for an indefinite term period of time until terminated in accordance with the terms of such agreements. The following is a summary of the material terms of those agreements.

Compensation and benefits

The NEOs earn an annual base salary and may earn annual short-term incentives and may be awarded long-term incentive grants determined as a percentage of base salary. In addition, the NEOs may participate in the Company’s other long-term plans, including the U.S. Deferred Compensation Plan, the existing employee stock purchase plan, the Registered Retirement Savings Plan and the 401(k) plan, as applicable. For a discussion of the compensation earned by or awarded to the NEOs in 2022, see pages 77–82. The NEOs are eligible to participate in the Company’s group benefit plans.

Confidentiality, non-solicitation and non-competition

Pursuant to their respective employment agreements, the NEOs are prohibited at all times from disclosing confidential information related to the Company. Each NEO, with the exception of Ms. Fandozzi and Ms. Driscoll, is subject to provisions prohibiting his or her solicitation of the Company’s employees for 12 months following termination for any reason. Ms. Fandozzi’s prohibitions extend for a period of 24 months following termination and Ms. Driscoll’s prohibitions extend for 18 months following termination for any reason.

Each NEO, with the exception of Ms. Fandozzi and Ms. Driscoll, is also subject to provisions prohibiting competition with the Company during the term of his or her employment and for a period of 12 months following termination for any reason. Ms. Fandozzi is prohibited from competing against the Company in Canada for a period of 24 months following termination. Ms. Driscoll’s prohibitions extend for 18 months following termination for any reason.

2023 PROXY STATEMENT	85

Termination for cause

With the exception of Ms. Fandozzi, the Company may terminate the employment of the NEOs, for “cause,” as defined in the employment agreements, at any time after providing the executive with at least 30 days’ notice of such proposed termination and allowing the executive 15 days to remedy the alleged defect. The Company may terminate the employment of Ms. Fandozzi with at least 10 days’ notice in certain circumstances. The employment agreements with the NEOs state that no STI or bonus payment will be payable to such NEO in the event of his or her termination for cause. In the event of termination for cause, sign-on stock options granted to the terminated NEO will be cancelled as of the date of his or her termination, and the NEO will have 30 days from the date of his or her termination to exercise any stock options that have vested prior to his or her termination, subject to the terms and conditions of the Company’s Stock Option Plan and the applicable option agreements. Under the Company’s Stock Option Plan, unvested stock options expire immediately upon termination for just cause. A terminated NEO’s rights with respect to PSUs and RSUs held are determined in accordance with the applicable PSU and RSU grant agreements and the terms and conditions of the respective PSU Plans and RSU Plans (as defined below). In the case of the 2021 Special Transformation Incentive Awards, all PPOs will be canceled on the notice of termination date and all unvested PSUs will be cancelled on the termination date.

Termination without cause or voluntary termination for good reason (including disability or death)

In the event that a NEO’s employment is terminated without cause, as defined in the employment agreements, such NEO will be entitled to:

•	for Ms. Fandozzi, two years’ base salary, plus two years’ target STI bonus;
•	with the exception of Ms. Fandozzi, 18 month’s base salary and 18 month’s target STI bonus;
•	a pro rata STI bonus for the year of termination, up to and including the NEO’s last day of active employment with the Company;
•	with the exception of the 2021 Special Transformation Incentive Awards, immediate accelerated vesting of all unvested stock options, with the NEO given 90 days (or longer in certain cases) from the date of termination to exercise such stock options, subject to the terms of the Company’s Stock Option Plan and the applicable stock option agreements; the 2021 Special Transformation Incentive Award PPOs will, in the case of termination due to disability, continue to vest in accordance with the original vesting schedule and the holder will have three years to exercise vested stock options, and, in all other cases, a pro-rated percentage of the unvested PPOs will vest immediately based on the percentage of the vesting period that preceded the date of termination. The remaining unvested PPOs will be cancelled. The NEO will have 90 days to exercise vested stock options;
•	pro-rated vesting of PSU and RSU awards based on the portion of performance period worked, payable at the same time as active employees and will be based on actual relative TSR performance, provided, in the case of termination due to disability, the 2021 Special Transformation Incentive Award PSUs will not be pro-rated and will continue to vest; and
•	continued extended health and dental benefits coverage under existing cost sharing arrangements (or the cash equivalent) for up to one year after termination of his or her employment or the date on which he or she begins new full-time employment.

In the case of a termination of a NEO as a result of the disability or death of the NEO, certain RSU, PSU and stock option awards may be subject to different treatment. See the relevant descriptions in “Stock Option Plan” on page 93 and “Performance Share Unit Plans” on page 95.

86	2023 PROXY STATEMENT

Under the terms of the employment agreements with the NEOs, NEOs may terminate their respective employment with the Company for “good reason,” as defined in the employment agreements, and, in the event of good reason, will receive pay and benefits as if terminated by the Company without cause, and the termination will be regarded as a termination without cause for purposes of the Company’s Stock Option Plan, PSU Plans and RSU Plans. Under the employment agreements, NEOs may terminate their employment for good reason by delivery of written notice, including the basis for such good reason, to the Company within 60 days’ after the occurrence of good reason. Termination for good reason will be effective 30 days after delivery in the event the Company fails or is unable to cure such good reason within that period.

Resignation

Under the terms of the employment agreements with the NEOs, NEOs may resign by providing three months’ written notice to the Company to that effect. If a NEO provides the Company with written notice of resignation, the Company may waive such notice, in whole or in part, in which case the Company will pay the NEO his or her base salary for only the amount of time remaining in that notice period and such NEO’s employment will terminate on the earlier date specified by the Company without any further compensation. The employment agreements with the NEOs state that no short-term incentive or bonus payment will be payable to a NEO in the event of his or her resignation. In the event of resignation, all unvested stock options held by the resigning NEO will be immediately cancelled on the termination date and such NEO will have 90 days from such date to exercise any vested stock options. Under the Company’s Stock Option Plan, unvested stock options granted on or after February 24, 2009 to a NEO are immediately cancelled. Under the RSU Plans and the PSU Plans, in the event of resignation of a participant other than by retirement in accordance with the normal retirement policy of the Company (or its affiliates), RSUs and PSUs that have not vested prior to the last day of active employment will not vest and shall be forfeited and cancelled without payment.

Retirement

The employment agreements with the NEOs provide that in the event of retirement, which, for such purpose, means retirement in accordance with the normal retirement policy of the Company (or its affiliates) when the participant is not less than 55 years of age:

•	the Company will pay a pro-rated STI bonus, at target, for the year of termination, up to and including the last day of active employment, to such NEOs;
•	with the exception of the 2021 Special Transformation Incentive Awards, all unvested stock options will continue to vest according to their initial grant schedules and will remain exercisable up to the earlier of the original grant expiry date and the third anniversary of the date of retirement;
•	with the exception of the 2021 Special Transformation Incentive Awards, RSUs and PSUs will continue to vest and be paid in accordance with the original grant schedule applicable thereto; and
•	in the case of the 2021 Special Transformation Incentive Awards, NEOs age 60 and over with at least five years of service and subject to a six-month minimum service provision after the grant date, (1) immediate accelerated vesting of all unvested PPOs as of the retirement date, with the NEO given one year from the date of termination to exercise such stock options and (2) pro-rated vesting of PSUs based on the portion of performance period worked, payable at the same time as active employees based on actual relative TSR performance.

In the case of the stock options and the 2021 Special Transformation Incentive Award PPOs, if the NEO takes on any substitute paid employment before the applicable expiry date, the stock options and PPOs will expire on the date when such NEO takes on such paid employment or engagement.

2023 PROXY STATEMENT	87

Change of control

The Compensation Committee believes that change of control arrangements are necessary to attract and retain the talent necessary for the Company’s long-term success. The Company has entered into change of control agreements with the NEOs (the “Change of Control Agreements”). For purposes of the Change of Control Agreements, a “change of control” means:

•	the acquisition or accumulation of beneficial ownership of more than 50% of the Company’s voting shares by a person or a group of persons acting jointly or in concert;
•	a person, or a group of persons acting jointly or in concert, holding at least 25% of the Company’s voting shares and being able to change the composition of the Board by having their nominees elected as a majority of the Board;
•	the arm’s length sale, transfer, liquidation or other disposition of all or substantially all of the assets of the Company, over a period of one year or less, in any manner whatsoever and whether in one transaction or in a series of transactions or by plan of arrangement; or
•	a reorganization, merger or consolidation or sale or other disposition of substantially all the assets of the Company, unless the Company beneficially owns all or substantially all of the Company’s assets either directly or through one or more subsidiaries following such event.

The Change of Control Agreements provide for payment and accelerated vesting on a “double-trigger” basis, which requires a change of control and either (i) termination by the Company without cause upon a change of control or within two years following a change of control; or (ii) termination by the NEO for good reason upon a change of control or within one year following a change of control. Following a double-trigger event, each NEO will be entitled to a lump-sum cash amount equal to the aggregate of:

•	in the case of Ms. Fandozzi, two times annual base salary, two times the STI bonus at target, plus a pro rata STI bonus at target for year of termination and two times the annual premium cost that would be incurred by the Company to continue to provide her all health, dental and life insurance benefits provided immediately before her termination; and
•	in the case of Mr. Jacobs, Ms. Driscoll, Mr. Kessler, Mr. Concors and Ms. Thiede, one and one-half times annual base salary, one and one-half times the STI bonus at target plus a pro rata STI bonus at target for year of termination, and one and one-half times the annual premium cost that would be incurred by the Company to continue to provide to them all health, dental and life insurance benefits provided immediately before their termination.

Each of the NEOs is entitled, following a double-trigger event, to:

•	accelerated vesting of RSU and PSU awards, which will be payable in cash; and
•	immediate vesting of all unvested stock options, with a 90-day exercise period.

The employment agreements with the NEOs provide that, notwithstanding provisions to the contrary in plan documents, any accelerated vesting of annual long-term incentive awards upon a change of control, as defined in the Change of Control Agreements, requires both a change of control and the termination of employment without “cause” or for “good reason,” each as defined in the respective employment agreements.

In the case of all NEOs, the Change of Control Agreements provide that no such payments will be made unless the NEO signs within 60 days and does not revoke a full and general release of any and all claims against the Company, affiliates, and past and then current officers, directors, owners, managers, members, agents and employees.

Indemnity agreements

The Company has entered into indemnity agreements with each NEO pursuant to which the Company agrees to indemnify each NEO in connection with claims or proceedings involving the officer (by reason of serving as a director or officer of the Company or its subsidiaries), as provided in the agreement.

88	2023 PROXY STATEMENT

Compensation committee report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis and, based on that review and discussion, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the U.S. Securities and Exchange Commission on February 21, 2023.

Compensation Committee

Lisa Hook (Chair)
Carol M. Stephenson
Robert Elton

2023 PROXY STATEMENT	89

Executive Compensation Tables

Summary compensation table

A summary of the compensation paid to our NEOs for each of the 2020, 2021 and 2022 fiscal years is set forth below. Additional information on the components of the total compensation package, including a discussion of the proportion of each element to total compensation, is discussed under “Compensation Discussion and Analysis” starting on page 66.

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Non-Equity Incentive Plan Compensation(5) ($)	All Other Compensation(6) ($)	Total ($)
Ann Fandozzi(7) Chief Executive Officer	2022	900,000	—	2,442,665	2,236,556	2,124,990	215,756	7,919,967
	2021	900,000	—	4,264,545	4,050,020	1,017,782	149,383	10,381,730
	2020	890,191	—	3,650,001	500,003	2,051,156	102,074	7,193,425
Eric Jacobs(8) Chief Financial Officer	2022	329,150	250,000	5,382,709	1,919,033	1,086,106	32,518	8,999,516
Sharon Driscoll(9) Executive Vice President and Advisor to the CEO and Former Chief Financial Officer	2022	480,625	—	—	—	680,882	57,663	1,219,170
	2021	498,563	—	1,309,642	1,243,544	338,285	68,876	3,458,910
	2020	469,721	—	468,750	468,753	637,739	56,727	2,101,690
James Kessler(7) President and Chief Operating Officer	2022	575,000		916,000	838,710	1,086,106	109,052	3,524,868
	2021	516,667	—	1,184,596	1,125,019	524,051	70,359	3,420,692
	2020	322,115	—	2,500,000	500,009	439,000	42,610	3,803,734
Baron Concors(7) Chief Product and Technology Officer	2022	415,000	—	550,927	504,442	509,525	64,967	2,044,861
	2021	400,000	—	1,052,974	1,000,015	235,221	36,459	2,724,669
	2020	310,769	—	800,000	400,005	367,838	20,349	1,898,961
Carmen Thiede Chief Transformation and People Officer	2022	435,000	—	440,113	419,390	616,247	62,846	1,973,596
	2021	420,000	—	552,811	525,018	246,982	56,986	1,801,798
	2020	306,546	—	990,000	210,008	357,671	22,775	1,887,000
(1)	Amounts reported reflect the base salary earned by the NEOs. Base salary for Ms. Driscoll in 2020 included a Co-CEO stipend of $7,450 for the period prior to Ms. Fandozzi joining the Company.
(2)	Upon joining the Company, Mr. Jacobs received a sign-on bonus of $250,000. Amounts paid under the Company’s short-term incentive plan are reported in the “Non-Equity Incentive Plan Compensation” column.
(3)	The dollar amounts represent the aggregate grant date fair value of PSUs granted during each of the years presented, measured in accordance with ASC 718 utilizing the assumptions discussed in Note 2(f) and Note 24 to our financial statements for the fiscal year ended December 31, 2022, without taking into account estimated forfeitures.

90	2023 PROXY STATEMENT

With respect to PSUs, the grant date fair value determined in accordance with ASC 718 is based on the probable outcome of the performance conditions on the grant date, which was deemed to be 100% of target. Assuming the highest level of performance is achieved, which would result in vesting at 200% of target, except for Mr. Jacobs 2021 Special Transformation Incentive Awards, for which maximum achievement is 300% of target, the aggregate grant date fair value of the share awards set forth in the Summary Compensation Table would be:

Named Executive Officer	2022 ($)	2021 ($)	2020 ($)
Ann Fandozzi	4,885,331	10,768,634	7,300,002
Eric Jacobs	11,784,432	—	—
Sharon Driscoll	—	3,309,378	937,499
James Kessler	1,831,999	2,991,287	5,000,000
Baron Concors	1,101,854	2,658,922	1,600,002
Carmen Thiede	880,226	1,977,574	600,003

The dividend equivalents attributable to PSUs are deemed “reinvested” in PSUs and will only be distributed upon the vesting, if any, of the PSUs under the terms of the respective plans.

(4)	The dollar amounts represent the aggregate grant date fair value of stock option awards granted during each of the years presented. The grant date fair value of a stock option award is calculated in accordance with ASC 718 utilizing the assumptions discussed in Note 2(f) and Note 24 to our financial statements for the fiscal year ended December 31, 2022, without taking into account estimated forfeitures. For a discussion of specific stock option awards granted during 2022, see “2022 Grants of Plan-Based Awards” and the narrative discussion that follows.
(5)	Reflects amounts earned under the Company’s short-term incentive plan in the relevant year, regardless of whether paid in the following year.
(6)	Reflects compensation in 2022 to:
•	Ms. Fandozzi representing a car allowance ($15,000), the Company’s matching contribution to the ESPP ($16,000), the Company’s matching contribution to the 401(k) plan ($4,500), tax preparation ($15,000) and dividend equivalents corresponding to PSUs ($165,256);
•	Mr. Jacobs representing a car allowance ($8,750), the Company’s matching contribution to the 401(k) plan ($4,500), and dividend equivalents corresponding to PSUs ($19,268);
•	Ms. Driscoll representing a car allowance ($17,687), the Company’s matching contribution to the ESPP ($13,818) and dividend equivalents corresponding to PSUs ($26,158)
•	Mr. Kessler representing a car allowance ($15,000), the Company’s matching contribution to the ESPP ($2,854), the Company’s matching contribution to the 401(k) plan ($4,500) and dividend equivalents corresponding to PSUs ($86,698);
•	Mr. Concors representing a car allowance ($15,000), the Company’s matching contribution to the ESPP ($8,250), the Company’s matching contribution to the 401(k) plan ($4,500) and dividend equivalents corresponding to PSUs ($37,217); and
•	Ms. Thiede representing a car allowance ($15,000), the Company’s matching contribution to the ESPP ($8,700), the Company’s matching contribution to the 401(k) plan ($4,500) and dividend equivalents corresponding to PSUs ($34,646).
(7)	Ms. Fandozzi, Mr. Kessler, and Mr. Concors joined the Company in 2020.
(8)	Mr. Jacobs joined the Company on June 6, 2022.
(9)	Ms. Driscoll is paid in Canadian dollars. Amounts reported converted based on the average annual Canadian and U.S. dollar exchange rate of CA$1 to US$0.7690 for 2022, CA$1 to US$0.7977 for 2021, and CA$1 to US$0.7462 for 2020, all as of December 31 of the respective year.

2023 PROXY STATEMENT	91

2022 Grants of plan-based awards

The following table provides information related to grants of plan-based awards to our NEOs during the 2022 fiscal year.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Stock Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(#)	(#)	($/Share)	($)
Ann Fandozzi		562,500	1,125,000	2,250,000
	15-Mar-22(3)				21,167	42,334	84,668				2,442,665
	15-Mar-22(4)								158,621	57.70	2,236,556
Eric Jacobs		287,500	575,000	1,150,000
	6-Jun-22(3)				7,938	15,875	31,750				974,407
	6-Jun-22(3)				27,609	55,218	110,436				3,389,288
	6-Jun-22(5)				7,287	14,574	43,722				1,019,014
	6-Jun-22(4)								59,483	61.38	965,409
	6-Jun-22(6)								31,804	80.00	320,584
	6-Jun-22(6)								39,276	90.00	318,136
	6-Jun-22(6)								48,077	100.00	314,904
Sharon Driscoll(9)		180,234	360,469	720,938
James Kessler		287,500	575,000	1,150,000
	15-Mar-22(3)				7,938	15,875	31,750				916,000
	15-Mar-22(4)								59,483	57.70	838,710
Baron Concors		134,875	269,750	539,500
	15-Mar-22(3)				4,774	9,548	19,096				550,927
	15-Mar-22(4)								35,776	57.70	504,442
Carmen Thiede		163,125	326,250	652,500
	15-Mar-22(3)				2,502	5,004	10,008				288,739
	15-Mar-22(4)								18,750	57.70	264,375
	9-Sep-22(3)				1,106	2,211	4,422				151,374
	9-Sep-22(4)								8,099	68.46	155,015
(1)	Represents the possible payout under our short-term incentive plan for 2022. For amounts actually paid under these awards, see “— Summary Compensation Table” on page 90.
(2)	Represents the grant date fair value of stock and option awards calculated in accordance with the guidance in ASC 718, utilizing the assumptions discussed in Note 2(f) and Note 24 to our financial statements for the fiscal year ended December 31, 2022, without taking into account estimated forfeitures. With respect to PSUs, the estimate of the grant date fair value determined in accordance with ASC 718 is based on the probable outcome of the performance conditions on the grant date, which was deemed to be 100% of target.

92	2023 PROXY STATEMENT

(3)	Represents PSUs granted in 2022 under the Executive PSU Plan and excludes dividend equivalents.
(4)	Represents stock options granted in 2022 under our Stock Option Plan.
(5)	Represents 2021 Special Transformation Incentive Award PSUs granted in 2022 under the Executive PSU Plan and excludes dividend equivalents. See “Special Equity Awards” on page 76.
(6)	Represents 2021 Special Transformation Incentive Award stock options granted in 2022 under our Stock Option Plan. See “Special Equity Awards” on page 76.
(9)	Ms. Driscoll is paid in Canadian dollars. Amounts reported for Ms. Driscoll are converted based on the average annual Canadian and U.S. dollar exchange rate of CA$1 to US$0.7690 as of December 31, 2022.

Stock option plan

The Company’s Amended and Restated Stock Option Plan (the “Stock Option Plan”) permits the Company to grant to eligible persons options that are exercisable to purchase Common Shares at a specified exercise price. Up to 18,900,000 Common Shares may be issued pursuant to the Stock Option Plan. The number of Common Shares issuable to “insiders” at any time and issued to insiders in any one-year period pursuant to our Stock Option Plan and any other securities-based compensation arrangement cannot exceed 10% of the issued and outstanding shares. The Stock Option Plan provides flexibility regarding the terms of individual grants. The March grants to the NEOs in 2022 were made in accordance with the Company’s current Stock Option Policy, which provides that:

•	the exercise price of each option will be equal to the closing price of the Company’s Common Shares on the NYSE on the date of grant;
•	vesting of options will occur over three years from the date of grant, with 1/3 vesting on each of the first three anniversaries of the grant date; and
•	options will expire ten years after the date of grant, subject to a provision of the Stock Option Plan that provides, subject to certain exceptions, that if the tenth anniversary of the grant falls within, or within five business days after the end of, a “blackout period”, the date will be extended to the fifth business day after the end of such blackout period.

The circumstances under which an option will be exercisable in the event that the optionee ceases to be employed or to provide services to the Company or one of its subsidiaries are set forth in the option agreement, which may be waived or modified by the Compensation Committee at any time. The Stock Option Policy provides for the following terms, unless otherwise determined by the Compensation Committee, and such terms were incorporated into the March 2022 option grants to NEOs:

•	in the case of termination without cause, excluding voluntary termination, immediate vesting of all unvested options, and the optionee has 90 days from the date on which the optionee ceases to be employed by the Company to exercise all options;
•	in the case of voluntary termination, other than retirement, immediate cancellation of all unvested options, and the optionee has 90 days to exercise vested options;
•	in the case of retirement, all unvested options continue to vest after retirement in accordance with the existing vesting schedule for those particular options and all options expire on the earlier of three years from the date of retirement and the option 10-year expiry date, provided if the participant takes on any substitute paid employment or engagement before the third anniversary, the options will expire on the date when such participant takes on such paid employment or engagement;
•	in the case of death, all unvested options vest immediately, and the optionee’s legal representative has 365 days from the date of death to exercise the options if the optionee’s employment or eligibility ceases by reason of his or her death or if the optionee dies prior to the expiration of the periods described in the three bullet points above; or
•	in the case of termination with cause, all options expire immediately upon termination.

The Compensation Committee may incorporate into any option agreement terms which will, notwithstanding the time specified in such option agreement for the exercise of the option granted thereunder, allow the optionee to elect to purchase all or any of the Common Shares then subject to such option if the Compensation Committee in its discretion determines to permit the optionee to exercise the option in respect of such shares; provided, that the Stock Option Plan imposes restrictions on the acceleration of vesting of options in connection with a change of control.

2023 PROXY STATEMENT	93

The Stock Option Policy prohibits the granting of options during a blackout period. In addition, it prohibits the granting of options to our non-executive directors. With respect to continuing employees that are to receive options, the Company’s policy is to make such grants annually, as of the fifth business day following the release of the Company’s results for the most recently completed fiscal year.

The stock option portion of the 2021 Special Transformation Incentive Awards granted to the NEOs were awarded under the Stock Option Plan.

IronPlanet stock plans

Pursuant to the acquisition of IronPlanet in 2017, the Company assumed all outstanding unvested stock options (the “IronPlanet Options”) granted under the IronPlanet, Inc. 1999 Stock Plan (the “1999 IronPlanet Stock Plan”) and IronPlanet Holdings, Inc. 2015 Stock Plan (the “2015 IronPlanet Stock Plan”, and together with the 1999 IronPlanet Stock Plan, the “IronPlanet Stock Plans”). By the terms of the merger agreement and the stock option assumption notice provided to IronPlanet Option holders, the IronPlanet Options were automatically converted into options to acquire an aggregate of 737,358 Common Shares, with exercise prices per Common Share adjusted to give effect to the merger. Otherwise, the IronPlanet Options continued to be governed by the respective IronPlanet Stock Plans on the same terms and conditions (including vesting and vesting acceleration provisions) as applicable prior to the effective time of the merger. The Company does not intend to make any additional awards under the IronPlanet Stock Plans.

The terms and vesting of IronPlanet Options granted under the IronPlanet Stock Plans are fixed by the respective plan administrator in connection with the grant of each IronPlanet Option and set forth in each option agreement. Nonetheless, the option term may not exceed (i) 10 years from the grant date or (ii) such shorter term as may be provided in the option agreement.

The circumstances under which an IronPlanet Option will be exercisable in the event that the optionee ceases to be employed or to provide services to the Company or one of its subsidiaries or affiliates are, (i) under the 2015 IronPlanet Stock Plan, set forth in the option agreement, which provisions may be waived or modified by the Board or Compensation Committee at any time, and (ii) under the 1999 IronPlanet Stock Plan, as follows, unless otherwise determined by the Board or any of its committees:

•	in the case of termination of employment or service other than as provided below, the optionee has up to three months after the date of such termination (but in no event later than the expiration date of such IronPlanet Option) to exercise the IronPlanet Option;
•	in the case of termination of employment or service as a result of such optionee’s total and permanent disability, the optionee may exercise the IronPlanet Option within 12 months from the date of termination, or as a result of such optionee’s certain other types of disability, the optionee may exercise the IronPlanet Options under the 1999 IronPlanet Stock Plan within six months from the date of termination (but in no event later than the expiration date of such IronPlanet Option); or
•	in the case of death of the optionee during the term of employment or service or within 30 days following termination of employment or service, the IronPlanet Option may be exercised at any time within 12 months following the date of death (but in no event later than the expiration date of such IronPlanet Option).

The IronPlanet Stock Plans’ respective administrator may at any time offer to buy out for a payment in cash or Common Shares any IronPlanet Option previously granted under the IronPlanet Stock Plans on such terms and conditions as such administrator will establish and communicate to the optionee at the time that such offer is made.

In the event of certain change of control transactions (i) under the 2015 IronPlanet Stock Plan, each outstanding IronPlanet Option will be treated as the administrator determines and the administrator need not treat all outstanding IronPlanet Options (or portions thereof) in an identical manner, and (ii) under the 1999 IronPlanet Stock Plan, each outstanding IronPlanet Option will be assumed or an equivalent option or right will be substituted by the successor

94	2023 PROXY STATEMENT

corporation or a parent or subsidiary of such successor corporation, unless such successor corporation does not agree to assume the outstanding IronPlanet Options or to substitute equivalent options, in which case such IronPlanet Options will terminate upon the consummation of the transaction.

Performance share unit plans

►	2015 PSU plans

The Company’s Amended and Restated Senior Executive PSU Plan (the “Executive PSU Plan”) and Amended and Restated Employee PSU Plan (the “Employee PSU Plan” and, together with the Executive PSU Plan, the “PSU Plans”) permit the Company to grant PSUs to employees. A PSU is an award under which the recipient is eligible to earn a payment during an applicable performance period based upon the performance of the Company against certain criteria during and at the end of such performance period. The PSUs, following vesting, entitle the participant to receive, at the election of the Compensation Committee or the Board, either cash or Common Shares, net of applicable withholding taxes. The amount of the payment to be made is calculated based on the number of vested PSUs multiplied by the fair market value of one Common Share as at the date of vesting, based on the volume weighted average price of a Common Share reported by the NYSE for the 20 trading days prior to the date of vesting.

If the Compensation Committee or the Board determines to satisfy the payment in Common Shares, the amount of the payment, net of applicable withholding taxes, will either be satisfied by the issuance of Common Shares to the participant or by making open market purchases of Common Shares on behalf of the participant, as determined by the Compensation Committee or the Board, subject to certain restrictions including that vested PSUs held by our NEOs may not be satisfied through open market purchased Common Shares. The maximum number of Common Shares that may be issued under the PSU Plans is 2,300,000. No more than 500,000 Common Shares will be purchased in the open market under the PSU Plans.

The PSU Plans provide the Compensation Committee and the Board with significant discretion regarding the vesting terms and criteria for PSUs, including the waiver of any vesting restrictions. Additional PSUs are credited on PSUs held by participants corresponding to dividends declared on the Common Shares. Unless the Board or Compensation Committee otherwise determines, in the event of termination of a participant’s employment by the Company or an affiliate:

•	without cause, including following the incapacity of the participant, the participant will be entitled to receive payment in respect of PSUs recorded in the participant’s account as at the last day of active employment that subsequently vest, on a prorated basis to reflect the portion of the vesting period during which the participant was employed;
•	for cause, unvested PSUs will not vest and will be forfeited;
•	as a result of voluntary resignation by the participant (other than retirement), unvested PSUs will not vest and will be forfeited;
•	as a result of retirement of the participant (when the participant is at least 55 years old), the participant will be entitled to receive payment in respect of PSUs recorded in the participant’s PSU account as at the last day of active employment that subsequently vest; and
•	upon the death of a participant, the beneficiary or legal representatives of the participant will be entitled to receive payment in respect of PSUs recorded in the participant’s account as at the date of death that vest thereafter, which payment shall be settled in shares, net of applicable tax withholding or shall be payable by a lump sum cash payment, net of applicable tax withholding.

For participants in the Executive PSU Plan, if a participant’s employment with the Company or a subsidiary of the Company is terminated (i) by the Company or subsidiary, other than for cause, upon a change of control or within two years following a change of control or (ii) by the participant for good reason, as defined in the Executive PSU Plan, upon a change of control or within one year following a change of control, then all PSUs recorded in the participant’s PSU account as at the date of termination shall vest, and the participant will be entitled to receive a cash payment in respect of all vested PSUs, net of all applicable tax withholdings, within 30 days of the date of termination.

2023 PROXY STATEMENT	95

For purposes of the Executive PSU Plan, a “change of control”, unless otherwise defined in the applicable grant agreement or grant letter, means the occurrence of any one of the following events:

•	a person or group of persons acting jointly or in concert, acquiring or accumulating beneficial ownership of more than 50% of the Common Shares;
•	a person or group of persons acting jointly or in concert, holding or beneficially owning at least 25% of the Common Shares and being able to change the composition of the Board by having the person’s or group of persons’ nominees elected as a majority of the Board; or
•	the arm’s length sale, transfer, liquidation or other disposition of all or substantially all of the assets of the Company, over a period of one year or less, in any manner whatsoever.

The PSU portion of the 2021 Special Transformation Incentive Awards granted to the NEOs was awarded under the Executive PSU Plan.

Restricted share unit plans

The Company’s Amended and Restated Senior Executive RSU Plan (the “Senior Executive RSU Plan”) and Amended and Restated Employee RSU Plan (the “Employee RSU Plan” and, together with the Senior Executive RSU Plan, the “RSU Plans”) permit the Company to grant restricted share units (“RSUs”) to employees. An RSU is an award under which the recipient is eligible to earn a cash payment or a specified number of our Common Shares following an applicable vesting period based. The RSUs, following vesting, entitle the participant to: (i) a specified amount of cash, net of all applicable withholding taxes; (ii) a payment that, net of all applicable withholding taxes, will be satisfied by the issuance of Common Shares; or (iii) a payment that, net of all applicable withholding taxes, will be applied to open market purchases of Common Shares on behalf of participants; provided that this method of settlement is not available for certain of our officers and directors. The payment to be received, or applied to the purchase or issuance of Common Shares, is based on the number of vested RSUs multiplied by the fair market value of one Common Share as at the date of vesting.

The maximum number of Common Shares that may be issued or delivered pursuant to open market purchases under the RSU Plans is 800,000.

Unless the Board or Compensation Committee otherwise determines, in the event of termination of a participant’s employment by the Company or an affiliate:

•	without cause, including following the incapacity of the participant, the participant will be entitled to receive payment in respect of RSUs recorded in the participant’s account as at the last day of active employment that subsequently vest, on a prorated basis to reflect the portion of the vesting period during which the participant was employed;
•	for cause, unvested RSUs will not vest and will be forfeited;
•	as a result of voluntary resignation by the participant (other than retirement), unvested RSUs will not vest and will be forfeited;
•	as a result of retirement of the participant (when the participant is at least 55 years old), the participant will be entitled to receive payment in respect of RSUs recorded in the participant’s RSU account as at the last day of active employment that subsequently vest; and
•	upon the death of a participant, the beneficiary or legal representatives of the participant will be entitled to receive payment in respect of RSUs recorded in the participant’s account as at the date of death that vest thereafter, which payment shall be settled in shares, net of applicable tax withholding or shall be payable by a lump sum cash payment, net of applicable tax withholding.

For participants in the Senior Executive RSU Plan, if a participant’s employment with the Company or a subsidiary of the Company is terminated (i) by the Company or subsidiary, other than for cause, upon a change of control or within two years following a change of control or (ii) by the participant for good reason, as defined in the Senior Executive RSU Plan, upon a change of control or within one year following a change of control, then all RSUs

96	2023 PROXY STATEMENT

recorded in the participant’s RSU account as at the date of termination shall vest, and the participant will be entitled to receive a cash payment in respect of all vested RSUs, net of all applicable tax withholdings, within 30 days of the date of termination.

For purposes of the Senior Executive RSU Plan, a “change of control”, unless otherwise defined in the applicable grant agreement or grant letter, means the occurrence of any one of the following events:

•	a person or group of persons acting jointly or in concert, acquiring or accumulating beneficial ownership of more than 50% of the Common Shares;
•	a person or group of persons acting jointly or in concert, holding or beneficially owning at least 25% of the Common Shares and being able to change the composition of the Board by having the person’s or group of persons’ nominees elected as a majority of the Board; or
•	the arm’s length sale, transfer, liquidation or other disposition of all or substantially all of the assets of the Company, over a period of one year or less, in any manner whatsoever.

2023 PROXY STATEMENT	97

Outstanding equity awards as of December 31, 2022

The following table provides information related to the outstanding stock option awards and share-based awards held by each of our NEOs as of December 31, 2022.

		Option Awards(1)				Stock Awards(2)
		Number of Securities Underlying Unexercised Options (#)
Name	Grant Date	Exercisable	Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Held That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Ann Fandozzi	15-Mar-22	—	158,621	57.70	15-Mar-2032	—	—	—	—
	15-Mar-22(4)	—	—	—	—	—	—	85,766	4,959,837
	12-Aug-21	—	74,669	80.00	12-Aug-27	—	—	—	—
	12-Aug-21	—	92,214	90.00	12-Aug-27	—	—	—	—
	12-Aug-21	—	112,877	100.00	12-Aug-27	—	—	—	—
	12-Aug-21(5)	—		—	—	—	—	34,218	1,978,806
	25-Feb-21	54,789	109,578	54.83	25-Feb-31	—	—	—	—
	25-Feb-21(6)	—		—	—	—	—	72,989	4,220,931
	5-Mar-20	—	60,976	40.64	5-Mar-30	—	—	—	—
	5-Mar-20(7)	—	—	—	—	152,787	8,835,697	—	—
Eric Jacobs	6-Jun-22	—	59,483	61.38	6-Jun-32	—		—	—
	6-Jun-22	—	31,804	80.00	12-Aug-27	—	—	—	—
	6-Jun-22	—	39,276	90.00	12-Aug-27	—	—	—	—
	6-Jun-22	—	48,077	100.00	12-Aug-27	—	—	—	—
	6-Jun-22(4)	—	—	—	—	—	—	31,750	1,836,103
	6-Jun-22(4)		—	—	—	—	—	110,436	6,386,527
	6-Jun-22(5)		—	—	—	—	—	14,574	842,814

98	2023 PROXY STATEMENT

		Option Awards(1)				Stock Awards(2)
		Number of Securities Underlying Unexercised Options (#)
Name	Grant Date	Exercisable	Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Held That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Sharon Driscoll	12-Aug-21	—	23,009	80.00	12-Aug-27	—	—	—	—
	12-Aug-21	—	28,415	90.00	12-Aug-27	—	—	—	—
	12-Aug-21	—	34,782	100.00	12-Aug-27	—	—	—	—
	12-Aug-21(5)	—	—	—	—	—	—	10,544	609,750
	25-Feb-21	16,764	33,524	54.83	25-Feb-31	—	—	—	—
	25-Feb-21(6)	—	—	—	—	—	—	22,331	1,291,391
	5-Mar-20	38,110	19,055	40.64	5-Mar-30	—	—	—	—
	5-Mar-20(7)	—	—	—	—	19,622	1,134,720	—	—
	7-Mar-19	47,929	—	33.79	7-Mar-29	—	—	—	—
	1-Mar-18	42,857	—	32.16	1-Mar-28	—	—	—	—
	2-Mar-17	32,559	—	32.16	2-Mar-27	—	—	—	—
	2-Mar-16	28,963	—	24.07	2-Mar-26	—	—	—	—
	12-Aug-15	40,764	—	30.17	11-Aug-25	—	—	—	—
James Kessler	15-Mar-22	—	59,483	57.70	15-Mar-32	—	—	—	—
	15-Mar-22(4)	—	—	—	—	—	—	32,162	1,859,939
	12-Aug-21	—	20,742	80.00	12-Aug-27	—	—	—	—
	12-Aug-21	—	25,615	90.00	12-Aug-27	—	—	—	—
	12-Aug-21	—	31,355	100.00	12-Aug-27	—	—	—	—
	12-Aug-21(5)	—	—	—	—	—	—	9,505	549,668
	25-Feb-21	15,220	30,438	54.83	25-Feb-31	—	—	—	—
	25-Feb-21(6)	—	—	—	—	—	—	20,275	1,219,687
	12-May-20	35,766	17,883	41.84	12-May-30	—	—	—	—
	12-May-20(7)	—	—	—	—	103,360	5,977,308	—	—

2023 PROXY STATEMENT	99

		Option Awards(1)				Stock Awards(2)
		Number of Securities Underlying Unexercised Options (#)
Name	Grant Date	Exercisable	Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Held That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Baron Concors	15-Mar-22	—	35,776	57.70	15-Mar-32	—	—	—	—
	15-Mar-22(4)	—	—	—	—	—	—	19,344	1,118,659
	12-Aug-21	—	18,437	80.00	12-Aug-27	—	—	—	—
	12-Aug-21	—	22,769	90.00	12-Aug-27	—	—	—	—
	12-Aug-21	—	27,871	100.00	12-Aug-27	—	—	—	—
	12-Aug-21(5)	—	—	—	—	—	—	8,449	488,594
	25-Feb-21	13,529	27,056	54.83	25-Feb-31	—	—	—	—
	25-Feb-21(6)	—	—	—	—	—	—	18,022	1,042,205
	12-May-20	28,613	14,306	41.84	12-May-30	—	—	—	—
	12-May-20(7)	—	—	—	—	33,075	1,912,738	—	—
Carmen Thiede	9-Sep-22	—	8,099	68.46	9-Sep-32	—	—	—	—
	9-Sep-22(4)	—	—	—	—	—	—	4,444	256,987
	15-Mar-22	—	18,750	57.70	15-Mar-32	—	—	—	—
	15-Mar-22(4)	—	—	—	—	—	—	10,138	586,285
	12-Aug-21	—	9,680	80.00	12-Aug-27	—	—	—	—
	12-Aug-21	—	11,954	90.00	12-Aug-27	—	—	—	—
	12-Aug-21	—	14,633	100.00	12-Aug-27	—	—	—	—
	12-Aug-21(5)	—	—	—	—	—	—	4,436	256,512
	25-Feb-21	7,103	14,204	54.83	25-Feb-31	—	—
	25-Feb-21(6)	—	—	—	—	—	—	9,461	547,158
	12-May-20	15,022	7,511	41.84	12-May-30	—	—	—	—
	12-May-20(7)	—	—	—	—	40,931	2,367,015	—	—
(1)	All stock option awards reported in the table were granted under our Stock Option Plan.
(2)	Represents earned PSUs granted under the Executive PSU Plan. The amount includes dividend equivalent units that were earned during the vesting period and were paid out when the underlying PSUs vest. Market value is based on the closing Common Share price on the NYSE as of December 30, 2022, the last trading day of 2022, which was $57.83 per Common Share.

100	2023 PROXY STATEMENT

(3)	Represents PSUs granted under the Executive PSU Plan and assumes 200% of target performance for unearned PSUs, except for 2021 Special Awards, for which 100% of target performance is assumed for unearned PSUs. Market value is based on the closing Common Share price on the NYSE as of December 30, 2022, the last trading day of 2022, which was $57.83 per Common Share. The amount includes dividend equivalent units that are accrued during the vesting period and are paid out when the underlying PSUs vest.
(4)	Represents PSUs granted under the Executive PSU Plan for the three-year performance period ending December 31, 2024 that vest on March 15, 2025.
(5)	Represents PSUs granted under the Executive PSU Plan for the three-year performance period ending July 31, 2024 that vest on August 11, 2024.
(6)	Represents PSUs granted under the Executive PSU Plan for the three-year performance period ending December 31, 2023 that vest on February 24, 2024.
(7)	Represents PSUs granted under the Executive PSU Plan for the three-year performance period ending December 31, 2022 that vested on March 4, 2023 at 167% of target performance.

Option exercises and stock vested in 2022

The following table provides information regarding our NEO’s stock option exercises under the Stock Option Plan and vesting of PSUs under the PSU Plans during 2022.

	Option Awards		Stock Awards
Name	Number of Common Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Common Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Ann Fandozzi	—	—	—	—
Eric Jacobs	—	—	—	—
Sharon Driscoll	—	—	6,988	842,101
James Kessler	—	—	—	—
Baron Concors	—	—	—	—
Carmen Thiede	—	—	—	—
(1)	Value realized on exercise of stock options is based on the fair market value of our Common Shares on the date of exercise minus the exercise price and does not reflect actual proceeds received.
(2)	Value realized on vesting of stock awards is based on the NYSE 20-day volume weighted average price of our Common Shares on the day immediately preceding the vest date and does not reflect actual proceeds received.

2023 PROXY STATEMENT	101

Potential payments upon termination or change in control

The following table describes the estimated potential payments and benefits under the Company’s compensation and benefit plans and contractual agreements to which the NEOs would have been entitled if a termination of employment or change in control occurred on December 31, 2022. The actual amounts to be paid out can only be determined at the time of the NEO’s departure from the Company. The amounts reported in the table below do not include payments and benefits to the extent they are provided generally to all salaried employees upon termination of employment and do not discriminate in scope, terms or operation in favor of the NEOs or include distributions of plan balances under our 401(k) Plan. The amounts reported assume payment of all previously earned and unpaid salary, vacation pay and short- and long-term incentive awards.

Named Executive Officer	Termination for “Cause”	Termination without “Cause” or if applicable, for “Good Reason”(9)	Resignation	Retirement(10)	“Change of Control”	Termination without “Cause” or “Good Reason” following “Change of Control”(1)
Ann Fandozzi
Cash severance(2)	—	1,800,000	—	—	—	1,800,000
Short-term incentive(3)	—	3,375,000	—	—	—	3,375,000
Acceleration of equity awards(4)(6)(7)	—	1,397,532	—	—	—	13,257,559
Present value of group plan benefits	—	16,515	—	—	—	33,030
Total Termination Benefits	—	6,589,047	—	—	—	18,465,589
Eric Jacobs
Cash severance(2)(5)	—	862,500	—	—	—	862,500
Short-term incentive(3)(5)	—	1,437,500	—	575,000	—	1,437,500
Acceleration of equity awards(4)(5)(6)(7)	—	—	—	—	—	4,990,207
Present value of group plan benefits(5)	—	24,575	—	—	—	37,780
Total Termination Benefits(5)	—	2,324,575	—	575,000	—	7,327,987
Sharon Driscoll
Cash severance(2)(5)	—	720,938	—	—	—	720,938
Short-term incentive(3)(5)	—	901,173	—	360,469	—	901,173
Acceleration of equity awards(4)(5)(6)(7)	—	428,127	—	—	—	2,363,047
Present value of group plan benefits(5)	—	2,971	—	—	—	5,852
Total Termination Benefits(5)	—	2,053,209	—	360,469	—	3,991,010
James Kessler
Cash severance(2)	—	862,500	—	—	—	862,500
Short-term incentive(3)	—	1,437,500	—	—	—	1,437,500
Acceleration of equity awards(4)(6)(7)	—	384,996	—	—	—	6,030,101
Present value of group plan benefits	—	23,390	—	—	—	36,922
Total Termination Benefits	—	2,708,386	—		—	8,367,023
Baron Concors
Cash severance(2)	—	622,500	—		—	622,500

102	2023 PROXY STATEMENT

Short-term incentive(3)	—	674,375	—	—	—	674,375
Acceleration of equity awards(4)(6)(7)	—	314,572	—	—	—	3,028,951
Present value of group plan benefits(8)	—	—	—	—	—	—
Total Termination Benefits	—	1,611,447	—	—	—	4,325,826
Carmen Thiede
Cash severance(2)	—	652,500	—	—	—	652,500
Short-term incentive(3)	—	815,625	—	326,250	—	815,625
Acceleration of equity awards(4)(6)(7)	—	165,150	—	—	—	2,534,251
Present value of group plan benefits	—	17,116	—	—	—	27,272
Total Termination Benefits	—	1,650,391	—	326,250	—	4,029,648
(1)	Represents the occurrence of a double-trigger event under the Change of Control Agreements.
(2)	Represents cash payments based on base salary.
(3)	Represents cash payments of the short-term incentive plan based on target performance levels.
(4)	Includes cash payments for accelerated vesting of PSUs upon a double-trigger event. Amounts are calculated based on the closing Common Share price on the NYSE of $57.83 as of December 30, 2022.
(5)	Ms. Driscoll is paid in Canadian dollars. Amounts reported are converted based on the average annual Canadian and U.S. dollar exchange rate of CA$1 to US$0.7690 as of December 31, 2022, the last trading day of 2022.
(6)	The value of accelerated stock options is determined by subtracting the exercise price of the stock option from the closing Common Share price on the NYSE of $57.83 as of December 30, 2022 and multiplying the result, if a positive number (“in-the-money”), by the number of option shares that would vest as a result of termination.
(7)	The value of the PSUs assumes achieving target performance levels and is based on the closing Common Share price on the NYSE of $57.83 as of December 30, 2022, the last trading day of 2022.
(8)	Mr. Concors waived group plan benefits in 2022.
(9)	Includes termination as a result of death or disability.
(10)	Age requirements must be met to receive any payments upon Retirement. See “Retirement” on page 87.

Ceo pay ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our median employee and the annualized annual total compensation of Ann Fandozzi, our CEO in each case, inclusive of compensation under nondiscriminatory benefit plans.

For 2022, our last completed fiscal year:

•	the annual total compensation of our median employee (other than our CEO) was $72,687;
•	Ms. Fandozzi’s annual total compensation was $7,936,482; and
•	based on this information, for 2022 the ratio of the median of the annual total compensation of all employees to the annual total compensation of our CEO was 1 to 109. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of SEC Regulation S-K.

Under the SEC’s pay ratio rules, a company is required to identify its median employee only once every three years and calculate total compensation for that employee each year provided that, there has been no change in its employee population or employee compensation arrangements that it reasonably believes would result in a significant change to its pay ratio disclosure. Since we did not experience any change that we reasonably believe would significantly impact our pay ratio disclosure in 2022, we continue to use the median employee identified in fiscal 2020 for purposes of our fiscal 2022 pay ratio disclosure. We used the following material assumptions, adjustments, and estimates to identify the median employee as of December 31, 2020, to

2023 PROXY STATEMENT	103

determine the median of the annual total compensation of all our employees other than our CEO and to determine the annual total compensation of the median employee and our CEO:

•	We determined that, as of December 31, 2020, our employee population consisted of approximately 5,062 individuals working at our parent company and consolidated subsidiaries. This population consisted of our full-time, part-time, and temporary employees. We had no seasonal employees as of December 31, 2020.
•	As permitted under SEC rules, we adjusted the employee population to exclude 253 non-U.S. employees (which is just below 5.0% of our total workforce shown above), including all employees from the following foreign jurisdictions: Belgium (2), China (12), Denmark (1), Finland (19), France (25), Germany (30), Hong Kong (1), Ireland (12), Italy (27), Japan (3), Panama (1), Poland (10), Portugal (1), Romania (2), Singapore (5), Spain (28), Sweden (11), Turkey (3), United Arab Emirates (32) and United Kingdom (28). Following these exclusions, our adjusted employee population was 4,809, of which 1,387 were part-time or temporary employees.
•	We calculated, for each employee in the adjusted employee population, the employee’s gross pay, and taxable benefits (converted to USD), and in doing so we annualized the compensation for our permanent full-time and part-time employees who were newly hired during 2020 and therefore not employed for the full measurement period.
•	For both the median employee and our CEO, we included the estimated aggregate value of the employee’s compensation under the following non-discriminatory benefit plans: (i) group health care benefits and (ii) group life insurance.

104	2023 PROXY STATEMENT

Pay versus performance

The following table shows the total compensation for our CEO and, on an average basis, our other NEOs for the past three fiscal years as set forth in the Summary Compensation Table, the “compensation actually paid” to our CEO and, on an average basis, our other NEOs (in each case, as determined under SEC rules), our TSR, the TSR of the S&P/TSX Index over the same period, our net income, and our Company-Selected Measure, Agency Proceeds.
	Ann Fandozzi		Sharon Driscoll		Karl Werner				Value of Initial Fixed $100 Investment Based On:
Fiscal Year (a)	Summary Compensation Table Total for PEO ($)(1)(b)	Compensation Actually Paid to PEO ($)(2)(c)	Summary Compensation Table Total for PEO 2 ($)(1)(b)	Compensation Actually Paid to PEO ($)(2)(c)	Summary Compensation Table Total for PEO 3 ($)(1)(b)	Compensation Actually paid to PEO ($)(2)(c)	Average Summary Compensation Table Total for non-PEO NEOs ($)(3)(d)	Average Compensation Actually Paid to non-PEO NEOs ($)(4)(e)	Total Shareholder Return ($)(5)(f)	S&P/ TSX Total Shareholder Return ($)(6)(g)	Net Income ($)(h)	Agency Proceeds ($)(7)(i)
2022	7,919,967	7,755,015	0	0	0	0	3,552,402	3,341,006	141.33	113.61	319.7	1,072.6
2021	10,381,730	9,943,897	0	0	0	0	2,997,009	2,272,068	147.09	124.38	151.9	916.8
2020	7,193,425	15,132,997	2,101,690	6,148,171	1,197,232	3,159,702	2,529,898	5,860,977	164.64	102.17	170.4	859.0
(1)	The Principal Executive Officer (the “PEO”) for 2021 and 2022 was Ann Fandozzi. The PEOs for 2020 were Sharon Driscoll and Karl Werner, who served as co-PEOs from January 1, 2020 through January 5, 2020, and Ms. Fandozzi who served as PEO, effective January 6, 2020. The Summary Compensation Table on page 90 provides the details of their compensation for each of the past three years as set forth in column (b).
(2)	SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine “compensation actually paid” as reported in the Pay Versus Performance Table. Compensation Actually Paid (“CAP”) does not necessarily represent cash and/or equity value transferred to the applicable PEO, but rather is a value calculated under applicable SEC rules. In accordance with Item 402(v) of Regulation S-K, the following adjustments were made to the amount reported for the PEO in the “Total” column of the Summary Compensation Table to calculate CAP. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of the grant.

	Ms. Fandozzi
Prior FYE	12/31/2019	12/31/2020	12/31/2021
Current FYE	12/31/2020	12/31/2021	12/31/2022
Fiscal Year	2020	2021	2022
SCT Total	$7,193,425	$10,381,730	$7,919,967
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	($4,150,004)	($8,314,565)	($4,679,221)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$12,089,576	$9,416,504	$4,985,552
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$0	($1,539,772)	($208,332)
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$0	$0	$0
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$0	$0	($262,951)
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0	$0	$0
Compensation Actually Paid	$15,132,997	$9,943,897	$7,755,015

2023 PROXY STATEMENT	105

	Ms. Driscoll
Prior FYE	12/31/2019	12/31/2020	12/31/2021
Current FYE	12/31/2020	12/31/2021	12/31/2022
Fiscal Year	2020	2021	2022
SCT Total	$2,101,690	—	—
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	($937,503)	—	—
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$3,032,221	—	—
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$2,133,331	—	—
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$0	—	—
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	($181,568)	—	—
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0	—	—
Compensation Actually Paid	$6,148,171	—	—

	Mr. Werner
Prior FYE	12/31/2019	12/31/2020	12/31/2021
Current FYE	12/31/2020	12/31/2021	12/31/2022
Fiscal Year	2020	2021	2022
SCT Total	$1,197,232	—	—
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	($410,001)	—	—
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$1,182,190	—	—
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$1,313,633	—	—
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$0	—	—
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	($123,352)	—	—
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0	—	—
Compensation Actually Paid	$3,159,702	—	—

106	2023 PROXY STATEMENT

(3)	The non-PEO NEOs for 2020 were James Kessler, Baron Concors, and Carmen Thiede. The non-PEO NEOs in 2021 were Ms. Driscoll, Mr. Kessler, Mr. Concors, and Kari Taylor. The non-PEO NEOs for 2022 were Ms. Driscoll, Eric Jacobs, Mr. Kessler, Mr. Concors, and Ms. Thiede. The Summary Compensation Table on page 90 provides details of each of the non-PEO NEOs’ compensation over the past three years.
(4)	CAP to the non-PEO NEOs in 2022, 2021 and 2020 was calculated as follows:

	NEO
Prior FYE	12/31/2019	12/31/2020	12/31/2021
Current FYE	12/31/2020	12/31/2021	12/31/2022
Fiscal Year	2020	2021	2022
Average SCT Total	$2,529,898	$2,997,009	$3,552,402
- Average Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	($1,800,007)	($2,110,677)	($2,194,265)
+ Average Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$5,131,086	$2,390,048	$2,129,262
+ Average Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$0	($629,265)	($63,689)
+ Average Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$0	$0	$0
+ Average Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$0	($375,047)	($82,704)
- Average Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0	$0	$0
Average Compensation Actually Paid	$5,860,977	$2,272,068	$3,341,006
(5)	The Company’s TSR is determined based on the value of an initial fixed investment of $100 in Common Shares.
(6)	The Company is using the S&P/TSX Index to measure our peer group TSR performance. The S&P/TSX is the peer group the Company used for purposes of Item 201(e) of Regulation S-K under the Exchange Act in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.
(7)	The following table identifies the five most important financial performance measures used by our Compensation Committee in 2022 to link the CAP to our CEO and other NEOs. Each of these performance measures is discussed in the CD&A above and defined in the Appendix A: Selected Definitions of Operational and Financial Performance on page 115.
Financial Performance Measures
Agency Proceeds
OFCF
Earnings CAGR
Budgeted Non-GAAP Operating Income
ROIC
►	Pay versus performance alignment

The charts below show, for the past three years, (i) the relationship of the Company’s TSR relative to its peers as well as (ii) the relationship between the PEO and non-PEO NEO CAP and (1) the Company’s TSR; (2) the Company’s net income; and (3) the Company’s Agency Proceeds. The CAP over the three-year period ended December 31, 2022 follows the trend in the Company TSR results over the same period. In addition, the chart titled “Company TSR vs. Peer Group TSR” reflects that our TSR over this three-year period exceeds the S&P/TSX TSR over the same period. In 2020, Ms. Fandozzi, Ms. Driscoll and Mr. Werner are included in the CAP for our PEOs. Ms. Driscoll is not included in the PEO CAP in 2021 and 2022. In 2022, Mr. Jacobs joined the Company, which is reflected in the higher average CAP in 2022 due to his new hire and 2021 Special Transformation Awards granted in 2022.

2023 PROXY STATEMENT	107

Company TSR vs. Peer Group TSR	Compensation Actually Paid vs. Company TSR

Compensation Actually Paid vs. Net Income	Compensation Actually Paid vs. Agency Proceeds

Equity compensation plan information as of December 31, 2022

►	Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information about the Company’s equity compensation plans as of December 31, 2022.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	4,627,600(2)	$59.77(3)	5,299,246(4)
Equity compensation plans not approved by security holders	—	—	—
Total	4,627,600	$59.77	5,299,246
(1)	Reflects our Stock Option Plan, the IronPlanet Stock Plans, the Executive PSU Plan, the Employee PSU Plan, the Senior Executive RSU Plan and the Employee RSU Plan.
(2)	This amount reflects 100% of target number of PSUs granted and includes dividend equivalent rights credited in connection with such PSUs. Under the PSU Plans, the number of PSUs that vest is conditional upon specified market, service, and/or performance vesting conditions being met. For the PSUs with market conditions granted in 2021 and 2022 under the PSU Plans, the market vesting condition is based on the TSR performance of the Company relative to the performance of the S&P 500 index members as of the date of grant. These PSUs with market conditions can result in participants earning between 0% and 300% of the target number granted. There were no market vesting conditions for the PSUs granted under the PSU Plans in 2019 and 2020. All other PSUs granted under our PSU plans, that don’t contain market vesting conditions, are based on the achievement of specific performance measures and can result in participants earning between 0% and

108	2023 PROXY STATEMENT

200% of the target number of PSUs granted. Further, we have the option to choose whether to settle these PSUs without market vesting conditions in cash or in shares. For further discussion on the PSUs granted under our PSU Plans, refer to Note 25 of the financial statements, Share-based payments.
(3)	Weighted average exercise price does not include the effect of our outstanding RSUs and PSUs, which do not have an exercise price. The remaining term of our stock options is 6.5 years.
(4)	Consists of: (a) 3,919,069 Common Shares available for issuance under the Stock Option Plan; (b) no Common Shares are available for issuance under the IronPlanet Stock Plans; (c) 778,551 Common Shares available for issuance PSUs granted under the PSU Plans; and (d) 601,626 Common Shares available for issuance under the RSU Plans.

Burn rate

The following table sets forth the burn rate of the Company’s equity compensation plans as at December 31, 2022.

	2020		2021		2022
Plans	Grants	Burn Rate(1)	Grants	Burn Rate(1)	Grants	Burn Rate(1)
Stock Option Plan	822,626	0.75%	1,775,320	1.61%	830,004	0.75%
PSU Plans	295,383	0.27%	249,018	0.23%	251,747	0.23%
RSU Plans	42,481	0.04%	46,675	0.04%	34,496	0.03%
IronPlanet Stock Plans	—	—%	—	—%	—	—%
Total equity awards and burn rate	1,160,490	1.06%	2,071,013	1.88%	1,116,247	1.01%
Weighted average Common Share outstanding		109,054,493		110,315,782		110,874,044
(1)	The burn rate for each plan is calculated by dividing the number of shares or units granted under the plan during the applicable fiscal year by the weighted average number of Common Shares outstanding for the applicable fiscal year.

Dilution

The following table sets forth the dilution of the Company’s equity compensation plans as at December 31, 2022.

Plans	Available	Outstanding	Available & Outstanding	Dilution(1)
Stock Option Plan	3,919,069	3,794,063	7,713,132	6.96%
IronPlanet Stock Plans	—	54,664	54,664	0.05%
PSU Plans	778,551	765,513	1,544,064	1.39%
RSU Plans	601,626	68,024	669,650	0.60%
Total stock options and dilution	5,299,246	4,682,264	9,926,846	9.00%
Common Share outstanding				110,881,363
(1)	The dilution for each plan is calculated by dividing the number of Common Shares available for issuance and outstanding under the Stock Option Plan and the IronPlanet Stock Plans on a per plan and aggregated basis by the Common Shares outstanding as of December 31, 2022.

2023 PROXY STATEMENT	109

Security Ownership of Certain Beneficial Owners and Management and Related Shareholder Matters

The following table sets forth certain information regarding the beneficial ownership of our Common Shares as of April 5, 2023 by:

•	our NEOs;
•	our directors and nominees for director;
•	all of our executive officers, directors and nominees as a group; and
•	each person who is known by us to beneficially own more than 5% of our issued and outstanding Common Shares.

Under SEC rules, “beneficial ownership” for purposes of this table takes into account Common Shares as to which the individual has or shares voting and/or investment power as well as shares that may be acquired within 60 days (such as by exercising vested stock options) and is different from beneficial ownership for purposes of Section 16 of the Exchange Act. Common Shares that may be acquired by an individual or group within 60 days of April 5, 2023 are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

Except as indicated in the footnotes to this table, to the best of our knowledge, the persons and entities named in the table have sole voting and investment power with respect to all Common Shares shown as beneficially owned by them. Except as otherwise indicated, the address of each shareholder is c/o Ritchie Bros. Auctioneers Incorporated, 9500 Glenlyon Parkway, Burnaby, British Columbia V5J 0C6.

Directors, Nominees and Named Executive Officers	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Ann Fandozzi(2)	324,216	*
Eric Jacobs(3)	19,873	*
Sharon Driscoll(4)	342,742	*
James Kessler(5)	164,935	*
Baron Concors(6)	105,446	*
Carmen Thiede(7)	71,602	*
Erik Olsson	—	—
Brian Bales(8)	6,258	*
William Breslin(9)	6,795	*
Adam DeWitt	—	—
Robert G. Elton	—	—
Lisa Hook	—	—
Timothy O’Day	—	—
Sarah Raiss	—	—
Michael Sieger(10)	1,950	*
Jeffrey C. Smith(11)	7,026,415	3.73%
Carol M. Stephenson	—	—
All directors, nominees and executive officers as a group (18 individuals)(12)	8,177,694	4.32%

110	2023 PROXY STATEMENT

5% Shareholders	Amount and Nature of Beneficial Ownership	Percent of Class(1)
—	—%
*	Less than 1%.
(1)	As of April 5, 2023, there were 181,788,883 Common Shares outstanding.
(2)	Represents 100,787 Common Shares and 223,429 Common Shares underlying stock options exercisable within 60 days of April 5, 2023.
(3)	Represents 44 Common Shares and 19,829 Common Shares underlying stock options exercisable within 60 days of April 5, 2023.
(4)	Represents 58,979 Common Shares and 283,763 Common Shares underlying stock options exercisable within 60 days of April 5, 2023.
(5)	Represents 61,018 Common Shares and 103,917 Common Shares underlying stock options exercisable within 60 days of April 5, 2023.
(6)	Represents 23,544 Common Shares and 81,902 Common Shares underlying stock options exercisable within 60 days of April 5, 2023.
(7)	Represents 25,915 Common Shares and 45,687 Common Shares underlying stock options exercisable within 60 days of April 5, 2023.
(8)	Represents 6,258 Common Shares.
(9)	Represents 6,795 Common Shares.
(10)	Represents 1,950 Common Shares.
(11)	Includes (i) 251,163 Common Shares and (ii) 6,775,252 Common Shares issuable upon conversion of Subordinate Voting Shares. These securities are held by various funds and a managed account to which Starboard Value LP serves as the investment manager or manager, including, without limitation, Starboard Value and Opportunity Master Fund III LP (“Starboard V&O III Fund”), Starboard Value and Opportunity Master Fund L LP (“Starboard L Master”), Starboard Value and Opportunity C LP (“Starboard C LP”), Starboard X Master Fund II LP (“Starboard X Master II”) and Starboard Value and Opportunity S LLC (“Starboard S LLC”). Starboard Value A LP (“Starboard A LP”) acts as the general partner of Starboard V&O III Fund. Starboard Value A GP LLC acts as the general partner of Starboard A LP. Starboard Value L LP (“Starboard L GP”) acts as the general partner of Starboard L Master. Starboard Value R LP (“Starboard R LP”) acts as the general partner of Starboard C LP and Starboard X Master II. Starboard Value R GP LLC acts as the general partner of Starboard L GP and Starboard R LP. Starboard Value GP LLC (“Starboard Value GP”) acts as the general partner of Starboard Value LP. Starboard Principal Co LP (“Principal Co”) acts as a member of Starboard Value GP. Starboard Principal Co GP LLC (“Principal GP”) acts as the general partner of Principal Co. Each of Jeffrey C. Smith and Peter A. Feld acts as a member of Principal GP and as a member of each of the Management Committee of Starboard Value GP and the Management Committee of Principal GP. Each of the foregoing disclaims beneficial ownership of these securities except to the extent of its or his pecuniary interest therein.
(12)	Represents 555,720 Common Shares, 6,775,252 Common Shares issuable upon conversion of the Subordinate Voting Shares, and 846,722 Common Shares underlying stock options exercisable within 60 days of April 5, 2023.

We have no knowledge of any other arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change of control of our Company.

2023 PROXY STATEMENT	111

Shareholder Proposals and Director Nominations

To be considered for inclusion in the proxy statement distributed to shareholders prior to our annual meeting in 2024, pursuant to the mechanism provided by the Exchange Act, a shareholder proposal (other than in respect of the nomination of directors) must be received by us no later than December 13, 2023, which corresponds to the date that is 120 calendar days before the anniversary date on which our proxy statement was released to shareholders in connection with the Meeting, and must comply with the requirements of Rule 14a-8 of the Exchange Act. If the date of our annual meeting in 2024 is changed by more than 30 calendar days from the anniversary date of the Meeting, then the deadline to submit a proposal to be considered for inclusion in next year’s proxy statement and form of proxy is a reasonable time before we begin to print and mail proxy materials.

Shareholders who do not wish to use the mechanism provided by the Exchange Act may submit proposals to be considered at the Company’s annual meeting in 2024 under the provisions of the CBCA. In order to make a proposal under the CBCA (other than in respect of the nomination of directors), a shareholder must hold, or have the support of persons who, in the aggregate, including or not including the shareholder, hold, at least 1% of the outstanding voting shares, or the fair market value of the shares held must be at least CDN$2,000 and such shares must have been held for at least six months. A shareholder proposal to nominate a director must be signed by one or more holders of shares representing in the aggregate not less than 5% of the shares of a class of shares of the Company entitled to vote at the meeting. Such shareholder proposals must be received by us no earlier than December 10, 2023 and no later than February 8, 2024, in order to be included in the proxy materials for the Company’s annual meeting in 2024. Upon receipt of a proposal in compliance with the requirements of the CBCA, the Company will set out such proposal in the proxy statement distributed to shareholders prior to the Company’s annual meeting in 2024.

In addition, our by-laws contain an advance notice provision which requires advance notice to the Company of nominations of persons for election to the Board in circumstances where nominations are made by shareholders other than pursuant to a shareholder proposal made pursuant to the provisions of the CBCA or a requisition of shareholders made in accordance with the CBCA. The advance notice provision, among other things, provides for a deadline by which shareholders must notify the Company in writing of an intention to nominate directors for election to the Board prior to any annual or special meeting of shareholders and sets forth the information that a shareholder must include in such notice. In the case of an annual meeting of shareholders, notice to the Company must be made not less than 30 days prior to the date of the annual meeting; provided, however, that in the event that the annual meeting is called for a date that is less than 50 days after the date on which the first public announcement of the date of the annual meeting was made, notice may be made not later than the close of business on the 10th day following such public announcement. In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 9, 2024.

Shareholders wishing to put forward a proposal or nominate a director for election should carefully review the relevant provisions of the Exchange Act, the CBCA and our amended and restated by-laws. Our by-laws, including the advance notice provisions, were approved by the Company’s shareholders at the annual and special meeting in 2015, and were set out in Schedule “A” to the information circular relating to such meeting. A copy of the by-laws is available on request from the Corporate Secretary of the Company and the information circular for our annual and special meeting in 2015 may be accessed through SEDAR at www.sedar.com or EDGAR at www.sec.gov

Shareholders must submit written proposals, in accordance with the foregoing procedures, to the following address:

Ritchie Bros. Auctioneers Incorporated
9500 Glenlyon Parkway
Burnaby, British Columbia V5J 0C6 Canada
Attention: Corporate Secretary

112	2023 PROXY STATEMENT

Other Business

As of the date of this Proxy Statement, management of the Company does not know of any other matters that will come before the Meeting. However, the proxy in the accompanying form, when properly completed and delivered and not revoked, will confer discretionary authority upon a proxy holder named therein to vote your shares on any amendments or variations to matters identified in the accompanying Notice of Annual Meeting of Shareholders and any other matter which may properly come before the meeting in respect of which such proxy has been granted, subject to any limitations imposed by law.

2023 PROXY STATEMENT	113

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement includes forward-looking information within the meaning of Canadian securities legislation and forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act (collectively, “forward-looking statements”). Forward-looking statements may include statements relating to future events and anticipated results of operations, business strategies, strategic initiatives, the anticipated impact of the IAA transaction on the combined company’s business and future financial and operating results, the anticipated benefits of, and opportunities presented by, the IAA acquisition, and other statements that are not historical facts. These forward-looking statements generally can be identified by phrases such as “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “can,” “intends,” “target,” “goal,” “projects,” “contemplates,” “believes,” “predicts,” “potential,” “continue,” “foresees,” “forecasts,” “estimates,” “opportunity” or other words or phrases of similar import. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation, the risk factors identified in the Company’s and IAA’s respective Annual Reports on Form 10-K for the fiscal years ended December 31, 2022 and January 1, 2023, respectively, as filed with the SEC. The forward-looking statements included in this Proxy Statement are made only as of the date hereof. The Company undertakes no obligation to update any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made, except as required by law.

The contents and sending of this Proxy Statement have been approved by the Board of Directors of the Company. By Order of the Board of Directors,

Ryan Welsh
Corporate Secretary
Vancouver, British Columbia

April 7, 2023

Please promptly sign and return your proxy card, or, if you are a non-registered/beneficial owner, please follow the instructions on your voting instruction form. If you decide to attend the Meeting via the live audio webcast, you may, if you wish, revoke the proxy and vote your shares online.

114	2023 PROXY STATEMENT

Appendix A: Selected Definitions of
Operational and Financial Performance

The following defines select measures of operational and financial performance used in this Proxy Statement.

Measures of operational performance

Gross transaction value (“GTV”) represents total proceeds from all items sold at our live and on site auctions and online marketplaces. GTV is not a measure of financial performance, liquidity, or revenue, and is not presented in our consolidated financial statements.

Non-GAAP financial measures

Adjusted Earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”) is calculated by adding back depreciation and amortization expenses, interest expense, and income tax expense, and subtracting interest income from net income and excludes the pre-tax effects of significant items that the Company does not consider to be part of normal operating results. Such items can include acquisition-related costs, loss (gain) on disposition of property, plant and equipment and related costs, change in fair value of derivatives and non-recurring advisory, legal and restructuring costs, as well as other items that the Compensation Committee or the Board determines, for this purpose, to be non-recurring or unusual.

Adjusted Net Income is calculated as net income for the applicable period excluding the after-tax effects of items that the Compensation Committee or the Board determines, for this purpose, to be non-recurring or unusual.

Agency Proceeds is calculated by subtracting the cost of inventory sold and ancillary and logistical service expenses from total revenues, excluding the pre-tax effects of items that the Compensation Committee or the Board determines, for this purpose, to be non-recurring or unusual.

Budgeted Non-GAAP Operating Income is budgeted operating income excluding the effects of adjusting items, including share-based payments expense, amortization of acquired intangible assets, and acquisition-related costs.

CAGR means the Compounded Annual Growth Rate (“CAGR”) over the applicable period of the Company’s net income attributable to shareholders excluding after-tax adjusting items and items that the Compensation Committee or the Board determines, for this purpose, to be non-recurring or unusual.

Net operating profit after tax return on invested capital (“ROIC”) is calculated by dividing net operating profit after tax excluding after-tax adjusting items and items that the Compensation Committee or the Board determines, for this purpose, to be non-recurring or unusual, by the Company’s average invested capital. Net operating profit after tax is calculated by adding back interest and income taxes, and subtracting interest income from net income to arrive at a net operating profit figure, then subtracting adjusted income tax, which is calculated by multiplying net operating profit by an estimated cash tax rate.

Operating free cash flow (“OFCF”) is calculated as cash provided by operating activities minus net capital spending. Net capital spending is a GAAP measure that is calculated as property, plant and equipment additions plus intangible asset additions less proceeds on disposition of property, plant and equipment.

OFCF per share is calculated by dividing the OFCF by the weighted average Common Shares outstanding.

2023 PROXY STATEMENT	115

APPENDIX B: 2023 PLAN

116	2023 PROXY STATEMENT

RITCHIE BROS. AUCTIONEERS INCORPORATED
2023 SHARE INCENTIVE PLAN

SECTION 1.    GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Ritchie Bros. Auctioneers Incorporated 2023 Share Incentive Plan (as amended from time to time, the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and Consultants of Ritchie Bros. Auctioneers Incorporated (the “Company”) and its Affiliates upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its shareholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company and/or its Affiliates.

The following terms shall be defined as set forth below:

“Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.

“Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Share Appreciation Rights, Restricted Share Units, Restricted Share Awards, Unrestricted Share Awards, Cash-Based Awards, and Dividend Equivalent Rights.

“Award Certificate” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.

“Code” means the U.S. Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Consultant” means a person, other than an employee, executive officer, or director of the Company or of a related entity of the Company, that (i) is engaged to provide services to the Company or a related entity of the Company, other than services provided in relation to a distribution, (ii) provides the services under a written contract with the Company or a related entity of the Company, and (iii) spends or will spend a significant amount of time and attention on the affairs and business of the Company or a related entity of the Company; provided, that a Consultant shall only include a person who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Act.

“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the Shares specified in the Dividend Equivalent Right (or other award to which it relates) if such Shares had been issued to and held by the grantee.

2023 PROXY STATEMENT	117

“Effective Date” means the date on which the Plan becomes effective as set forth in Section 19.

“Exchange” means The New York Stock Exchange or such other exchange upon which the Company may be listed, should it no longer be listed on the New York Stock Exchange.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Shares on any given date means the closing price of the Common Shares for such date on The New York Stock Exchange or the Toronto Stock Exchange, whichever exchange has the majority of the trading volume at such time. If there is no closing price for such date, the determination shall be made by reference to the last date preceding such date for which there is a closing price.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Insider” has the same meaning as found in the TSX Company Manual.

“Minimum Vesting Period” means the one-year period following the date of grant of an Award.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Affiliate.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase Shares granted pursuant to Section 5.

“Restricted Shares” means the Shares underlying a Restricted Share Award that remain subject to a risk of forfeiture or the Company’s right of repurchase.

“Restricted Share Award” means an Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Restricted Share Units” means an Award of share units subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Sale Event” means (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Shares of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by shareholders, per share of Stock pursuant to a Sale Event.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

118	2023 PROXY STATEMENT

“Service Relationship” means any relationship as an officer, employee, director or Consultant of the Company or any Affiliate (e.g., a Service Relationship shall be deemed to continue without interruption in the event an individual’s status changes from full-time employee to part-time employee or Consultant).

“Shares” means the common shares in the capital of the Company, subject to adjustments pursuant to Section 3.

“Share Appreciation Right” means an Award entitling the recipient to receive Shares (or cash, to the extent explicitly provided for in the applicable Award Certificate) having a value equal to the excess of the Fair Market Value of the Shares on the date of exercise over the exercise price of the Share Appreciation Right multiplied by the number of Shares with respect to which the Share Appreciation Right is exercised.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

“Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, in each case by a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of shares of the Company or any parent or subsidiary corporation.

“Unrestricted Share Award” means an Award of Shares free of any restrictions.

SECTION 2.    ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT   GRANTEES AND DETERMINE AWARDS

(a)       Administration of Plan. The Plan shall be administered by the Administrator.

(b)       Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i)        to select the individuals to whom Awards may from time to time be granted;

(ii)       to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Share Appreciation Rights, Restricted Share Awards, Restricted Share Units, Unrestricted Share Awards, Cash-Based Awards, and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

(iii)      to determine the number of Shares to be covered by any Award;

(iv)      to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Certificates;

(v)       to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi)      subject to the provisions of Section 5(c) or 6(d), as applicable, to extend at any time the period in which Stock Options and Share Appreciation Rights may be exercised; and

(vii)     at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable;

2023 PROXY STATEMENT	119

(viii)     to interpret the terms and provisions of the Plan and any Award (including related written instruments);

(ix)      to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and

(x)      to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c)       Delegation of Authority to Grant Awards. Subject to applicable law, the Administrator, in its discretion, may delegate to a committee consisting of one or more officers of the Company, including the Chief Executive Officer of the Company, all or part of the Administrator’s authority and duties with respect to the granting of Awards to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) not members of the delegated committee. Any such delegation by the Administrator shall include a limitation as to the number of Shares underlying Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

(d)       Award Certificate. Other than with respect to Cash-Based Awards, Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award, which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.

(e)       Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction, or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

(f)        Non-U.S. Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Affiliates operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries are covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

(g)       Minimum Vesting Period. The vesting period for each equity-based Award granted under the Plan must be at least equal to the Minimum Vesting Period; provided, however, notwithstanding the foregoing, (i) up to five percent of the Shares authorized for issuance under the Plan may be utilized for Unrestricted Share Awards or

120	2023 PROXY STATEMENT

other Awards with a vesting period that is less than the Minimum Vesting Period (each such Award, an “Excepted Award”) and (ii) annual Awards to Non-Employee Directors that occur in connection with the Company’s annual meeting of shareholders may vest on the earlier of the one-year anniversary of the date of grant or the date of the Company’s next annual meeting of shareholders which is at least 50 weeks after the immediately preceding year’s annual meeting. Notwithstanding the foregoing, (x) in addition to Excepted Awards, the Administrator may grant Awards that vest (or permit previously granted Awards to vest) within the Minimum Vesting Period (i) if such Awards are granted as substitute Awards in replacement of other Awards (or awards previously granted by an entity being acquired (or assets of which are being acquired)) that were scheduled to vest within the Minimum Vesting Period or (ii) if such Awards are being granted in lieu of fully vested cash compensation and (y) nothing in this Section 2(g) shall limit the Administrator’s authority to provide for the accelerated vesting of Awards in the terms of an Award Certificate or as permitted in Section 2(b)(v) above.

SECTION 3.    STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a)       Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 9,355,000 Shares, subject to adjustment as provided in this Section 3. For purposes of this limitation, the Shares underlying any awards under the Plan that are forfeited, canceled or otherwise terminated (other than by exercise) shall be added back to the Shares available for issuance under the Plan and, to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder, the Shares that may be issued as Incentive Stock Options. Notwithstanding the foregoing, the following Shares shall not be added to the Shares authorized for grant under the Plan: (i) shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, and (ii) shares subject to a Share Appreciation Right that are not issued in connection with the share settlement of the Share Appreciation Right upon exercise thereof. In the event the Company repurchases Shares on the open market, such Shares shall not be added to the Shares available for issuance under the Plan. Subject to such overall limitations, Shares may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that no more than 9,355,000 Shares may be issued in the form of Incentive Stock Options. The Shares available for issuance under the Plan may be authorized but unissued Shares or Shares reacquired by the Company.

The maximum number of Shares that are issuable to Insiders, at any time, pursuant to Awards under the Plan and any other share-based compensation arrangement adopted by the Company is 10% of the Shares outstanding from time to time. The maximum number of Shares that may be issued to Insiders pursuant to Awards under the Plan and any other share-based compensation arrangement adopted by the Company within a one-year period is 10% of the Shares outstanding from time to time.

(b)       Substitute Awards. Substitute Awards shall not reduce the Shares authorized for grant under the Plan, nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided in Section 3(a) above. Additionally, subject to the applicable securities laws and stock exchange rules, in the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the shares available for Awards under the Plan as provided in Section 3(a) above); provided that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors prior to such acquisition or combination.

(c)       Changes in Shares. Subject to Section 3(d) hereof, if, as a result of any reorganization, recapitalization, reclassification, share dividend, share split, reverse share split or other similar change in the Company’s capital shares, the outstanding Shares are increased or decreased or are exchanged for a different

2023 PROXY STATEMENT	121

number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such Shares or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding Shares are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of Shares reserved for issuance under the Plan, including the maximum number of Shares that may be issued in the form of Incentive Stock Options, (ii) the number and kind of Shares or other securities subject to any then outstanding Awards under the Plan, (iii) the repurchase price, if any, per Share subject to each outstanding Restricted Share Award, and (iv) the exercise price for each Share subject to any then outstanding Stock Options and Share Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Shares subject to Stock Options and Share Appreciation Rights) as to which such Stock Options and Share Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of Shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional Shares shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional Shares.

(d)       Mergers and Other Transactions. In the case of and subject to the consummation of a Sale Event, the parties thereto may cause the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. To the extent the parties to such Sale Event do not provide for the assumption, continuation or substitution of Awards, upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate. In such case, except as may be otherwise provided in the relevant Award Certificate, all Awards with time-based vesting conditions or restrictions that are not vested and/or exercisable immediately prior to the effective time of the Sale Event shall become fully vested and exercisable as of immediately prior to the effective time of the Sale Event, and all Awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a Sale Event in the Administrator’s discretion or to the extent specified in the relevant Award Certificate. In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding Options and Share Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of Shares subject to outstanding Options and Share Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Share Appreciation Rights (provided that, in the case of an Option or Share Appreciation Right with an exercise price equal to or greater than the Sale Price, such Option or Share Appreciation Right shall be cancelled for no consideration); or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Share Appreciation Rights (to the extent then exercisable) held by such grantee. The Company shall also have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding other Awards in an amount equal to the Sale Price multiplied by the number of vested Shares under such Awards.

SECTION 4.    ELIGIBILITY

Grantees under the Plan will be such officers, employees, Non-Employee Directors or Consultants of the Company and its Affiliates as are selected from time to time by the Administrator in its sole discretion; provided that Awards may not be granted to officers, employees, Non-Employee Directors or Consultants that are U.S. taxpayers and who are providing services only to any “parent” of the Company, as such term is defined in Rule 405 of the Act, unless (i) the Shares underlying the Awards are treated as “service recipient stock” under Section 409A or (ii) the Company has determined that such Awards are exempt from or otherwise comply with Section 409A.

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SECTION 5.    STOCK OPTIONS

(a)       Award of Stock Options. The Administrator may grant Stock Options under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

(b)       Exercise Price. The exercise price per Share for any Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the exercise price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date. Notwithstanding the foregoing and subject to the applicable securities laws and stock exchange rules, Stock Options may be granted with an exercise price per share that is less than 100 percent of the Fair Market Value on the date of grant (i) pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) to individuals who are not subject to U.S. income tax on the date of grant, or (iii) if the Stock Option is otherwise compliant with Section 409A.

(c)       Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

(d)       Exercisability; Rights of a Shareholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(e)       Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods except to the extent otherwise provided in the Award Certificate:

(i)        In cash, by certified or bank check or other instrument acceptable to the Administrator;

(ii)       Through the delivery (or attestation to the ownership following such procedures as the Company may prescribe) of Shares that are not then subject to restrictions under any Company plan. Such surrendered Shares shall be valued at Fair Market Value on the exercise date;

(iii)      By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure; or

(iv)      With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of Shares issuable upon exercise by the

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largest whole number of Shares with an aggregate Fair Market Value that does not exceed the aggregate exercise price of the exercised Stock Options.

(v)      Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the Shares to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in the optionee’s stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such Shares and the fulfillment of any other requirements contained in the Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned Shares through the attestation method, the number of Shares transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested Shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(f)       Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6.    SHARE APPRECIATION RIGHTS

(a)       Award of Share Appreciation Rights. The Administrator may grant Share Appreciation Rights under the Plan. A Share Appreciation Right is an Award entitling the recipient to receive Shares (or cash, to the extent explicitly provided for in the applicable Award Certificate) having a value equal to the excess (if any) of: (A)(i) the Fair Market Value of a Share on the date of exercise over (ii) the exercise price of the Share Appreciation Right, multiplied by (B) the number of Shares with respect to which the Share Appreciation Right shall have been exercised.

(b)       Exercise Price of Share Appreciation Rights. The exercise price of a Share Appreciation Right shall not be less than 100 percent of the Fair Market Value of a Share on the date of grant. Notwithstanding the foregoing and subject to the applicable securities laws and stock exchange rules, Share Appreciation Rights may be granted with an exercise price per share that is less than 100 percent of the Fair Market Value on the date of grant (i) pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) to individuals who are not subject to U.S. income tax on the date of grant or (iii) if the Share Appreciation Right is otherwise compliant with Section 409A.

(c)       Grant and Exercise of Share Appreciation Rights. Share Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.

(d)       Terms and Conditions of Share Appreciation Rights. Share Appreciation Rights shall be subject to such terms and conditions as shall be determined on the date of grant by the Administrator. The term of a Share Appreciation Right may not exceed ten years. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

SECTION 7.    RESTRICTED SHARE AWARDS

(a)       Nature of Restricted Share Awards. The Administrator may grant Restricted Share Awards under the Plan. A Restricted Share Award is any Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives.

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(b)       Rights as a Shareholder. Upon the grant of the Restricted Share Award and payment of a purchase price that complies with the applicable securities laws and stock exchange rules, a grantee shall have the rights of a shareholder with respect to the voting of the Restricted Shares and receipt of dividends; provided that any dividends paid by the Company during the vesting period shall accrue and shall not be paid to the grantee until and only to the extent the Restricted Share Award vests. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Shares shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Shares are vested as provided in Section 7(d) below, and (ii) certificated Restricted Shares shall remain in the possession of the Company until such Restricted Shares are vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c)       Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Share Award Certificate. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, if a grantee’s employment (or other Service Relationship) with the Company and its Affiliates terminates for any reason, any Restricted Shares that have not vested at the time of termination shall automatically and without any requirement of notice to such grantee from, or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other Service Relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a shareholder. Following such deemed reacquisition of Restricted Shares that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

(d)       Vesting of Restricted Shares. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Shares and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed “vested.”

SECTION 8.    RESTRICTED SHARE UNITS

(a)       Nature of Restricted Stock Units. The Administrator may grant Restricted Share Units under the Plan. A Restricted Share Unit is an Award of share units that may be settled in Shares (or cash, to the extent explicitly provided for in the Award Certificate) upon the satisfaction of such restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Except in the case of Restricted Share Units with a deferred settlement date that, for U.S. taxpayers, complies with Section 409A, at the end of the vesting period, the Restricted Share Units, to the extent vested, shall be settled in the form of Shares. Restricted Share Units with deferred settlement dates granted to U.S. taxpayers are subject to Section 409A and shall contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order to comply with the requirements of Section 409A.

(b)       Election to Receive Restricted Share Units in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of an award of Restricted Share Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and, for U.S. taxpayers, in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of Restricted Share Units based on the Fair Market Value of the Shares on the date the compensation would otherwise have been paid to the grantee

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if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any Restricted Share Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Certificate.

(c)       Rights as a Shareholder. A grantee shall have the rights as a shareholder only as to Shares acquired by the grantee upon settlement of Restricted Share Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the share units underlying his or her Restricted Share Units, subject to the provisions of Section 11 and such terms and conditions as the Administrator may determine.

(d)       Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, a grantee’s right in all Restricted Share Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Affiliates for any reason.

SECTION 9.    UNRESTRICTED SHARE AWARDS

Grant or Sale of Unrestricted Shares. The Administrator may grant (or sell at such purchase price determined by the Administrator) an Unrestricted Share Award under the Plan. An Unrestricted Share Award is an Award pursuant to which the grantee may receive Shares free of any restrictions under the Plan. Unrestricted Share Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10.    CASH-BASED AWARDS

Grant of Cash-Based Awards. The Administrator may grant Cash-Based Awards under the Plan. A Cash-Based Award is an Award that entitles the grantee to a payment in cash upon the attainment of specified performance goals. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash.

SECTION 11.    DIVIDEND EQUIVALENT RIGHTS

(a)       Dividend Equivalent Rights. The Administrator may grant Dividend Equivalent Rights under the Plan. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the Shares specified in the Dividend Equivalent Right (or other Award to which it relates) if such Shares had been issued to the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an award of Restricted Stock Units or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Certificate. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional Shares, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or Shares or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of an Award of Restricted Share Units shall provide that such Dividend Equivalent Right shall be settled only upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.

Notwithstanding anything to the contrary in this Plan, no Options or Share Appreciation Rights shall provide for the payment or accrual of Dividend Equivalent Rights.

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(b)       Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, a grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Affiliates for any reason.

SECTION 12.    Transferability of Awards

(a)       Transferability. Except as provided in Section 12(b) below, during a grantee’s lifetime, the grantee’s Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b)       Administrator Action. Notwithstanding Section 12(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Non-Qualified Stock Options to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that (i) such transfer complies with applicable securities laws and stock exchange rules and (ii) the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a grantee for value.

(c)       Family Member. For purposes of Section 12(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

(d)       Designation of Beneficiary. To the extent permitted by the Company, each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 13.    TAX WITHHOLDING

(a)       Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Shares or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or share certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

(b)       Payment in Shares. The Administrator may require the Company’s tax withholding obligation to be satisfied, in whole or in part, by the Company withholding from Shares to be issued pursuant to any Award a number of Shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment. For purposes of share withholding,

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the Fair Market Value of withheld Shares shall be determined in the same manner as the value of Shares includible in income of the grantees. The Administrator may also require the Company’s tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of Shares issued pursuant to any Award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due.

SECTION 14.    Section 409A awards

Awards to U.S. taxpayers are intended to be exempt from Section 409A to the greatest extent possible and to otherwise comply with Section 409A. The Plan and all Awards shall be interpreted in accordance with such intent. To the extent that any Award granted to a U.S. taxpayer is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any 409A Award may not be accelerated except to the extent permitted by Section 409A. The Company makes no representation that any or all of the payments or benefits described in the Plan will be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to any such payment. The grantee shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.

SECTION 15.    TERMINATION OF SERVICE RELATIONSHIP, TRANSFER, LEAVE OF     ABSENCE, ETC.

(a)       Termination of Service Relationship. If the grantee’s Service Relationship is with an Affiliate and such Affiliate ceases to be an Affiliate, the grantee shall be deemed to have terminated the grantee’s Service Relationship for purposes of the Plan.

(b)       For purposes of the Plan, the following events shall not be deemed a termination of a Service Relationship:

(i)       a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another; or

(ii)       an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 16.    AMENDMENTS AND TERMINATION

(a)	Amendments Requiring Shareholders Approval. The Board may amend, alter or discontinue the Plan or amend the terms of any Award or Award Certificate at any time, provided that (1) no such amendment, modification, change, suspension or termination of the Plan or any Awards granted hereunder may materially impair any rights of a grantee or materially increase any obligations of a grantee under the Plan without the consent of the grantee, unless the Board determines such adjustment is required or desirable in order to comply with any applicable securities laws or stock exchange requirements, and (2) shareholder approval will be required for amendments to:
(i)	any increase in the maximum number of Shares that may be issued pursuant to the exercise or vesting of Awards granted under the Plan;
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(ii)	any reduction in the exercise price of outstanding Stock Options or Share Appreciation Rights or effect repricing through cancellation and re-grants or cancellation of Stock Options or Share Appreciation Rights in exchange for cash or other Awards or take any other action with respect to a Stock Option or Share Appreciation Right that would be treated as a repricing under the rules and regulations of any stock exchange on which the Shares are listed (except as provided in Section 3(c) or 3(d));
(iii)	any amendment that extends the term of an Award beyond the original expiry date;
(iv)	if at any time, the Plan is amended to exclude participation by Non-Employee Directors, any amendment to the Plan that may permit the introduction or reintroduction of Non-Employee Directors on a discretionary basis;
(v)	any amendment that increases limits previously imposed on Non-Employee Directors;
(vi)	any amendment which would permit Awards to be transferable or assignable other than for normal estate settlement purposes and for the purposes established in Section 12;
(vii)	any amendment to increase the maximum limit of the number of securities that may be:
a)	issued to Insiders within any one year period; or
b)	issuable to Insiders at any time;
under the Plan, or when combined with the Company’s other security-based compensation arrangements, which could exceed 10% of the total issued and outstanding Shares of the Company, respectively;
(viii)	adding provisions relating to a cashless exercise (other than a surrender of options for cash) which does not provide for a full deduction of the underlying Shares from the maximum number reserved under the Plan for issuance; and
(ix)	any amendment to the amending provisions of the Plan.
(b)	Amendments Not Requiring Shareholder Approval. Notwithstanding Section 16(a) but subject to the requirements of any stock exchange upon which the Shares are then listed and applicable law, no shareholder approval will be required for
(i)	amendments to this Plan or any Award to avoid any additional tax on grantees under Section 409A of the United States Internal Revenue Code or other applicable tax laws or regulations;
(ii)	amendments to this Plan of a “housekeeping nature”;
(iii)	changes to the vesting or exercise provisions or other restrictions applicable to any Award, Award Certificate or this Plan not inconsistent with the provisions of Section 16(a);
(iv)	changes to the provisions of this Plan relating to the expiration of Awards prior to their respective expiration dates upon the occurrence of certain specified events determined by the Board; and
(v)	the cancellation of an Award.
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Notwithstanding the foregoing, to the extent required under the rules of any securities exchange or market system on which the Shares are listed, or to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by Company shareholders. Nothing in this Section 16 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(c) or 3(d).

SECTION 17.    STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Shares or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Shares or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 18.    GENERAL PROVISIONS

(a)       No Distribution. The Administrator may require each person acquiring Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

(b)       Issuance of Shares. To the extent certificated, share certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a share transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Shares shall be deemed delivered for all purposes when the Company or a share transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any evidence of book entry or certificates evidencing Shares pursuant to the exercise or settlement of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Share are listed, quoted or traded. Any Shares issued pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Shares listed, quoted or traded. The Administrator may place legends on any share certificate or notations on any book entry to reference restrictions applicable to the Shares. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(c)       Shareholder Rights. Until Shares are deemed delivered in accordance with Section 18(b), no right to vote or receive dividends (other than the granting of Dividend Equivalent Rights as provided for under this Plan) or any other rights of a shareholder will exist with respect to Shares to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

(d)       Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

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(e)       Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

(f)       Clawback Policy. All Awards shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any clawback, forfeiture or other similar policy adopted by the Board or Administrator; and (ii) applicable law.

SECTION 19.    EFFECTIVE DATE OF PLAN

This Plan shall become effective upon shareholder approval in accordance with applicable law, the Company’s bylaws and articles of incorporation, and applicable stock exchange rules. No grants of Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.

SECTION 20.    GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the Province of British Columbia.

DATE APPROVED BY BOARD OF DIRECTORS: April 3, 2023

DATE APPROVED BY SHAREHOLDERS:

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APPENDIX C: ESPP

132	2023 PROXY STATEMENT

RITCHIE BROS. AUCTIONEERS INCORPORATED
2023 EMPLOYEE STOCK PURCHASE PLAN

The purpose of the Ritchie Bros. Auctioneers Incorporated 2023 Employee Stock Purchase Plan (the “Plan”) is to provide eligible employees of Ritchie Bros. Auctioneers Incorporated (the “Company”) and each Designated Company (as defined in Section 11) with opportunities to purchase common shares in the capital of the Company (the “Common Shares”). An aggregate of 3,000,000 Common Shares have been approved and reserved for this purpose. The Plan includes two components: a Code Section 423 Component (the “423 Component”) and a non-Code Section 423 Component (the “Non-423 Component”). It is intended for the 423 Component to constitute an “employee stock purchase plan” within the meaning of Section 423(b) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and the 423 Component shall be interpreted in accordance with that intent (although the Company makes no undertaking or representation to maintain such qualification). In addition, this Plan authorizes the grant of Rights (as defined in Section 8) under the Non-423 Component, which does not qualify as an “employee stock purchase plan” under Section 423 of the Code, and such Rights granted under the Non-423 Component shall be granted pursuant to separate Offerings (as defined in Section 2) containing such sub-plans, appendices, rules or procedures as may be adopted by the Administrator (as defined in Section 1) and designed to achieve tax, securities laws or other objectives for eligible employees and the Designated Companies in locations outside of the United States. Except as otherwise provided herein or by the Administrator, the Non-423 Component will operate and be administered in the same manner as the 423 Component.

For purposes of this Plan, the Administrator may designate separate Offerings under the Plan, the terms of which need not be identical, in which eligible employees will participate, even if the dates of the applicable Offerings are identical, provided that the terms of participation are the same within each separate Offering under the 423 Component as determined under Section 423 of the Code. Solely by way of example and without limiting the foregoing, the Company could, but shall not be required to, provide for simultaneous Offerings under the 423 Component and the Non- 423 Component of the Plan.

1.       Administration. The Plan will be administered by the person or persons (the “Administrator”) appointed by the Company’s Board of Directors (the “Board”) for such purpose. The Administrator has authority at any time to: (i) adopt, alter and repeal such rules, guidelines and practices for the administration of the Plan and for its own acts and proceedings as it shall deem advisable; (ii) interpret the terms and provisions of the Plan; (iii) determine when and how Rights will be granted and the provisions and terms of each Offering (which need not be identical); (iv) select Designated Companies; (v) make all determinations it deems advisable for the administration of the Plan; (vi) decide all disputes arising in connection with the Plan; and (vii) otherwise supervise the administration of the Plan. Further, the Administrator may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures, provided that the adoption and implementation of any such rules and/or procedures would not cause the 423 Component to be in noncompliance with Section 423 of the Code. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding handling of participation elections, payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of share certificates that vary with local requirements. All interpretations and decisions of the Administrator shall be binding on all persons, including the Company and the Participants (as defined in Section 11). No member of the Board or individual exercising administrative authority with respect to the Plan shall be liable for any action or determination made in good faith with respect to the Plan or any Right granted hereunder.

2.       Offerings. The Company shall make one or more offerings to eligible employees to purchase Common Shares under the Plan (“Offerings”) consisting of one or more Purchase Periods. Unless otherwise determined by the Administrator, the initial Offering will begin on the first trading day on or after July 1, 2023 and end on the last trading day on or prior to November 15, 2023. Unless otherwise determined by the Administrator, subsequent Offerings will be 12 months long and separate subsequent Offerings will (a) begin on the first trading day on or after each May 15 and end on the last trading day on or prior to the following May 14, and (b) begin on the first trading day on or after each November 15 and end on the last trading day on or prior to the following November 14. The Administrator may, in its discretion, designate a different period for any Offering (which may

2023 PROXY STATEMENT	133

be longer or shorter than 12 months), provided that no Offering shall exceed 27 months in duration. Unless the Administrator determines otherwise, each Offering shall be divided into two six-month Purchase Periods ending on the last trading day on or before May 14 and November 14. Furthermore, except as otherwise determined by the Administrator, Participants will only be permitted to participate in one Offering at a time. Unless the Administrator, in its sole discretion, determines otherwise prior to an Offering Date (as defined below), and to the extent an Offering has more than one Purchase Period and to the extent permitted by applicable law, if the Fair Market Value of the Common Shares on any Exercise Date in an Offering is lower than the Fair Market Value of the Common Shares on the Offering Date, then all participants in such Offering automatically will be withdrawn from such Offering immediately after the exercise of their Right on such Exercise Date and automatically re-enrolled in the immediately following Offering as of the first day thereof and the preceding Offering will terminate.

3.       Eligibility. All individuals classified as employees on the payroll records of the Company or a Designated Company as of the first day of the applicable Offering (the “Offering Date”) are eligible to participate in such Offering under the Plan, provided that the Administrator may determine, in advance of any Offering, that employees are eligible only if, as of the Offering Date, (a) they are customarily employed by the Company or a Designated Company for more than 20 hours a week, (b) they are customarily employed by the Company or a Designated Company for more than five months per calendar year, and/or (c) they have completed six months of employment (or such other period as determined by the Administrator, provided such service requirement does not exceed two years of employment). Notwithstanding any other provision herein, individuals who are not contemporaneously classified as employees of the Company or a Designated Company for purposes of the Company’s or applicable Designated Company’s payroll system are not considered to be eligible employees of the Company or any Designated Company and shall not be eligible to participate in the Plan. In the event any such individuals are reclassified as employees of the Company or a Designated Company for any purpose, including, without limitation, common law or statutory employees, by any action of any third party, including, without limitation, any government agency, or as a result of any private lawsuit, action or administrative proceeding, such individuals shall, notwithstanding such reclassification, remain ineligible for participation. Notwithstanding the foregoing, the exclusive means for individuals who are not contemporaneously classified as employees of the Company or a Designated Company on the Company’s or Designated Company’s payroll system to become eligible to participate in this Plan is through an amendment to this Plan, duly executed by the Company, that specifically renders such individuals eligible to participate herein.

4.       Participation. An eligible employee who is not a Participant in any prior Offering may participate in a subsequent Offering by submitting an enrollment form to the Company or an agent designated by the Company in a manner determined by the Administrator (including, but not limited to, by electronic means) by such deadline as shall be established by the Administrator for the Offering, provided that such enrollment form is filed when the Company is not in a blackout period established by the Company’s insider trading policies and procedures, as in effect from time to time. The enrollment form will (a) state a whole percentage (unless the Administrator determines in advance of an Offering to require that a fixed amount be specified in lieu of a percentage) to be contributed from an eligible employee’s Compensation (as defined in Section 11) per pay period, and (b) authorize the purchase of Common Shares in each Offering in accordance with the terms of the Plan. An employee who does not enroll in accordance with these procedures will be deemed to have waived the right to participate. Unless a Participant files a new enrollment form, withdraws from the Plan or otherwise becomes ineligible to participate in the Plan, such Participant’s deductions and purchases will continue at the same percentage of Compensation for future Offerings, provided the Participant remains eligible. Notwithstanding the foregoing, participation in the Plan will neither be permitted nor be denied contrary to the requirements of the Code.

5.       Employee Contributions. Each eligible employee may authorize payroll deductions at a minimum of one percent (1%) up to a maximum of fifteen percent (15%) of such employee’s Compensation for each pay period or such other minimum or maximum as may be specified by the Administrator in advance of an Offering, provided that the maximum specified by the Administrator does not exceed fifteen percent (15%). The Company will maintain book accounts showing the amount of payroll deductions made by each Participant for each Offering. No interest will accrue or be paid on payroll deductions, unless required under applicable law. In addition to such payroll deductions, Participants other than “executive officers” of the Company, within the meaning of Rule 3b-7 under the Securities Exchange Act of 1934, as amended, may elect to purchase Common Shares pursuant to a Cashless Participation Program by designating an additional amount to be contributed to at the end of such Purchase Period.

134	2023 PROXY STATEMENT

Notwithstanding any other provisions of the Plan to the contrary, in non-U.S. jurisdictions where participation in the Plan through payroll deductions is prohibited or otherwise problematic under applicable laws (as determined by the Administrator in its sole discretion), the Administrator may provide that an eligible employee may elect to participate through other contributions in a form acceptable to the Administrator in lieu of or in addition to payroll deductions; provided, however, that, for any Offering under the 423 Component, any alternative method of contribution must be applied on an equal and uniform basis to all eligible employees in the Offering. Any reference to “payroll deductions” in this Section 5 (or in any other section of the Plan) will similarly cover contributions by other means made pursuant to this Section 5.

6.       Deduction Changes. Unless otherwise determined by the Administrator, except in the case of withdrawal as outlined in Section 7, a Participant may decrease such Participant’s payroll deductions once during a Purchase Period but may not increase such Participant’s payroll deductions during any Purchase Period. Unless otherwise determined by the Administrator, a Participant may increase or decrease such Participant’s payroll deductions with respect to the next Purchase Period (subject to the limitations of Section 5) by filing a new enrollment form by such deadline as shall be established by the Administrator for the Offering, provided that such enrollment form is filed when the Company is not in a blackout period established by the Company’s insider trading policies and procedures, as in effect from time to time. The Administrator may, in advance of any Purchase Period, establish rules permitting a Participant to increase, decrease or terminate such Participant’s payroll deductions during a Purchase Period. If a Participant reduces his or her payroll deduction percentage to 0%, then any election to purchase Common Shares pursuant to the Cashless Participation Program shall automatically terminate.

7.       Withdrawal. A Participant may withdraw from participation in the Plan by giving written notice to the Company or an agent designated by the Company in a form acceptable to the Administrator (including, but not limited to, by electronic means) no later than one month prior to the end of the then-applicable Offering (or such shorter or longer period as may be specified by the Administrator prior to any Offering), provided that the withdrawal notice is submitted when the Company is not in a blackout period established by the Company’s insider trading policies and procedures, as in effect from time to time. The Participant’s withdrawal will be effective as soon as practicable following receipt of written notice of withdrawal by the Company or an agent designated by the Company. Following a Participant’s withdrawal, the Company will promptly refund such Participant’s entire account balance under the Plan to such Participant (after payment for any Common Shares purchased before the effective date of withdrawal). Partial withdrawals are not permitted. Such an employee may not begin participation again during the remainder of the Offering, but may enroll in a subsequent Offering in accordance with Section 4.

8.       Grant of Rights. On each Offering Date, the Company will grant to each eligible employee who is then a Participant in the Plan a right (“Right”) to purchase on the last day of a Purchase Period (the “Exercise Date”), the lowest of (a) a number of Common Shares determined by dividing such Participant’s accumulated payroll deductions on such Exercise Date by the Right Price (as defined herein), (b) the number of Common Shares determined by dividing $25,000 by the Fair Market Value of the Common Shares (as defined in Section 11) on the Offering Date for such Offering; or (c) such other lesser maximum number of Common Shares as shall have been established by the Administrator in advance of the Offering; provided, however, that such Right shall be subject to the limitations set forth below. For the avoidance of doubt, each Right under the 423 Component is intended to constitute an option granted under an “employee stock purchase plan” within the meaning of Section 423(b) of the Code. Each Participant’s Right shall be exercisable only to the extent of such Participant’s accumulated payroll deductions on the Exercise Date. The purchase price for each share purchased under each Right (the “Right Price”) will be eighty-five percent (85%) of the Fair Market Value of the Common Shares on the Offering Date or the Exercise Date, whichever is less.

Notwithstanding the foregoing, no Participant may be granted a Right hereunder if such Participant, immediately after the Right was granted, would be treated as owning shares possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or any Parent or Subsidiary (as defined in Section 11). For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the share ownership of a Participant, and all shares that the Participant has a contractual right to purchase shall be treated as shares owned by the Participant. In addition, no Participant may be granted a Right that permits such Participant rights to purchase shares under the Plan, and any other employee stock purchase

2023 PROXY STATEMENT	135

plan of the Company and its Parents and Subsidiaries, to accrue at a rate that exceeds $25,000 of the fair market value of such shares (determined on the Right grant date or dates) for each calendar year in which the Right is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code and shall be applied taking Rights into account in the order in which they were granted.

9.       Exercise of Right and Purchase of Shares. Each employee who continues to be a Participant in the Plan on the Exercise Date shall be deemed to have exercised such Participant’s Right on such date and will acquire from the Company a whole Common Shares reserved for the purpose of the Plan using (i) such Participant’s accumulated payroll deductions and (ii) additional contributions made pursuant to the Cashless Participation Program, subject to any other limitations contained in the Plan. Unless otherwise determined by the Administrator in advance of any Offering, any amount remaining in a Participant’s account after the purchase of shares on an Exercise Date solely by reason of the inability to purchase a fractional share will be carried forward to the next Purchase Period and, if such Exercise Date is the final Exercise Date of an Offering, will be carried forward to the next Offering; any other balance remaining in a Participant’s account at the end of an Offering will be refunded to the Participant promptly.

10.     Delivery of Shares. As soon as practicable after each Exercise Date, the Company shall arrange the delivery to each Participant of the Common Shares acquired by the Participant on such Exercise Date; provided that the Company may deliver such shares to a broker that holds such shares in street name for the benefit of the Participant.

11.     Definitions.

The term “Affiliate” means any entity that is directly or indirectly controlled by the Company that does not meet the definition of a Subsidiary below, as determined by the Administrator, whether now or hereafter existing.

The Term “Cashless Participation Program” means a program as may be adopted or amended by the Administrator from time to time to allow Participants eligible for such program to make contributions to the Plan through loans from a third-party provider of the Cashless Participation Program.

The term “Compensation” means, unless the Administrator determines otherwise (subject to applicable law and stock exchange policies), the regular or basic rate of compensation. The Administrator shall have the discretion to determine the application of this definition to Participants outside of the United States.

The term “Designated Company” means each Affiliate and Subsidiary that has been designated by the Administrator from time to time, in its sole discretion, as eligible to participate in the Plan, such designation to specify whether such participation is in the 423 Component or Non-423 Component. A Designated Company may participate in either the 423 Component or Non-423 Component, but not both. Notwithstanding the foregoing, if any Affiliate or Subsidiary is disregarded for U.S. tax purposes in respect of the Company or any Designated Company participating in the 423 Component, then such disregarded Affiliate or Subsidiary shall automatically be a Designated Company participating in the 423 Component. If any Affiliate or Subsidiary is disregarded for U.S. tax purposes in respect of any Designated Company participating in the Non-423 Component, the Administrator may exclude such Affiliate or Subsidiary from participating in the Plan, notwithstanding that the Designated Company in respect of which such Affiliate or Subsidiary is disregarded may participate in the Plan. The Administrator may so designate any Affiliate or Subsidiary, or revoke any such designation, at any time and from time to time, either before or after the Plan is approved by the shareholders.

The term “Fair Market Value of the Common Shares” on any given date means the closing price of the Common Shares for such date on the NYSE or the TSX, whichever exchange has the majority of the trading volume at such time. If there is no closing price for such date, the determination shall be made by reference to the last date preceding such date for which there is a closing price.

136	2023 PROXY STATEMENT

The term “New Exercise Date” means a new Exercise Date if the Administrator shortens any Offering then in progress.

The term “NYSE” means the New York Stock Exchange.

The term “Insider” has the same meaning as found in the TSX Company Manual.

The term “Parent” means a “parent corporation” with respect to the Company, as defined in Section 424(e) of the Code.

The term “Participant” means an individual who is eligible as determined in Section 3 and who has complied with the provisions of Section 4.

The term “Purchase Period” means a period of time within an Offering, as may be specified by the Administrator in accordance with Section 2, generally beginning on the Offering Date or the next day following an Exercise Date within an Offering, and ending on an Exercise Date. An Offering may consist of one or more Purchase Periods.

The term “Sale Event” means (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization, statutory share exchange, consolidation, or similar transaction pursuant to which the holders of the Company’s outstanding voting power and outstanding shares immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding shares or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Common Shares to an unrelated person, entity or group thereof acting in concert, (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company, or (v) the approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

The term “Subsidiary” means a “subsidiary corporation” with respect to the Company, as defined in Section 424(f) of the Code.

The term “TSX” means the Toronto Stock Exchange.

12.     Rights on Termination of Employment. Unless otherwise required by applicable law, if a Participant’s employment terminates for any reason before the Exercise Date for any Offering, such Participant’s participation in the Plan will terminate immediately and no payroll deductions will be taken from any pay due and owing to the Participant on or after the termination date. The balance in the Participant’s account will be paid to such Participant or, in the case of such Participant’s death, if permitted by the Administrator and valid under applicable law, to such Participant’s designated beneficiary or, if no beneficiary has been designated or such designation is not valid, to such Participant’s legal heirs. An employee will be deemed to have terminated employment, for this purpose, if the entity that employs such employee, having been a Designated Company, ceases to be an Affiliate or a Subsidiary, or if the employee is transferred to any entity other than the Company or a Designated Company. An employee will not be deemed to have terminated employment for this purpose, if the employee is on an approved leave of absence for military service or sickness or for any other purpose approved by the Company, if the employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise provides in writing.

If a Participant transfers employment from the Company or any Designated Company participating in the 423 Component to any Designated Company participating in the Non-423 Component, such transfer shall not be treated as a termination of employment, but the Participant shall immediately cease to participate in the 423 Component; provided, however, any contributions made for the Offering in which such transfer occurs shall

2023 PROXY STATEMENT	137

be transferred to the Non-423 Component, and such Participant shall immediately join the then-current Offering under the Non-423 Component on the same terms and conditions in effect for the Participant’s participation in the 423 Component, except for such modifications otherwise applicable for Participants in such Offering. A Participant who transfers employment from any Designated Company participating in the Non-423 Component to the Company or any Designated Company participating in the 423 Component shall not be treated as terminating the Participant’s employment and shall remain a Participant in the Non-423 Component until the earlier of (i) the end of the current Offering under the Non-423 Component, or (ii) the Offering Date of the first Offering in which the Participant is eligible to participate following such transfer. Notwithstanding the foregoing, the Administrator may establish different rules to govern transfers of employment between companies participating in the 423 Component and the Non-423 Component, consistent with the applicable requirements of Section 423 of the Code.

13.     Rights Holders Not Shareholders. Neither the granting of a Right to a Participant nor the deductions from a Participant’s pay or other contributions shall constitute such Participant a holder of the Common Shares covered by a Right under the Plan until such Common Shares have been purchased by and issued to the Participant.

14.     Rights Not Transferable. Rights under the Plan are not transferable by a Participant other than by will or the laws of descent and distribution, and are exercisable during the Participant’s lifetime only by the Participant; provided that the Common Shares acquired pursuant to the terms of the Cashless Participation Program may be pledged and sold pursuant to the terms of the Cashless Participation Program.

15.     Application of Funds. All funds received or held by the Company under the Plan may be combined with other corporate funds and may be used for any corporate purpose, unless otherwise required under applicable law.

16.     Adjustment in Case of Changes Affecting Common Shares. In the event of a subdivision of outstanding Common Shares, the payment of a dividend in Common Shares or any other change affecting the Common Shares, the number of shares approved for the Plan and any share limitation set forth in Section 8 shall be equitably or proportionately adjusted to give proper effect to such event. In the case of and subject to the consummation of a Sale Event, the Administrator, in its discretion, and on such terms and conditions as it deems appropriate, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any right under the Plan or to facilitate such transactions or events, provided, however, no action shall be taken to the extent that it will cause the Rights held by Participants who are resident in Canada or employed in Canada to not comply with section 7 of the Income Tax Act (Canada):

(a)      To provide for either (i) termination of any outstanding Right in exchange for an amount of cash, if any, equal to the amount that would have been obtained upon the exercise of such Right had such Right been currently exercisable or (ii) the replacement of such outstanding Right with other rights or property selected by the Administrator in its sole discretion.

(b)      To provide that the outstanding Rights under the Plan shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for similar rights covering the securities of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices.

(c)      To make adjustments in the number and type of Common Shares (or other securities or property) subject to outstanding Rights under the Plan and/or in the terms and conditions of outstanding Rights and Rights that may be granted in the future.

(d)      To provide that the Offering with respect to which a Right relates will be shortened by setting a New Exercise Date on which such Offering will end. The New Exercise Date will occur before the date of the Sale Event. The Administrator will notify each Participant in writing or electronically prior to the New Exercise

138	2023 PROXY STATEMENT

Date, that the Exercise Date for the Participant’s Right has been changed to the New Exercise Date and that the Participant’s Right will be exercised automatically on the New Exercise Date, unless the Participant has withdrawn from the Offering in advance of the New Exercise Date as provided in Section 7 hereof.

(e)      To provide that all outstanding Rights shall terminate without being exercised and all amounts in the accounts of Participants shall be promptly refunded.

17.     Section 409A. The 423 Component of the Plan and the Rights granted pursuant to Offerings thereunder are intended to be exempt from the application of Section 409A of the Code. Neither the Non-423 Component nor any Right granted pursuant to an Offering thereunder is intended to constitute or provide for “nonqualified deferred compensation” within the meaning of Section 409A of the Code. Notwithstanding any provision of the Plan to the contrary, if the Administrator determines that any Right granted under the Plan may be or become subject to Section 409A of the Code or that any provision of the Plan may cause a Right granted under the Plan to be or become subject to Section 409A of the Code, the Administrator may adopt such amendments to the Plan and/or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions as the Administrator determines are necessary or appropriate to avoid the imposition of taxes under Section 409A of the Code, either through compliance with the requirements of Section 409A of the Code or with an available exemption therefrom.

18.     Amendment of the Plan.

(a)      The Board may, insofar as permitted by law and subject to any required approval of the NYSE and the TSX, any other stock exchange or other authority, amend, modify, revise or otherwise change the terms of the Plan, in whole or in part, provided that no action shall be taken to the extent that it will cause the Rights held by Participants who are resident in Canada or employed in Canada to not comply with section 7 of the Income Tax Act (Canada).

(b)      For greater certainty and without limiting any of this Section 18, shareholder approval shall not be required for the following amendments, subject to any regulatory approvals including, where required, the approval of the NYSE, the TSX and any other stock exchange on which the Shares are then listed or quoted for trading:

i.	amendments of a “housekeeping” nature, including any amendment for the purpose of curing any ambiguity, error or omission in the Plan or to correct or supplement any provision of the Plan that is inconsistent with any other provision hereof;
ii.	amendments necessary to comply with the provisions of applicable law including, without limitation, the rules, regulations, and policies of the NYSE and the TSX;
iii.	amendments to the eligibility to participate in Offerings under the Plan other than an amendment which would have the potential of broadening or increasing Insider participation;
iv.	amendments respecting administration of the Plan, including but not limited to changing the process by which an eligible employees may participate in the Plan, such as changing the Purchase Period, changing the manner in which employee contributions may be made, changing the form of enrollment form and changing the place where such payments and notices must be delivered;
v.	amendments to the allowable employee contribution established in Section 5, provided that the allowable employee contribution may not exceed 15% of an eligible employee’s Compensation for each pay period; and
vi.	amendments necessary to suspend or terminate the Plan.
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(c)      Any such amendment shall be effective at such date as the Board may determine, except that no such amendment, other than one of a minor nature, may apply to any period prior to the announcement of the amendment unless, in the opinion of the Board, such amendment is necessary or advisable in order to comply with the provisions of applicable legislation (including any regulations or rulings thereunder) or would not adversely affect the rights of Participants in respect of the Plan. Notice of any amendment of the Plan shall be given promptly to the Administrator and, except for changes of a minor nature which do not adversely affect their interests, shall also be given to all Participants. Notwithstanding Section 18(b), Shareholder approval shall be required for:

i.	any amendment to increase the maximum number of Shares reserved for issuance from treasury under the Plan;
ii.	any amendment that would increase the allowable employee contribution established in Section 5 to an amount greater than 15% of an eligible employee’s Compensation for each pay period;
iii.	any amendment that would provide for any form of financial assistance to Participants;
iv.	any amendment to remove, exceed or increase the limits on Insider participation in the Plan established by Section 24, and
v.	any amendment to the provisions of this Section 18 which is not an amendment within the nature of Subsections 18(b)(i) or 18(b)(ii).

19.     Insufficient Shares. If the total number of Common Shares that would otherwise be purchased on any Exercise Date plus the number of shares purchased under previous Offerings under the Plan exceeds the maximum number of shares issuable under the Plan, the shares then available shall be apportioned among Participants in proportion to the amount of payroll deductions accumulated on behalf of each Participant that would otherwise be used to purchase Common Shares on such Exercise Date.

20.     Termination of the Plan. The Plan may be terminated at any time by the Board, provided that, to the extent there are any outstanding Rights, no action shall be taken to the extent that it will cause the Rights held by Participants who are resident in Canada or employed in Canada to not comply with section 7 of the Income Tax Act (Canada). Upon termination of the Plan, all amounts in the accounts of Participants shall be promptly refunded.

21.     Governmental Regulations. The Company’s obligation to sell and deliver Common Shares under the Plan is subject to obtaining all governmental approvals required in connection with the authorization, issuance, or sale of such shares.

22.     Governing Law. This Plan and all Rights and actions taken thereunder shall be governed by, and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein applied without regard to conflict of law principles.

23.     Issuance of Shares. Shares may be issued upon exercise of a Right from authorized but unissued Common Shares.

24.     Insider Participation. Notwithstanding any other provision contained in this Plan, no Common Shares shall be purchased under the Plan on behalf of a Participant if, together with any other security based compensation arrangement established or maintained by the Company, such purchase could result, at any time, in:

(a)	the number of Common Shares issuable to Insiders, at any time, exceeding 10% of the issued and outstanding Common Shares from time to time; or
140	2023 PROXY STATEMENT

(b)	the number of Common Shares issued to Insiders within any one-year period exceeding 10% of the issued and outstanding Common Shares from time to time.

For the purposes of this Section 24, “issued and outstanding Common Shares” is determined on the basis of the number of Common Shares that are outstanding immediately prior to the purchase of the Common Shares.

25.     Tax Withholding. Participation in the Plan is subject to any applicable U.S. and non-U.S. federal, state or local tax withholding requirements on income the Participant realizes in connection with the Plan. Each Participant agrees, by entering the Plan, that the Company or any Subsidiary or Affiliate may, but will not be obligated to, withhold from a Participant’s wages, salary or other compensation at any time the amount necessary for the Company or any Subsidiary or Affiliate to meet applicable withholding obligations, including any withholding required to make available to the Company or any Subsidiary or Affiliate any taxes, tax deductions or benefits attributable to the sale or disposition of Common Shares by such Participant. In addition, the Company or any Subsidiary or Affiliate may, (i) on the behalf of a Participant, arrange for the sale of such Participant’s Common Shares acquired under the Plan and may use the proceeds of such sale to satisfy withholding obligations arising in respect of the Participant, or (ii) use any other method of withholding that the Company or any Subsidiary or Affiliate deems appropriate to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f) with respect to the 423 Component. The Company will not be required to issue any Common Shares under the Plan until such obligations are satisfied.

26.     Notification Upon Sale of Shares Under the 423 Component. Each Participant who is subject to tax in the United States and participates in the 423 Component agrees, by entering the Plan, to give the Company prompt notice of any disposition of shares purchased under the Plan where such disposition occurs within two (2) years after the date of grant of the Right pursuant to which such shares were purchased.

27.     Effective Date and Approval of Shareholders. The Plan shall take effect on the later of the date it is adopted by the Board and the date it is approved by the Company’s shareholders in accordance with applicable law, the Company’s bylaws and articles of amalgamation (as amended from time to time), and applicable stock exchange rules.

DATE APPROVED BY BOARD OF DIRECTORS: April 3, 2023

DATE APPROVED BY SHAREHOLDERS:

2023 PROXY STATEMENT	141

APPENDIX D: FORM 8-K REGARDING 2023
CHANGE OF AUDITOR

142	2023 PROXY STATEMENT

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2023

Ritchie Bros. Auctioneers Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Canada	001-13425	98-0626225
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

Two Westbrook Corporate Center, Suite 500, Westchester, Illinois 60154

(Address of principal executive offices) (Zip Code)

(708) 492-7000

(Registrant’s Telephone Number, Including Area Code)

9500 Glenlyon Parkway, Burnaby, British Columbia, Canada V5J0C6

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares	RBA	New York Stock Exchange
Common Share Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

2023 PROXY STATEMENT	143

Item 4.01 Changes in Registrant’s Certifying Accountant.

On April 5, 2023, Ernst & Young LLP (Canada) (“E&Y Canada”) resigned as the independent registered public accounting firm of Ritchie Bros. Auctioneers Incorporated (the “Company”), and the audit committee of the Board of Directors of the Company (the “Audit Committee”) approved the resignation of E&Y Canada and appointed Ernst & Young LLP (United States) (“E&Y United States”) as the Company’s independent registered public accounting firm. The change in the Company’s independent registered public accounting firm was due solely to the relocation of the Company’s principal executive offices from 9500 Glenlyon Parkway, Burnaby, British Columbia V5J 0C6, Canada to Two Westbrook Corporate Center, Suite 500, Westchester, Illinois 60154, United States.

The reports of E&Y Canada on the consolidated financial statements for the Company’s two most recent fiscal years ended December 31, 2022 and 2021, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with its audits for the years ended December 31, 2022 and 2021 and the subsequent interim period through April 5 2023, there were (1) no disagreements with E&Y Canada on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y Canada would have caused them to make reference thereto in connection with its reports on the financial statements for such years and (2) no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended (“Regulation S-K”).

E&Y Canada has been provided the disclosure in this Current Report on Form 8-K. The Company has requested E&Y Canada to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not E&Y Canada agrees with the above statements. A copy of E&Y Canada’s letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

On April 5, 2023, the Audit Committee engaged E&Y United States as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. During the Company’s two most recent fiscal years ended December 31, 2022 and 2021 and the subsequent interim period through April 5 2023, E&Y United States was not consulted on any matters identified within Item 304(a)(2) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description
16.1	Letter from Ernst & Young LLP, Chartered Professional Accountants, Canada, dated April 5, 2023.
104	Cover Page Interactive Data File.

144	2023 PROXY STATEMENT

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ritchie Bros. Auctioneers Incorporated

Date: April 6, 2023	By:	/s/ Darren Watt
Darren Watt
Senior Vice President & General Counsel

2023 PROXY STATEMENT	145

Exhibit 16.1

April 5, 2023

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated April 5, 2023, of Ritchie Bros. Auctioneers Incorporated and are in agreement with the statements contained in the first, second, third and fourth paragraphs therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst & Young LLP

Chartered Professional Accountants

146	2023 PROXY STATEMENT

RITCHIE BROS.

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:00 a.m. Pacific Time on May 4, 2023. Have your proxy card in hand when you access the web site, the control number that is printed in the box marked by the arrow below available, and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/RBA2023**

You may attend the meeting via the Internet and vote during the meeting. Have your proxy card in hand when you access the web site, the control number that is printed in the box marked by the arrow below available, and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:00 a.m. Pacific Time on May 4, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. To be effective, forms of proxy sent by mail must be received no later than 48 hours (excluding Saturdays, Sundays and holidays) before the time of meeting or any adjournment or postponement thereof.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V07451-P91520 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RITCHIE BROS. AUCTIONEERS INCORPORATED

The Board of Directors recommends a vote: FOR proposals 1, 2, 3, 4, 5 and 6

1. Election of Directors

Nominees:	For	Against
1a. Erik Olsson	☐	☐
1b. Ann Fandozzi	☐	☐
1c. Brian Bales	☐	☐
1d. William Breslin	☐	☐
1e. Adam DeWitt	☐	☐
1f. Robert G. Elton	☐	☐
1g. Lisa Hook	☐	☐
1h. Timothy O'Day	☐	☐
1i. Sarah Raiss	☐	☐
1j. Michael Sieger	☐	☐
1k. Jeffrey C. Smith	☐	☐
1l. Carol M. Stephenson	☐	☐

	For	Withhold	Abstain
2. Appointment of Ernst & Young LLP as auditors of the Company until the next annual meeting of the Company and authorizing the Audit Committee to fix their remuneration.	☐	☐	☐

NOTE: The proxies are also authorized to vote in their discretion on such other business as may properly come before the meeting or any adjournment or postponement thereof.

Interim Financial Statements - Mark this box if you would like to receive Interim Financial Statements and accompanying Management's Discussion and Analysis by mail. ☐

Annual Financial Statements - Mark this box if you would NOT like to receive the Annual Financial Statements and accompanying Management's Discussion and Analysis by mail. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

RITCHIE BROS.

You are cordially invited to attend our 2023 Annual and Special Meeting of Shareholders to be held on Monday, May 8, 2023 at 11:00 a.m. Pacific Time in a virtual-only format at: www.virtualshareholdermeeting.com/RBA2023

Regardless of whether or not you plan to attend the meeting, it is important that these shares be voted. Accordingly, we ask that you either vote by Internet or by telephone or sign and return your proxy card as soon as possible in the envelope provided.

Shareholders of record at the close of business on April 5, 2023 and holders of proxies for these shareholders may attend and vote at our annual and special meeting. Shareholders will not be able to attend the meeting in person.

We will hold a virtual-only annual and special meeting at which our shareholders can view our annual and special meeting at www.virtualshareholdermeeting.com/RBA2023. Shareholders at the close of business on April 5, 2023 may also ask questions and vote at our annual and special meeting via the Internet.

The Notice and Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2022 are available at www.investor.ritchiebros.com.

V07452-P91520

RITCHIE BROS. AUCTIONEERS INCORPORATED

THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS
May 8, 2023

The shareholder(s) hereby appoint(s):

(a) Ann Fandozzi and Erik Olsson, or either of them; or

(b) ___________________________ (Print the name of the person you are appointing if this person is someone other than the Management nominees listed herein),

as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the Common Shares and Series A Preferred Shares of RITCHIE BROS. AUCTIONEERS INCORPORATED that the shareholder(s) is/are entitled to vote at the Annual and Special Meeting of Shareholders to be held at 11:00 a.m. Pacific Time on Monday, May 8, 2023, in a virtual-only format at www.virtualshareholdermeeting.com/RBA2023, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2, 3, 4, 5 AND 6. FOR OTHER MATTERS THAT MAY BE PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXYHOLDER.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side